EXHIBIT 10.47
145 BROADWAY AT KENDALL CENTER
CAMBRIDGE, MASSACHUSETTS

INDEX TO LEASE
FROM
THE TRUSTEES OF ELEVEN CAMBRIDGE CENTER TRUST
TO
AKAMAI TECHNOLOGIES, INC.

ARTICLE I BASIC LEASE PROVISIONS AND INCORPORATION OF EXHIBITS1
1.1INTRODUCTION    1
1.2BASIC DATA    1
1.3BACKGROUND    5
1.4INCORPORATION OF EXHIBITS    8
ARTICLE II PREMISES9
2.1CONSTRUCTION OF THE BUILDING AND IMPROVEMENTS ON THE ADJACENT PROPERTY    9
2.2DEMISE AND LEASE OF PREMISES    10
2.3APPURTENANT RIGHTS AND RESERVATIONS    10
2.4MEASUREMENT STANDARD    15
ARTICLE III LEASE TERM AND EXTENSION OPTION16
3.1TERM    16

i

3.2EXTENSION OPTION    17
ARTICLE IV CONDITION OF PREMISES; INITIAL ALTERATIONS18
4.1PERMITS AND APPROVALS    18
4.2TENANT’S RIGHTS BASED ON DELAYS IN LANDLORD’S WORK    21
4.3PLANNING PROCESS    27
4.4LANDLORD’S WORK    38
4.5COST OF TENANT IMPROVEMENT WORK    44
4.6LANDLORD’S CONTRIBUTION AND TENANT PAYMENT OBLIGATIONS    49
4.7WORK PERFORMED BY TENANT; EARLY ACCESS    51
4.8PERFORMANCE OF WORK    52
4.9ARBITRATION    57
4.10TIME IS OF THE ESSENCE    58
4.11BPLP LIMITED GUARANTY    58
4.12OWNERSHIP DURING CONSTRUCTION    59
ARTICLE V ANNUAL FIXED RENT AND ELECTRICITY61
5.1FIXED RENT    61
5.2ELECTRICITY    62
ARTICLE VI TAXES62
6.1DEFINITIONS    62
6.2TENANT’S PAYMENT OF REAL ESTATE TAXES    63
6.3TENANT’S RIGHT TO CONTEST REAL ESTATE TAXES    64
ARTICLE VII LANDLORD’S REPAIRS AND SERVICES AND TENANT’S ESCALATION PAYMENTS65
7.1STRUCTURAL REPAIRS    65
7.2OTHER REPAIRS TO BE MADE BY LANDLORD    66

7.3SERVICES TO BE PROVIDED BY LANDLORD    66
7.4OPERATING EXPENSES DEFINED    66
7.5TENANT’S ESCALATION PAYMENTS    73
7.6NO DAMAGE    74
7.7TENANT’S AUDIT RIGHTS    76
7.8SERVICES TO BE PROVIDED BY TENANT    78
ARTICLE VIII TENANT’S REPAIRS78
8.1TENANT’S REPAIRS AND MAINTENANCE    78
ARTICLE IX ALTERATIONS79
9.1LANDLORD’S APPROVAL    79
9.2CONFORMITY OF WORK    81
9.3PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE    81
9.4LIENS    82
9.5NATURE OF ALTERATIONS    82
9.6INCREASES IN TAXES    83
9.7TENANT IMPROVEMENT WORK    83
ARTICLE X PARKING83
10.1PARKING PRIVILEGES    84
10.2PARKING CHARGES    85
10.3GARAGE OPERATION    85
10.4LIMITATIONS    86
10.5CHARGING STATIONS    86
10.6BICYCLE PARKING    86
10.7RELOCATION OF PARKING    87

ARTICLE XI CERTAIN TENANT COVENANTS87
11.1PAYMENT    87
11.2USE AND OCCUPANCY    88
11.3NO OBSTRUCTION    88
11.4COMPLIANCE WITH LAW – TENANTS PARTICULAR USE    89
11.5FLOOR LOAD    89
11.6TAXES ON PERSONAL PROPERTY    89
11.7ATTORNEYS’ FEES    89
11.8COMPLIANCE WITH LAW    89
11.9VENDORS    89
11.10OFAC    90
ARTICLE XII ASSIGNMENT AND SUBLETTING90
12.1RESTRICTIONS ON TRANSFER    91
12.2TENANT’S NOTICE    91
12.3LANDLORD’S TERMINATION RIGHT    91
12.4CONSENT OF LANDLORD    92
12.5EXCEPTIONS    94
12.6PROFIT ON SUBLEASING OR ASSIGNMENT    94
12.7ADDITIONAL CONDITIONS    95
12.8EXPEDITED DISPUTE RESOLUTION    96
ARTICLE XIII INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE98
13.1TENANT’S INDEMNITY    98
13.2TENANT’S RISK    99
13.3TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE    100

13.4TENANT’S PROPERTY INSURANCE    100
13.5TENANT’S OTHER INSURANCE    101
13.6REQUIREMENTS FOR TENANT’S INSURANCE    102
13.7ADDITIONAL INSUREDS    102
13.8CERTIFICATES OF INSURANCE    103
13.9SUBTENANTS AND OTHER OCCUPANTS    103
13.10NO VIOLATION OF BUILDING POLICIES    103
13.11TENANT TO PAY PREMIUM INCREASES    104
13.12LANDLORD’S INSURANCE    104
13.13WAIVER OF SUBROGATION    105
13.14TENANT’S WORK    105
13.15LANDLORD’S INDEMNITY    106
13.16TENANT’S SELF INSURANCE    106
ARTICLE XIV FIRE, CASUALTY AND TAKING107
14.1DAMAGE RESULTING FROM CASUALTY    107
14.2UNINSURED CASUALTY    109
14.3RIGHTS OF TERMINATION FOR TAKING    110
14.4AWARD    110
14.5TIME OF THE ESSENCE    111
ARTICLE XV DEFAULT111
15.1TENANT’S DEFAULT    111
15.2TERMINATION; RE-ENTRY    112
15.3CONTINUED LIABILITY; RE-LETTING    112
15.4LIQUIDATED DAMAGES    113
15.5WAIVER OF REDEMPTION    114

v

15.6LANDLORD’S DEFAULT; TENANT’S SELF HELP    114
ARTICLE XVI MISCELLANEOUS PROVISIONS116
16.1WAIVER    116
16.2CUMULATIVE REMEDIES    116
16.3QUIET ENJOYMENT    116
16.4SURRENDER    117
16.5BROKERAGE    117
16.6INVALIDITY OF PARTICULAR PROVISIONS    117
16.7PROVISIONS BINDING, ETC.    117
16.8RECORDING    118
16.9NOTICES AND TIME FOR ACTION    118
16.10WHEN LEASE BECOMES BINDING    119
16.11PARAGRAPH HEADINGS    119
16.12RIGHTS OF MORTGAGEE    119
16.13RIGHTS OF GROUND LESSOR    120
16.14NOTICE TO MORTGAGEE AND GROUND LESSOR    120
16.15ASSIGNMENT OF RENTS    121
16.16STATUS REPORT AND FINANCIAL STATEMENTS    121
16.17LANDLORD’S SELF-HELP    122
16.18HOLDING OVER    122
16.19ENTRY BY LANDLORD    123
16.20TENANT’S PAYMENTS    124
16.21LATE PAYMENT    124
16.22COUNTERPARTS    125
16.23ENTIRE AGREEMENT    125

16.24LIMITATION OF LIABILITY    125
16.25NO PARTNERSHIP    126
16.26INTENTIONALLY OMITTED    126
16.27WAIVER OF TRIAL BY JURY    126
16.28GOVERNING LAW    126
16.29TENANT’S SIGNAGE    126
16.30AUTHORITY OF PARTIES    127
16.31COMPLIANCE WITH LAWS    127
16.32ARBITRATION    128
16.33ELECTRONIC SIGNATURES    128
16.34RETAIL SPACE USE RESTRICTIONS    129
16.35LEWIN PARK    129

ENUMERATION OF EXHIBITS:

Schedule 1	-- Annual Fixed Rent.

Schedule 2	-- Measurement Method.

Exhibit A-1	-- Description of the Lot.

Exhibit A-2	-- Plan of Lot.

Exhibit A-2-1	-- Layout Plan.

Exhibit A-3	-- Preliminary List of Permits and Approvals.

Exhibit B-1	-- Tenant Plan and Working Drawing Requirements.

Exhibit B-1-1	-- Landlord Plan and Working Drawing Requirements.

Exhibit B-2	-- Dates for Certain Benchmark Events for Base Building Work and Tenant Improvement Work.

Exhibit B-3	-- Approved Base Building Schematic Plans.

Exhibit B-4	-- Approved Base Building Specifications.

Exhibit B-5	-- Matrix of Base Building versus Tenant Improvement Work Items.

Exhibit C	-- TI Contract.

Exhibit D	-- Landlord’s Services.

Exhibit E	-- Turn Over Schedule.

Exhibit F	-- Development Area Map.

Exhibit F-1	-- Common Areas of Parcel 2 of the Development Area.

Exhibit F-2	-- Location of Lewin Park as of the Execution Date of the Lease.

Exhibit G	-- Form of Commencement Date Agreement.

Exhibit H	-- Initial Draft Operating Expense Budget.

Exhibit I	-- Broker Determination of Prevailing Market Rent.

Exhibit J	-- Retail Space Use Restrictions.

Exhibit J-1	-- Named Companies.

Exhibit K	-- Form of Certificate of Insurance.

Exhibit L	-- Rules and Regulations.

Exhibit M	-- Approved Retail Signage Locations.

145 BROADWAY AT KENDALL CENTER
CAMBRIDGE, MASSACHUSETTS
LEASE DATED NOVEMBER 7, 2016

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as 145 Broadway at Kendall Center and having an address at 145 Broadway, Cambridge, Massachusetts.
The parties to this instrument hereby agree with each other as follows:
ARTICLE I
BASIC LEASE PROVISIONS AND INCORPORATION OF EXHIBITS

1.1
INTRODUCTION. The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2	BASIC DATA.

Execution Date:	NOVEMBER 7, 2016

Landlord:
Bryan J. Koop, Mortimer B. Zuckerman and Michael A. Cantalupa, sole Trustees of Eleven Cambridge Center Trust, a Massachusetts nominee trust, u/d/t recorded with the Middlesex South District Registry of Deeds (the “Registry”) in Book 15014, Page 396, as amended by instrument dated September 26, 2002 and recorded with the Registry in Book 37307, Page 126 and filed with the Middlesex South Registry District of the Land Court (the “Registry District”) on December 9, 2002 as Document Number 1243482, by instrument dated June 14, 2005 recorded with the Registry in Book 45613, Page 311, and by instrument dated December 30, 2011 recorded with the Registry in Book 58698, Page 16 and filed with the Registry District as Document Number 1618731.

Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103 Attention: Regional General Counsel

Landlord’s Construction Representative:	Michael Tilford

Tenant:	AKAMAI TECHNOLOGIES, INC., a Delaware corporation

Present Mailing Address of Tenant:
Prior to Commencement Date:
   Akamai Technologies, Inc.
   150 Broadway
   Cambridge, Massachusetts 02142
   Attention: Real Property Administrator
   with a copy to:
   McCarter & English, LLP
   265 Franklin Street
   Boston, Massachusetts 02110
   Attention: Cynthia B. Keliher, Esq.
After Commencement Date:
   Akamai Technologies, Inc.
   145 Broadway
   Cambridge, Massachusetts 02142
   Attention: Real Property Administrator
   with a copy to:
   McCarter & English, LLP
   265 Franklin Street
   Boston, Massachusetts 02110
   Attention: Cynthia B. Keliher, Esq.

Tenant’s Construction Representative:	Brian Murray

Substantial Completion Date:	As defined in Section 4.4 hereof, including, without limitation, the provisions of Section 4.4(D) which provides that the Substantial Completion Date shall not be earlier than October 1, 2019.

Estimated Commencement Date:	December 2, 2019.

Milestone Dates:	As defined in Section 4.2 hereof.

Commencement Date:	As defined in Section 3.1 hereof.

Expiration Date:	The last day of the One Hundred Eightieth (180th) complete calendar month following the Commencement Date (plus the partial month, if any, immediately following the Commencement Date).

Lease Term: (sometimes called the “Original Lease Term”)	The period beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated as hereinafter provided.

Extension Option:	One (1) period of ten (10) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:
Any twelve (12) month period during the Term of the Lease commencing as of the Commencement Date, or as of any anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then (i) the first Lease Year shall further include the partial calendar month in which the first anniversary of the Commencement Date occurs, and (ii) the remaining Lease Years shall be the successive twelve-(12)-month periods following the end of such first Lease Year.

Annual Fixed Rent:	To be determined in accordance with Schedule 1 attached hereto.

Tenant Electricity:	As provided in Section 5.2 hereof.

Additional Rent:	All charges and other sums payable by Tenant to Landlord as set forth in this Lease, in addition to Annual Fixed Rent.

Building:	The building known as and numbered 145 Broadway, Kendall Center, Cambridge, Massachusetts. See Section 1.3.

Total Rentable Floor Area of the Building:
Approximately 486,048 square feet, as determined in accordance with the measurement method attached hereto as Schedule 2 and subject to remeasurement pursuant to Section 2.4 below. See also Section 1.3.

Measurement Standard:	As defined in Schedule 2 attached hereto.

Office Portion:	All of the non-retail rentable area of the Building, all as shown on Exhibit B attached hereto and incorporated herein by reference.

Premises:	As defined in Section 1.3.

Rentable Floor Area of the Premises:	Approximately 476,583 square feet, as determined in accordance with the measurement method attached hereto as Schedule 2 and subject to remeasurement pursuant to Section 2.4 below.

Retail Space:	All of the space in the Building available, from time to time, for lease and occupancy by retail and other non-office tenants.

Total Rentable Retail Space Floor Area of the Building:	Approximately 9,465 square feet, as determined in accordance with the measurement method attached hereto as Schedule 2 and subject to remeasurement pursuant to Section 2.4 below.

Lot:
Subject to the provisions of Section 1.3 below, the property consisting of Tract 2 of Parcel 2 of the Development Area, as described in Exhibit A‑1 and as shown on Exhibit A‑2, each as attached hereto and incorporated herein by reference

Plan of Lot:	The plan attached hereto as Exhibit A-2.

Property:	The Building and Lot.

150 Broadway:	As defined in Section 1.3.

Must Take Premises:
Certain additional premises to be leased by Tenant as more fully set forth in (and as specifically defined in) that certain Must Take Premises and Right of First Offer Agreement of even date herewith between Tenant and Boston Properties Limited Partnership.

Development Area:	The area of the Kendall Center development, as shown on Exhibit F.

Common Areas of Parcel 2 of the Development Area:	The vehicular roadways, open spaces and sidewalks located on Parcel 2 of the Development Area. The current Common Areas of Parcel 2 of the Development Area are shown on Exhibit F‑1 attached hereto.

Permitted Uses:
General business and professional offices, research and development offices, research, experimental and testing laboratory and accessory and ancillary uses in connection therewith, as permitted under the Zoning Ordinance of the City of Cambridge (the “Zoning Ordinance”); provided however, the Permitted Uses shall not include manufacturing of biotechnology and pharmaceutical products or uses accessory or ancillary thereto. As accessory or ancillary to the Permitted Uses, food service and health and fitness facilities for employees and visitors shall be permitted.

Broker:	CRESA Partners Boston, Inc.

1.3	BACKGROUND.
(A)    General. Tenant currently occupies a building in Parcel 3 of the Development Area at 150 Broadway (formerly known as 8 Cambridge Center) (“150 Broadway”) owned by Boston Properties Limited Partnership, an affiliate of Landlord (the “150 Owner”). Landlord owns an existing building at 145 Broadway formerly known as 11 Cambridge Center (said existing building, the “11CC Building”).
(B)    New Building. Landlord is in the process of obtaining necessary approvals to construct a new building (“New Building”) to be located on the site of the 11CC Building, which will be demolished in order to make room for the New Building. The New Building will include, inter alia, first floor space to be used for retail or other non-office uses, office space common areas, and an underground garage. As used herein, except where the context clearly contemplates otherwise, “Building” shall mean the New Building. Tenant desires to lease premises within such New Building, as more fully set forth herein.
(C)    Zoning, Permits and Approvals. In order for Landlord to build the New Building, several things must happen.
(1)    Landlord will have to go through the process of obtaining requisite permits and approvals from the City of Cambridge, the Cambridge Redevelopment Authority (the “CRA”) and/or other relevant authorities, including without limitation (i) a special permit pursuant to Article 14 and/or 19 of the Zoning Ordinance, (ii) Infill Development Concept Plan approvals as required by Article 14 of the Zoning Ordinance, (iii) a modification to the open space covenant applicable to the Lot which is recorded with the Registry at Book 20443, Page 165 and filed with the Registry District as Document No. 818930, (iv) the Additional GFA Grant, as hereinafter defined, and (v) an individual building permit (items (i) through (v) above and any other permits required by applicable law in order to construct the Building, collectively, the “Permits and Approvals”), prior to constructing the New Building, and will only be able to construct the New Building to the extent such Permits and Approvals are granted, and then only in accordance therewith. Landlord and the CRA must also negotiate certain terms and provisions related to Landlord’s construction of additional gross floor area (“GFA”) within the Development Area as required by the Zoning Ordinance; such terms and conditions are hereinafter referred to as the “Additional GFA Grant” and the Additional GFA Grant is one of the Permits and Approvals. A preliminary list of the Permits and Approvals, which Landlord believes in good faith to be accurate and complete, is attached hereto as Exhibit A-3, but if any of the Permits and Approvals are not in fact listed on Exhibit A-3, that does not affect their status as Permits and Approvals. Certain of the Permits and Approvals listed on Exhibit A-3 are listed under the heading Zoning Permits; those Permits and Approvals are sometimes herein referred to as the “Zoning Permits”. One of the Permits and Approvals listed on Exhibit A-3 is listed under the heading Building Permit in Exhibit A-3; that permit is sometimes herein referred to as the “Building Permit”. Tenant acknowledges that the measurement method used to calculate GFA and the Measurement Standard hereunder are not the same, and that the Total Rentable Floor Area measured by the Measurement Standard will be a higher number than the GFA. Landlord shall keep Tenant apprised of the status of obtaining the Permits and Approvals and the Additional GFA Grant as part of the Job Meetings described in Section 4.4(B).
(2)    During the process of obtaining the Zoning Permits, the City of Cambridge and/or the CRA may impose conditions that will apply to the issuance thereof (“Entitlement Conditions”).
(3)    Tenant acknowledges that Landlord does not control the issuance of the Permits and Approvals, and that the City of Cambridge and/or the CRA may impose Entitlement Conditions that are not anticipated at the Execution Date of this Lease. Furthermore, Tenant acknowledges that in order for Landlord to meet the construction schedule set forth herein, both Landlord and Tenant will need to commence preparing plans based upon the Approved Base Building Schematic Plans and Specifications (as hereinafter defined) prior to the issuance of the Permits and Approvals, and that as a result, the Entitlement Conditions may require changes (“Entitlement Base Building Plan Changes”) to the Approved Base Building Schematic Plans and Specifications and/or layout of the New Building or other improvements on the Lot as shown on the plan (“Layout Plan”) which was part of Landlord's initial submission for the Zoning Permits and which is attached hereto as Exhibit A-2-1 (“Layout Changes”) which could impact both Landlord's and Tenant's plans. In such event, each party shall be responsible for making the necessary changes to its plans, in accordance with the terms hereof, at its own cost and expense.
(4)    As more fully set forth in Section 4.1 hereof, if the Entitlement Conditions contain certain provisions, each of Landlord and Tenant shall have the right to terminate this Lease (“Entitlement Condition Termination”).
(5)    The Total Rentable Floor Area of the Building and the Premises shall be determined in accordance with Section 2.4 hereof.
(6)    The square footage of the Lot will need to be increased to legally support the proposed GFA of the New Building. Tenant acknowledges that this increase will happen after the execution of this Lease but prior to issuance of a building permit for the Base Building Work (as hereinafter defined), but that the term “Lot” as used herein shall mean the parcel of land on which the New Building is located as such parcel may be adjusted by Landlord, provided that the overall square footage and dimensional aspects of the Lot are in compliance with the Legal Requirements applicable to the GFA of the New Building. Landlord represents and warrants that such increases in the square footage of the Lot will not result in any violation of the Zoning Ordinance with respect to the lot or lots which are decreased in square footage in order to increase the square footage of the Lot, and that Landlord will have good record and marketable title to the Lot both before and after such increase. Exhibit A-2 shows, for illustrative purposes, one potential reconfiguration of the Lot, but the actual reconfiguration may not be the same. The parties agree to enter into an amendment to this Lease confirming the revised Lot, and attaching a revised Plan of Lot, promptly after the determination thereof.
(D)    Intentionally omitted.
(E)    Base Building Plans and Specifications; Tenant Improvement Plans and Specifications. The process and timing for preparation of schematic, design development and construction drawings for the Base Building and the Tenant Improvement Work is more fully set forth in Article IV hereof.
(F)    Tenant’s Obligation to Lease. The parties intend that if the necessary Permits and Approvals are granted and neither Landlord nor Tenant exercises any applicable Entitlement Condition Termination, then Landlord will build the New Building and Tenant will lease the Office Portion thereof pursuant to the terms hereof. Tenant acknowledges that Landlord estimates that the Office Portion of the New Building will contain approximately 476,583 square feet of Rentable Floor Area, but that such number is subject to change pursuant to the Permits and Approvals, all as more fully set forth herein (but also subject to Tenant's right to terminate this Lease pursuant to Section 4.1).
(G)    Definition of Premises. As used herein, “Premises” shall initially mean the entirety of the Office Portion of the New Building, the Total Rentable Floor Area of which will be determined in accordance with Section 2.4 hereof.
(H)    Estimated Timing of Construction. The timing for construction is more fully set forth in this Lease.
(I)    Other Construction. Tenant acknowledges that Landlord or its affiliate(s) will be performing other construction in the Development Area, including without limitation the construction of a residential building, as more fully set forth in Section 2.1.
(J)    Further Amendments. As noted above, this Lease is being signed before many variables are known. The parties agree to cooperate with each other in the execution of amendments to this Lease memorializing the outcome of those variables (e.g., the addition of land to the Lot and the Total Rentable Floor Area of the New Building) as they are determined.
(K)    Parties to Cooperate. Landlord and Tenant agree to cooperate with each other in connection with obtaining the Permits and Approvals to build the New Building. Without limitation, with respect to the New Building, Tenant shall (i) provide an officer or employee of Tenant to attend and participate in all meetings, hearings, and the like regarding the Permits and Approvals, as reasonably requested by Landlord on reasonable prior notice, provided that Tenant shall not have any liability with respect thereto or be put to any material cost or expense in connection therewith after reimbursement by Landlord for Tenant’s actually-incurred third party reasonable costs, and (ii) support Landlord’s application for the Permits and Approvals in good faith, and not take any action to indicate, formally or informally, that Tenant does not support Landlord’s application for the Permits and Approvals and/or will not occupy the Office Portion of the New Building if the Permits and Approvals are granted and the New Building is built in accordance with the terms hereof. Where no other time frame is specifically stated herein, Tenant shall respond to any request for comments or approval with respect to the Permits and Approvals within the time frames set forth in Section 4.4(J) hereof.
(L)    Further Development. In the event that Landlord or an affiliate of Landlord acquires the 14-acre site located at 55 Broadway through the public procurement process currently being contemplated by the Federal government, Landlord (or its affiliate) agrees to meet with Tenant to understand Tenant’s possible real estate requirements and to discuss in good faith whether the proposed development plan can accommodate Tenant’s expansion needs including required size, term and economics of a potential new development.

1.4
INCORPORATION OF EXHIBITS. The Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

ARTICLE II
PREMISES

2.1	CONSTRUCTION OF THE BUILDING AND IMPROVEMENTS ON THE ADJACENT PROPERTY.
(A)    Provided that the Additional GFA Grant is granted and the Permits and Approvals are granted, and neither Tenant nor Landlord exercises any applicable Entitlement Condition Termination, then subject to and in accordance with the terms and provisions of this Lease, Landlord shall construct the Building and the other improvements associated therewith in accordance with the terms hereof.
(B)    Subject to the provisions of Section 2.1(A) and the remaining provisions of this Lease, Landlord shall construct the Building and the other improvements associated therewith. The layout of Building and other the improvements on the Lot as initially shown on the Layout Plan attached hereto as Exhibit A-2-1 (the “Layout”) may be changed (i) in connection with the expansion of the Lot referenced in Section 1.3(C)(6) above, (ii) prior to the Actual Substantial Completion Date (as herein defined), in which case the provisions of Article IV shall apply, or (iii) by Landlord after the Actual Substantial Completion Date (as herein defined), in which case the provisions of this Article II shall apply. Tenant acknowledges that the access road for the North Garage currently crosses an area that may become part of the Lot in the location shown in the illustrative potential reconfiguration of the Lot shown on Exhibit A-2 and that Landlord shall have the right, at its sole cost and expense and not included in Operating Expenses for the Building, to modify and/or relocate such access road from time to time, in accordance with the provisions of Article II and/or Article IV hereof, as the case may be. Tenant acknowledges that such relocation may involve certain inconveniences and/or disruption to Tenant, but that except as may be specifically set forth herein, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such disruption constitutes actual or constructive, total or partial, eviction from the Premises; provided, however, that from and after such time as Tenant shall have commenced occupancy of the Premises pursuant to this Lease, Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s use of and access to the Building (including the Garage, as defined in Section 10.1) to the extent reasonably practicable given the fact that construction may be continuing on such access road.
(C)    Tenant acknowledges that there are additional development rights under the Zoning Ordinance, and that Landlord or an affiliate of Landlord intends to construct certain improvements on portions of Parcel 2 of the Development Area adjacent to the Lot, as shown on Exhibit F (such areas being hereinafter referred to as the “Adjacent Property”). Landlord on behalf of itself and the owners from time to time of the Adjacent Property (or any portion or lot therein) reserves the right in conjunction with the initial construction of the improvements on the Adjacent Property to perform any and all site work or other work to the Lot required therefor to integrate all of the Common Areas of Parcel 2 of the Development Area, the parking areas and the roadways into the Lot and the Adjacent Property, and Tenant acknowledges that such construction will necessarily involve certain inconveniences and/or disruption to Tenant, but that except as may be specifically set forth herein, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such disruption constitutes actual or constructive, total or partial, eviction from the Premises; provided, however, that from and after such time as Tenant shall have commenced occupancy of the Premises pursuant to this Lease, Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s use of and access to the Building (including the Garage, as defined in Section 10.1) to the extent reasonably practicable given the fact that construction may be continuing on improvements on the Adjacent Property. Such reasonable efforts shall include, without limitation, standard construction fencing surrounding the construction site on the Adjacent Property, sweeping of the area on the Lot surrounding the construction site on the Adjacent Property to remove debris and reduce dust on an as-needed basis in accordance with good construction practices, and washing of the exterior windows of the Premises at least once every 6 weeks during demolition and foundation work on the Adjacent Property (including excavation) (such mitigation measures, including washing of the exterior windows of the Premises more frequently than would otherwise be performed during normal operation of the Building, to be performed at Landlord's sole cost and expense and not included in Operating Expenses for the Building, except to the extent that they are items that would have been performed regardless of such construction; by way of example and without limitation, if Landlord would normally wash the windows quarterly but washes them more frequently during construction, then the cost of quarterly window washing would still be included in Operating Expenses for the Building, but the cost of the additional window washing between the regular quarterly window washing would not). Landlord agrees to meet with Tenant prior to and during such construction on a regular basis to discuss and work together to resolve any construction-related issues that Tenant may be experiencing.

2.2
DEMISE AND LEASE OF PREMISES. Subject to and in accordance with the terms and provisions of this Lease, Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises.

2.3	APPURTENANT RIGHTS AND RESERVATIONS.
(A)    Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant mixed-use building, and subject to reasonable rules of general applicability from time to time made by Landlord of which Tenant is given notice (provided that the same do not increase the monetary obligations of Tenant, or materially increase any of the other obligations of Tenant, under this Lease, do not materially derogate from the rights of Tenant under this Lease, and are uniformly enforced): (a) the pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving the Premises, and (b) the Common Areas of Parcel 2 of the Development Area. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, but Landlord agrees not to unreasonably withhold, condition or delay approval of Tenant's desired provider(s). Landlord hereby approves Comcast, LightTower, Windstream, Cogent, AT&T, Masergy, XO Communications, Verizon, CenturyLink, Zayo (formerly known as AboveNet), Level3, and Hurricane Electric as Tenant’s telecommunications service provider(s). If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion; provided, however, that and so long as Tenant’s telecommunications service provider does not provide telecommunications service to any other tenant of the Building or Tenant is leasing all of the Office Portion of the Building, Landlord shall not require such service provider to pay any fees for such access.
Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use of and access to the Building (including the Garage): to install, use, maintain, repair, replace and relocate for service to the Premises pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or on the Lot, provided that any such installations, replacements and relocations above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls. All access to the Premises by Landlord shall be subject to the terms and provisions of Section 16.19 below. Subject to temporary interruption resulting from fire, casualty, maintenance activity, the actions of governmental authorities and other conditions not reasonably within Landlord’s control, Tenant shall have access to the Premises and, for pass holders, the Garage 24 hours per day, 365 days per year. Such right of access shall be subject to such reasonable security procedures (e.g., presentation of building access card, guard desk sign-in, and the like) as may be adopted by Landlord from time to time.
(B)    Changes to Layout: With respect to changes to the Layout prior to the Actual Substantial Completion Date, see Article IV below. From and after the Actual Substantial Completion Date, Landlord shall not change the Layout in any way that (i) changes the number of buildings, (ii) changes, in any material respect, the configuration or orientation of the Building or materially alters the existing location of the Building, (iii) changes the number of floors or, in any material respect, the size of any floor of the Office Portion, (iv) permanently moves the location of the entrance to the Building (though temporary relocation in the context of repairs or renovations shall not be thereby prohibited), (v) would otherwise materially alter the Premises or materially and adversely affect Tenant’s use of the Premises for the Permitted Use or materially and adversely affect Tenant's access to the Premises, the Building and the Garage, or (vi) would prevent the Premises and the Building from being considered a first-class office location (each of the foregoing, a “Material Post-Completion Layout Change”). Landlord shall give Tenant prior written notice of any changes which it reasonably believes are Material Post-Completion Layout Changes that it desires to make. All Material Post-Completion Layout Changes shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied (with reasonable explanation of the grounds for such denial) within five (5) business days after notice thereof. Changes to the Layout after the Actual Substantial Completion Date which are not Material Post-Completion Layout Changes shall not require Tenant’s approval.
(C)    Stairwell Access: Tenant shall have the right to use the emergency stairwell for the purpose of pedestrian access between the floors of the Premises and to make cosmetic improvements thereto, provided that, at Tenant’s sole cost and expense:  (i) Tenant obtains all necessary governmental permits and approvals, if any, for such use or improvements, and (ii) Tenant installs a card reader or other limited access system (“Tenant’s Internal Access System”) at each entry point of the Premises from the emergency stairwell used by Tenant for interfloor access; provided, however, the foregoing clause (ii) is not required so long as Tenant leases the entirety of the Office Portion, and (iii) Tenant shall be responsible for (and Landlord shall have no liability for) any security issues that may arise within the Premises as the result of the use of the emergency stairwell for interfloor access between portions of the Premises. Moreover, in the event that Tenant uses the emergency stairwell for such interfloor access between portions of the Premises, then the emergency stairwell will be treated as part of the Premises with respect to all of Tenant’s indemnification and insurance obligations.
(D)    Rooftop Equipment: Subject to the following provisions hereof, Tenant shall have the exclusive right to install, on Tenant’s Proportionate Share (as such term is hereinafter defined) of the portion of the roof of the Building on which installations can be made, an emergency generator (independent of the generators included in Base Building Work) (“Tenant’s Generator”) and equipment for telecommunications, data transmission and other similar technologies, in each case to be utilized by Tenant, for the purpose of Tenant’s conduct of the Permitted Uses within the Premises and/or within other premises leased by Tenant in the Kendall Square, Cambridge area, and by its permitted subtenants and assignees hereunder only (“Tenant’s Communications Equipment”). “Tenant’s Proportionate Share” shall mean the ratio of the Total Rentable Floor Area of the Premises to the Total Rentable Floor Area of the Building. Landlord and Tenant acknowledge and agree that certain equipment and fixtures, which may include Tenant’s Generator, will be installed on the roof of the Building as part of Landlord’s Work (as such term is hereinafter defined).
In connection with the installation of Tenant’s Generator (if the same is not part of Landlord’s Work) or any Tenant’s Communications Equipment as contemplated in this Section 2.3(C), Tenant shall submit to Landlord plans and specifications (including, but not limited to, design and size) for Tenant’s Generator (if the same is not part of Landlord’s Work) or such Tenant’s Communications Equipment and the proposed location thereof on the roof of the Building (including but not limited to the size and aesthetics of such Tenant’s Generator (if the same is not part of Landlord’s Work) or Tenant’s Communications Equipment and the architectural compatibility and relationship between Tenant’s Generator (if the same is not part of Landlord’s Work) or such Tenant’s Communications Equipment and the general area of the Lot). Landlord shall respond within ten (10) business days after its receipt of such plans and specifications either indicating its approval (which approval shall not be unreasonably withheld, delayed or conditioned) or stating with reasonable specificity its reasons for disapproval. If Landlord fails to respond within such ten (10) business day period, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be approval of such plans and specifications by Landlord. In addition to the foregoing, it is understood and agreed that the exercise of rights by Tenant under this Section 2.3(C) shall be subject to Tenant obtaining and keeping in full force and effect, at Tenant’s sole cost and expense, all permits, approvals, licenses and other determinations as shall be necessary or required under all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders, policies and requirements of all public authorities (“Legal Requirements”) with respect the use and operation of Tenant’s Generator (if the same is not part of Landlord’s Work) or Tenant’s Communications Equipment (Landlord hereby agreeing to cooperate with Tenant in obtaining any such approval, provided that Landlord shall not be put to any third party cost or expense in connection therewith). It is further understood and agreed that rights set forth in this Section 2.3(C) with respect to Tenant’s Communication Equipment but not with respect to Tenant’s Generator, whether installed as part of Landlord’s Work or by Tenant, shall only be exercisable by Tenant on the conditions (which conditions may be waived by Landlord at any time upon written notice to Tenant) that: (i) there is no Event of Default at the time of Tenant’s request for approval of said plans and specifications hereunder; (ii) Tenant directly leases seventy-five percent (75%) or more of the Office Portion of the Building (inclusive of any permitted subleases under Article XII below); and (iii) this Lease is still in full force and effect. If Landlord shall install Tenant’s Generator as part of Landlord’s Work or Tenant shall install Tenant’s Generator or if Tenant shall install such Tenant’s Communications Equipment, Tenant shall be responsible for the maintenance and repair thereof, at Tenant’s sole cost and Tenant’s Generator and such Tenant’s Communications Equipment shall be at the sole risk of Tenant, except to the extent of Landlord’s negligence, Landlord having no obligation with respect to any insurance relating thereto. In performing the work necessary to install (if Tenant is installing Tenant’s Generator) or maintain Tenant’s Generator or to install or maintain Tenant’s Communications Equipment, Tenant shall engage a contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided that, in Landlord’s reasonable judgment, such contractor will be able to preserve Landlord’s roof warranty. Landlord shall respond within ten (10) business days after its receipt of written request for Landlord’s approval of such contractor (which approval shall not be unreasonably withheld, delayed or conditioned) or stating with reasonable specificity its reasons for disapproval. If Landlord fails to respond within such ten (10) business day period, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be approval of such contractor by Landlord.
Tenant shall have no rights to license, sublease, assign or otherwise transfer its rights to install and use Tenant’s Communications Equipment (other than to permitted subtenants and assignees). Subject to the rights expressly granted in this subsection (D) in connection with Tenant’s Communications Equipment, including without limitation Tenant’s rights to use Tenant’s Proportionate Share of the roof of the Building, and the rights expressly granted in subsection (E) in connection with the Roof Deck (as hereinafter defined), Landlord hereby reserves the right (at its sole discretion but without impairing the roof rights of Tenant as set forth herein) to install and to permit others to install, use and maintain antennas and similar installations on the rooftop of the Building, provided that any agreement with a third party granting the right to install telecommunications equipment shall contain language prohibiting interference with Tenant’s Communications Equipment and shall provide Landlord with a termination right if such interference is not remedied after a reasonable period of time. If measurable interference shall occur, Tenant shall provide notice thereof to Landlord and Landlord shall use reasonable efforts to cause the same to be remedied; however, if despite such efforts the same are not remedied within a period reasonably necessary to cure such interference, Landlord shall exercise the termination right set forth in its agreement with such interfering party.
Tenant, at Tenant’s expense, shall repair any damage to the Building and the Lot resulting from Tenant’s installation, operation, maintenance, repair, replacement or removal of Tenant’s Generator and Tenant’s Communications Equipment. Landlord, at Landlord’s expense and not as an Operating Expense under this Lease, shall repair any damage to the Building and the Lot resulting from Landlord’s or any such third party’s installation, operation, maintenance, repair, replacement or removal of antennas and similar installations as set forth in the immediately preceding paragraph (except to the extent such installations are utilized by Landlord solely in connection with the operation of the Building, in which event such costs may be included in Operating Expenses for the Building in accordance with Article VII hereof). Upon the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s expense shall remove Tenant’s Generator and Tenant’s Communications Equipment and restore the portion of the roof and/or the Building on or in which Tenant’s Generator and Tenant’s Communications Equipment was located as nearly as practicable to its condition prior to the installation thereof (reasonable wear and tear and damage by Casualty and Taking (as those terms are defined in Article XIV) excepted).
(E)    Roof Deck. Landlord acknowledges that Tenant may desire to construct a roof deck on the roof of the Building for the exclusive use of Tenant and its employees and invitees (the “Roof Deck”).
(F)    Other Deck(s). Landlord acknowledges that Tenant may desire to construct one or more decks on portion(s) the Building abutting the Premises for the exclusive use of Tenant and its employees and invitees (collectively, the “Other Deck”). The Roof Deck and the Other Deck are herein collectively referred to as the “Decks.” Landlord hereby grants Tenant an exclusive right to use the Other Deck.
(G)    Construction and maintenance of the Decks shall be at Tenant’s sole cost and expense. In the event that Tenant so desires to construct one or more of the Decks, then Tenant, at Tenant’s sole cost and expense, shall obtain all necessary permits for the Decks and Landlord shall reasonably cooperate with Tenant to obtain the same. Notwithstanding the foregoing, to the extent any such permits are sought during the initial construction and development of the Building, then Landlord shall coordinate the application for such permits in connection with obtaining the Permits and Approvals. In the event that all required permits for one or more of the Decks are obtained prior to the Commencement Date, then Landlord shall commence and diligently prosecute to completion the construction of such Decks, subject to the provisions of Article IV herein (including, without limitation, the provisions relating to Landlord approval of plans therefor), but the completion of the same shall not be required as a condition of substantial completion. If the required permits are obtained following the Commencement Date, then Tenant shall construct the Decks, subject to the provisions of Article IX herein (including, without limitation, the provisions relating to Landlord approval of plans therefor). Notwithstanding anything to the contrary herein contained, if in the course of obtaining the necessary permits for, and constructing, the Decks, the permits and approvals therefor require that XX square feet of GFA (as defined in Section 1.3(C)) be allocated thereto for purposes of determining whether the Building complies with the applicable maximum floor area ratio and other legal requirements related to GFA, then as long as XX is equal to or less than the GFA that corresponds to the Removed USF, as defined in Schedule 2, then such GFA requirement shall not affect Landlord's obligation to permit Tenant to construct the Decks, but if the foregoing condition is not true then Landlord shall have the right, in its sole and absolute discretion, to refuse to permit the construction of such portion of the Decks which exceeds XX.
(H)    If and to the extent the parties agree to construct one or more Decks for the exclusive use of Tenant and its employees and invitees pursuant to the terms hereof, the parties will enter an amendment to this Lease as reasonably required to permit such use and provide for the imposition of reasonable rules and regulations with respect thereto.

2.4	MEASUREMENT STANDARD.
(A)    The Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building shall be based upon the measurement standard (“Measurement Standard”) attached hereto as Schedule 2.
(B)    Landlord shall, not later than the date sixty (60) days after the Actual Substantial Completion Date, at Landlord’s cost, deliver to Tenant a written stamped certification (“Measurement Certification”) from Landlord’s architect (who shall be an architect registered in the Commonwealth of Massachusetts) of the actual Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building, utilizing the methodology set forth in the Measurement Standard. The Measurement Certification shall include, in reasonable detail, the basis of Landlord’s architect’s certification and Landlord’s architect shall deliver to Tenant therewith electronic record Building Plans and the spreadsheet and other documents used to develop all calculations underlying the Measurement Certification. Such Measurement Certification shall be binding upon both parties unless, within thirty (30) days after Tenant receives Landlord’s architect’s Measurement Certification, Tenant gives written notice (“Tenant’s Objection to Measurement Certification”) to Landlord objecting to the Measurement Certification. If Tenant timely gives Tenant’s Objection to the Measurement Certification, then within thirty (30) days following Landlord’s receipt of Tenant’s Objection to the Measurement Certification, Landlord shall cause an independent reputable licensed architect or architecture firm which Landlord shall select subject to Tenant’s approval (such approval not to be unreasonably withheld, delayed or conditioned), provided, that, as of the date hereof Landlord and Tenant hereby pre-approve: (x) Gensler, (y) Margulies Perruzzi Architects, and (z) Viznick & Caulfield Associates, Inc. (the architect or architecture firm so selected being the “Remeasurement Architect”) to certify, utilizing the Measurement Standard, the actual Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building. In no event shall the Remeasurement Architect have worked for either party (or their respective affiliates) since the Execution Date of the Lease, and upon selection, the Remeasurement Architect shall provide a certification to both parties to such effect.
(C)    The Remeasurement Architect shall complete such remeasurement and deliver its written certification of such Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building within forty-five (45) days of its selection. In rendering its decision, the Remeasurement Architect shall provide to the parties, in reasonable detail, the basis of its determination. Landlord covenants to make (and/or cause its contractors, architects, engineers or consultants, as applicable, to make) all record plans, drawings and specifications and other information used by Landlord’s architect to prepare the Measurement Certification and such other documents or information as the Remeasurement Architect may request readily available to the Remeasurement Architect (with a copy of same delivered to Tenant simultaneously). The determination of the Remeasurement Architect shall be binding upon the parties. The reasonable third party cost actually incurred by Landlord in obtaining such remeasurement shall be shared equally between Landlord and Tenant.
(D)    Once the Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building are determined, pursuant to either a binding Measurement Certification in accordance with Section 2.4(B), or the determination of the Remeasurement Architect, in accordance with Section 2.4(C), then Landlord and Tenant shall promptly enter into a written agreement amending this Lease setting forth the Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building and the number of monthly parking privileges provided to Tenant in the Garage and to adjust the Annual Fixed Rent, Landlord’s Contribution, Additional Rent and other charges, as applicable, to the extent the same are payable on the basis of such Total Rentable Floor Area.
(E)    Pending the determination of Remeasurement Architect, as set forth above, the parties shall first use the Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building, as initially set forth in the Measurement Certification. If and to the extent that it is determined, based upon the Measurement Certification or the Remeasurement Architect’s determination, as the case may be, that there have been any overpayments by Tenant, then, at Landlord’s election, any over-payments made by Tenant shall, within forty-five (45) days after the Measurement Standard is deemed binding upon the parties or within forty-five (45) days after the determination of the Remeasurement Architect, as the case may be, be repaid to Tenant or credited against the next installment(s) of Annual Fixed Rent to become due. If and to the extent that it is determined, based upon the Measurement Certification or the Remeasurement Architect’s determination, as the case may be, that there have been any underpayments by Tenant, then any under-payments by Tenant shall, within forty-five (45) days after the Measurement Standard is deemed binding upon the parties, or within forty-five (45) days after the determination of the Remeasurement Architect, as the case may be, be paid by Tenant to Landlord.
ARTICLE III
LEASE TERM AND EXTENSION OPTION

3.1
TERM. The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided. The Commencement Date shall be the earlier of (i) the date that Tenant first occupies all or any portion of the Premises for the Permitted Use, or (ii) the Substantial Completion Date as determined in accordance with Article IV below. In the event that some, but not all, of the Premises are substantially complete prior to December 2, 2019, and Tenant desires to occupy said portion prior to the substantial completion of the remainder of the Premises, Tenant may so notify Landlord, and Landlord and Tenant shall thereupon work together in good faith to determine if such earlier occupancy of only a portion of the Premises is feasible on terms that are mutually acceptable, in which case the parties shall enter into an appropriate amendment to this Lease reflecting such earlier occupancy of only a portion of the Premises.

3.2	EXTENSION OPTION.
(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the herein described option to extend (i) there then exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises, except pursuant to a transfer not requiring Landlord's consent, as set forth in Section 12.5 hereof, Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of ten (10) years as hereinafter set forth. Tenant’s option to extend the Lease Term is sometimes herein referred to as the “Extension Option” and the option period is sometimes herein referred to as the “Extended Term”. Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like except as otherwise provided herein or to perform any work to the Premises except as otherwise provided herein as a result of the exercise by Tenant of such option.
(B)    If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice exercising such option to extend (the “Exercise Notice”) to Landlord, not later than twenty-four (24) months prior to the expiration of the then-current Term of this Lease. Within thirty (30) days after Landlord’s receipt of the Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Premises for the Extended Term (“Landlord’s Rent Quotation”). Notwithstanding the foregoing or anything herein to the contrary, in no event shall Landlord be obligated to provide Landlord’s quotation to Tenant of a proposed Annual Fixed Rent for the Premises more than twenty-four (24) months prior to the expiration of the then-current Term hereof. If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for the Premises for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for fifteen (15) days following the expiration of the Negotiation Period, to either (x) make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit I) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit I or (y) withdraw the Exercise Notice (in which event this Section 3.2 shall be deemed null and void and of no further force or effect, and the Term of this Lease shall expire as of the last day of the then-current Lease Term). If Tenant timely shall have requested the Broker Determination with respect to the Extended Term, then the Annual Fixed Rent for the Premises for the Extended Term shall be one hundred percent (100%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination in accordance with the provisions of this subsection (B) and the parties shall not otherwise have agreed in writing during the Negotiation Period upon an Annual Fixed Rent for the Extended Term, the Exercise Notice shall be deemed to have been withdrawn by Tenant.
(C)    Upon the first to occur of (x) the mutual written agreement by Landlord and Tenant during the Negotiation Period on the Annual Fixed Rent to be payable during the Extended Term or (y) the timely request by Tenant for the Broker Determination in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Lease Term hereof unless otherwise agreed to by the parties.
ARTICLE IV
CONDITION OF PREMISES; INITIAL ALTERATIONS

4.1	PERMITS AND APPROVALS.
(A)    Landlord (a) shall submit applications for the Permits and Approvals using the Approved Base Building Schematic Plans and Specifications, and (b) shall use commercially reasonable best efforts (i) to obtain the Permits and Approvals other than the building permit to construct the New Building (consistent with the Approved Base Building Schematic Plans and Specifications, as the same may be modified as herein provided) no later than the First Milestone Date (as such term is hereinafter defined), and (ii) to obtain the Building Permit to construct the New Building (consistent with the Approved Base Building Schematic Plans and Specifications, as the same may be modified as herein provided) no later than the Second Milestone Date (as such term is hereinafter defined). Landlord shall apply to the City of Cambridge for a building permit for the performance of the Tenant Improvement Work not later than thirty (30) business days after the Final Tenant Plans and relevant Cost Proposal (as such terms are hereinafter defined) have been approved by Tenant and Tenant gives Landlord a written authorization to proceed with the Tenant Improvement Work.
(B)    Landlord shall notify Tenant within five (5) business days following its determination that there is any additional required Permit and Approval that is not listed on Exhibit A-3 attached hereto.
(C)    Landlord shall keep Tenant apprised (which may be orally or via email to Tenant's Construction Representative) of upcoming meetings relative to the Permits and Approvals (and shall give Tenant reasonable prior notice thereof to the extent Landlord has such prior notice), and shall give Tenant copies of submissions made by Landlord in connection with such meetings promptly after submission thereof. Tenant shall have the right to be present at all public meetings related to the Zoning Permits. Tenant agrees not to discuss the Building or the Permits and Approvals formally or informally with City of Cambridge officials, until Landlord has obtained all of the Permits and Approvals. Landlord shall provide Tenant with copies of each of the Permits and Approvals promptly after the receipt by Landlord of the same.
(D)    Entitlement Condition Termination.
(1)    Notice. Landlord shall notify Tenant of the Entitlement Conditions applicable to the Zoning Permits (including, without limitation, any Entitlement Base Building Plan Changes and any Layout Changes), within three (3) business days following the determination thereof (“Landlord's Entitlement Condition Notice”).
(2)    Termination by Landlord. If the Entitlement Conditions (i) require that the rentable square footage of the Building is decreased below 400,000 square feet, or (ii) impose Entitlement Conditions that are not acceptable to Landlord, in Landlord's good faith judgment, Landlord shall have the right (“Landlord's Entitlement Condition Termination”) to terminate this Lease upon written notice to Tenant given on or before the earlier to occur of (i) March 31, 2017, and (ii) the date thirty (30) days after the date of Landlord's Entitlement Condition Notice. If Landlord exercises Landlord's Entitlement Condition Termination, it shall reimburse Tenant for one hundred percent (100%) of Tenant's Termination Expenses (as such term is hereinafter defined), but excluding any legal costs and expenses incurred by Tenant, within thirty (30) days after demand therefor, accompanied by reasonable supporting documentation (such as invoices).
(3)    Termination by Tenant. If the Entitlement Conditions (i) require that the rentable square footage of the Office Portion is decreased below 400,000 square feet, or (ii) impose Entitlement Conditions that, in Tenant's good faith and reasonable estimation, materially and adversely impair Tenant's ability to use the Premises for the Permitted Uses, Tenant shall have the right (“Tenant's Entitlement Condition Termination”) to terminate this Lease upon written notice to Landlord given within thirty (30) days after the earliest to occur of (i) the date of Landlord's Entitlement Condition Notice, (ii) the date Tenant determines, based on the public records of the final decision(s) of the authorities granting any one or more of the Zoning Permits, that Tenant is entitled to Tenant's Entitlement Condition Termination, even if Landlord has not yet given Landlord's Entitlement Condition Notice, or (iii) the First Milestone Date, as defined in Section 4.2. A relocation of the entrance of the Building shall not be deemed to materially and adversely impair Tenant's ability to use the Premises for the Permitted Uses, provided that Tenant still has a reasonable means of access to the Premises. However, (a) Landlord, in the course of obtaining the Zoning Permits, shall not offer or agree to such a relocation without prior consultation with Tenant, and (b) in the event of any such relocation, Landlord shall consult with Tenant to try to determine an alternative location for the entrance of the Building that is acceptable to the City of Cambridge and reasonably satisfactory to Tenant.
(4)    Effect of Termination. If either party exercises its Entitlement Condition Termination, this Lease shall terminate as of the date of the notice of such Entitlement Condition Termination as if such date were the date originally specified herein as the Expiration Date.
(5)    Waiver or Lapse of Termination Right. If a party fails to exercise its right to terminate this Lease pursuant to this Section 4.1 within the time frames set forth above, such right to terminate shall immediately and permanently lapse, time being of the essence. If either party states to the other in writing that it is not going to exercise its right to terminate this Lease pursuant to this Section 4.1, such statement shall constitute an immediate and permanent waiver of such right.
(E)    Changes to Layout in the Course of Obtaining the Zoning Permits. If the Layout is revised in the course of obtaining the Zoning Permits, and neither party exercises its Entitlement Condition Termination as set forth above (if applicable), then such revisions to the Layout shall be deemed approved by both Landlord and Tenant, and the “Layout” as used herein shall refer to the Layout as so revised. If Landlord desires to make changes to the Layout after the issuance of the Zoning Permits but prior to the Actual Substantial Completion Date, the provisions of Section 4.3(D) below shall apply.
(F)    Tenant's Rights if Landlord Rebuilds. On the conditions (“Replacement Conditions”, which conditions Landlord may waive by written notice to Tenant at any time), that as of both the time that Landlord would deliver a Replacement Building Offer (as hereinafter defined) hereunder and as of the commencement date of Tenant's leasing of the Replacement Premises (as hereinafter defined): (i) Akamai Technologies, Inc. or a Permitted Transferee (as defined in Section 12.5 below) is then directly leasing, and occupying, at least 175,000 square feet of rentable floor area in the Development Area from Landlord or an affiliate of Landlord (the “Qualifying Lease”), and (ii) no monetary or other material Event of Default of Tenant exists under the Qualifying Lease, then if: (x) Landlord exercises its right to terminate this Lease pursuant to Landlord's Entitlement Condition Termination, as set forth in Section 4.1(D) above, and (y) Landlord thereafter, on or before the date (the “Outside Rebuild First Offer Date”) that is twelve (12) months after the date of Landlord's notice to Tenant exercising its Entitlement Condition Termination, obtains Zoning Permits to build a new building on at least fifty percent (50%) of the Lot which will have rentable area of office space equal to or exceeding ninety percent (90%) of the proposed rentable area of the Premises at the time of the termination of this Lease (the “Replacement Building”), then prior to offering to lease any portion of the Replacement Building to a third party, Landlord shall give notice (the “Replacement Building Offer”) to Tenant offering to enter into a lease with Tenant of the entirety of the office space in the Replacement Building (“Replacement Premises”). If the Replacement Conditions are not satisfied at the time that Landlord would otherwise deliver a Replacement Building Offer, then Landlord shall have no obligation to deliver such Replacement Building Offer, and Tenant shall have no further rights under this Section 4.1(E), time being of the essence.
(1)    The Replacement Building Offer shall specify (i) the term of the Replacement Lease (as hereinafter defined) designated by Landlord, which shall be not less than fifteen (15) years after the Commencement Date, and (ii) the base rent and other economic terms (“Economic Terms”) on which Landlord is prepared to enter into the Replacement Lease, which shall be based upon the Fair Market Rent, as hereinafter defined. As used herein, the “Fair Market Rent” shall be the annual fair market rent for the premises in question as of the anticipated commencement of the term thereof, designated by Landlord in good faith and based upon the use of such space as first class office space utilizing for comparison properties of similar character within the Kendall Square market area, and fully net of Operating Expenses or Taxes.
(2)    Tenant, by notice (the “Replacement Building Election”) given to Landlord on or before the date that is thirty (30) days after Tenant receives the Replacement Building Offer, may accept the Replacement Building Offer. If Tenant fails timely to make the Replacement Building Election, Tenant shall have no further rights under this Section 4.1(F), time being of the essence.
(3)    If Tenant timely delivers the Replacement Building Election, then Landlord and Tenant shall in good faith negotiate a separate lease for the Replacement Premises (the “Replacement Lease”). The Replacement Lease shall be upon all of the same terms and conditions as this Lease, except (i) to the extent inconsistent with the provisions of this Section or the provisions of the Replacement Building Offer, and (ii) to the extent modifications are necessary to reflect differences between the Building contemplated hereunder and the Replacement Building (including, without limitation, modification of provisions relative to the number and location of parking privileges allocated to the Premises, and in that regard, parking privileges for the Replacement Premises may be located in any one or more garage(s) in the Development Area except the Green Garage). The parties shall use good faith efforts to finalize the Replacement Lease within one hundred twenty (120)) days from the date of the Replacement Building Offer (which such 120-day period may be extended by mutual written agreement of the parties in their reasonable discretion) (the “Replacement Negotiation Period”).
(4)    If despite the good faith efforts of the parties, the Replacement Lease has not been executed by the expiration of the Replacement Negotiation Period, then from the expiration of the Replacement Negotiation Period until the execution of the Replacement Lease, either party shall be entitled to deliver written notice to the other (the “30-Day Notice”), and if despite the continued good faith efforts of the parties the Replacement Lease is not executed within thirty (30) days following delivery of the 30-Day Notice, then Tenant's lease of the Replacement Premises, and all of the provisions hereof relating to the lease by Tenant of the Replacement Premises, shall be void and of no further force or effect.

4.2	TENANT’S RIGHTS BASED ON DELAYS IN LANDLORD’S WORK.
(A)    Current Construction Schedule; Exclusive Remedies.
(1)    Current Construction Schedule. The current construction schedule is attached hereto as Exhibit B-2. The parties anticipate that, based upon the schedule set forth in Exhibit B-2, certain benchmark events of Landlord's Work will be achieved on or before the dates set forth in Exhibit B-2, and Landlord’s Work will be substantially completed in the regular course of construction on or before the Estimated Commencement Date. Landlord shall use commercially reasonable best efforts to cause such work to be substantially completed on or before the Estimated Commencement Date, provided, however, that the sole and exclusive rights and remedies available to Landlord and Tenant for any failure or delay by Landlord in so meeting such milestone dates or so delivering the Premises with Landlord’s Work complete to Tenant on or before the Estimated Commencement Date shall be the rights and remedies set forth in this Section 4.2 (collectively, the “Remedies”).
(2)    Milestones. Tenant and Landlord have established certain dates (the “Milestone Dates”) by which, if certain events in connection with the performance of Landlord’s Work (the “Milestones”) have not occurred, Landlord and Tenant shall have certain Remedies. The Milestones, Milestone Dates and Remedies are set forth in Section 4.2(B) below.
(3)    Tenant’s Termination Expenses Cap. If Tenant exercises its right to terminate the Lease based upon Landlord’s failure to achieve a Milestone on or before the applicable Milestone Date, as set forth in Section 4.2(B), then, to the extent set forth below, Landlord shall pay Tenant’s Termination Expenses (as hereinafter defined) to Tenant, in an amount not to exceed the Tenant’s Termination Expenses Cap (as hereinafter defined) applicable to such Milestone. “Tenant’s Termination Expenses” shall be defined as any and all costs, fees, expenses, and disbursements to the extent incurred in a commercially reasonable manner by Tenant with respect to this Lease and the Premises (including without limitation all legal, architectural, engineering, and consulting costs, and any payments made by Tenant pursuant to Section 4.6 hereof). In addition, with respect to the Outside Milestone only, Tenant's Termination Expenses shall also include Reimbursable Holdover Expenses, which shall be calculated on a per rentable square foot basis. As used herein, “Reimbursable Holdover Expenses” shall mean base rent, fully net of operating expenses and taxes (i.e., with any base amounts deducted) (“FNBR”) payable following a holdover by Tenant to its landlord(s) under leases within the Kendall Square, Cambridge area, provided that Reimbursable Holdover Expenses (a) shall be applicable to premises not in excess of the square feet of rentable floor area determined by subtracting the rentable floor area of the premises leased by Tenant from Landlord’s affiliates at 90 Broadway and 150 Broadway (being 271,410 square feet) from the Rentable Floor Area of the Premises, (b) shall be for the Holdover Period, as hereinafter defined, and (c) shall be offset by the FNBR which would have been payable for the same size of premises hereunder for the same period, had such Milestone been achieved by the applicable Milestone Date (but not below zero). Notwithstanding the foregoing, if Tenant is required to pay a penalty on operating expenses and/or taxes following a holdover under any such leases, then the penalty amount (but not the base amount) of such required payment of operating expenses and taxes shall be included in FNBR. By way of example only, if Tenant were required to pay 125% of operating expenses and taxes following a holdover, then the 25% penalty would be included but the 100% base amount would not. As used herein, the “Holdover Period” shall mean the length of time, not to exceed twelve (12) months, following Tenant's termination of this Lease for Landlord's failure to achieve such Milestone by the applicable Milestone Date that Tenant actually occupies such premises. By way of example only, if the FNBR after a holdover under the other lease in question was $90/RSF/annum, and the FNBR hereunder for the same period would have been $85/RSF/annum, then the Reimbursable Holdover Expenses shall be calculated based upon $5/RSF/annum. To the extent that the FNBR after a holdover under the other lease in question is payable on other than a per diem basis, then the unit amount payable (e.g., a month’s FNBR) shall apply to any shorter period within such unit that is part of the Holdover Period. Upon payment by Landlord of Tenant’s Termination Expenses (in an amount not to exceed the Tenant’s Termination Expenses Cap) to Tenant: (i) Tenant shall be deemed to have conveyed, on an “as-is” basis, without warranty by Tenant (whether express or implied) to Landlord, all of its right, title and interest in the site-specific reports, drawings and specifications, and other property on which payment is based (to the extent such conveyance or transfer is permitted), and (ii) Tenant shall, at Landlord’s request, execute and deliver to Landlord such documentation as Landlord may reasonably request to confirm such conveyance to Landlord. As used herein, “Tenant’s Termination Expenses Cap” with respect to each milestone shall be as set forth below.
(B)    Milestones, Milestone Dates and Remedies.
(1)    First Milestone: The Zoning Permits have been issued. Landlord shall use commercially reasonable best efforts to achieve the First Milestone no later than the First Milestone Date.
First Milestone Date: June 1, 2017 (which date shall be extended by any period of time which Landlord is actually delayed in achieving the First Milestone by reason of Tenant Delay (as defined in Section 4.4), but not by any period of Force Majeure, as defined in Section 14.1).
Tenant’s Termination Expenses Cap: Two Million and 00/100 Dollars ($2,000,000.00)
Remedy:
Landlord shall update Tenant on the status of the achievement of the First Milestone during the Job Meetings (as defined in Section 4.4(B)) and from time to time on Tenant's request. Landlord shall give Tenant notice (“First Milestone Notice”) at such time as Landlord has achieved the First Milestone. If Landlord has not given Tenant the First Milestone Notice prior to the First Milestone Date, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the First Milestone Date, provided that, if Landlord achieves the First Milestone and delivers the First Milestone Notice within the thirty (30) day period after Landlord receives such termination notice, Tenant’s termination notice shall be void. If Tenant has given such termination notice and the First Milestone is not achieved within said thirty (30) day cure period, then this Lease shall terminate. In the case of a termination based upon Landlord’s failure to achieve the First Milestone by the First Milestone Date: (i) Landlord shall, subject to the Tenant’s Termination Expenses Cap, reimburse Tenant for Tenant’s Termination Expenses within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, and (ii) neither party shall have any further obligation to the other party, except for the obligations of the parties under Section 16.5.
(2)    Second Milestone: The City of Cambridge Approves for Issuance the Building Permit to commence construction of the Base Building Work. Landlord shall use commercially reasonable best efforts to achieve the Second Milestone no later than the Second Milestone Date.
Second Milestone Date: August 25, 2017, provided that the Second Milestone Date may be extended until October 25, 2017 if (i) Landlord has, prior to August 25, 2017, begun demolition (meaning thereby the removal of one or more external walls) of the 11CC Building, or (ii) Landlord can demonstrate, to Tenant’s reasonable satisfaction, that Landlord can still achieve the Substantial Completion Date on or before the Estimated Commencement Date (such demonstration to include the execution of a written contract(s) between Landlord and the General Contractor (as hereinafter defined) under which the General Contractor agrees to achieve Substantial Completion of Landlord’s Work on or before the Estimated Commencement Date based upon the assumption that the work under such contract(s) (which shall together cover all of Landlord’s Work) is commenced no sooner than October 25, 2017). The Second Milestone Date shall be extended by any period of time which Landlord is actually delayed in achieving the Second Milestone by reason of Tenant Delay but not by any period of Force Majeure.
Tenant’s Termination Expenses Cap: Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00)
Remedy:
Landlord shall update Tenant on the status of the achievement of the Second Milestone during the Job Meetings (as defined in Section 4.4(B)) and from time to time on Tenant's request. Landlord shall give Tenant notice (“Second Milestone Notice”) at such time as Landlord has achieved the Second Milestone. If Landlord has not given Tenant the Second Milestone Notice prior to the Second Milestone Date (as it may be extended, as set forth in the definition of the Second Milestone Date), Tenant shall have the right to terminate the Lease upon written notice to Landlord given within thirty (30) days after the Second Milestone Date, provided that, if Landlord achieves the Second Milestone and delivers the Second Milestone Notice within the thirty (30) day period after Landlord receives such termination notice, Tenant’s termination notice shall be void. If Tenant has given such termination notice and the Second Milestone is not achieved within said thirty (30) day cure period, then this Lease shall terminate. In the case of a termination based upon Landlord’s failure to achieve the Second Milestone by the Second Milestone Date: (i) Landlord shall, subject to the Tenant’s Termination Expenses Cap, reimburse Tenant for Tenant’s Termination Expenses within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, and (ii) neither party shall have any further obligation to the other party, except for the obligations of the parties under Section 16.5.
(3)    Third Milestone: Pouring of the first concrete for the foundation for the Building. Landlord shall use commercially reasonable best efforts to achieve the Third Milestone no later than the Third Milestone Date.
Third Milestone Date: June 1, 2018 (which date shall be extended by (i) any period of time which Landlord is actually delayed in achieving the Third Milestone by reason of Tenant Delay, and (ii) up to one hundred (100) days of Force Majeure, if applicable).
Tenant’s Termination Expenses Cap: Seven Million and 00/100 Dollars ($7,000,000.00)
Remedy:
Landlord shall update Tenant on the status of the achievement of the Third Milestone during the Job Meetings (as defined in Section 4.4(B)) and from time to time on Tenant's request. Landlord shall give Tenant notice (“Third Milestone Notice”) at such time as Landlord has achieved the Third Milestone. If Landlord has not given Tenant the Third Milestone Notice prior to the Third Milestone Date, Tenant shall have the right to terminate the Lease upon written notice to Landlord given within thirty (30) days after the Third Milestone Date, provided that, if Landlord achieves the Third Milestone and delivers the Third Milestone Notice within the thirty (30) day period after Landlord receives such termination notice, Tenant’s termination notice shall be void. If Tenant has given such termination notice and the Third Milestone is not achieved within said thirty (30) day cure period, then this Lease shall terminate. In the case of a termination based upon Landlord’s failure to achieve the Third Milestone by the Third Milestone Date: (i) Landlord shall, subject to the Tenant’s Termination Expenses Cap, reimburse Tenant for Tenant’s Termination Expenses within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, and (ii) neither party shall have any further obligation to the other party, except for the obligations of the parties under Section 16.5.
(4)    Fourth Milestone: Substantial Completion Date. Landlord shall use commercially reasonable best efforts to achieve the Fourth Milestone no later than the Fourth Milestone Date.
Fourth Milestone Date: June 1, 2020, subject to extension for up to one hundred (100) days of Force Majeure, if applicable.
Remedy:
Landlord shall update Tenant on the status of the achievement of the Fourth Milestone during the Job Meetings (as defined in Section 4.4(B)) and from time to time on Tenant's request. Landlord shall give Tenant notice (“Fourth Milestone Notice”) at such time as Landlord has achieved the Fourth Milestone. If Landlord has not given Tenant the Fourth Milestone Notice prior to the Fourth Milestone Date, then Tenant shall be entitled to a rent credit against Tenant’s obligation to pay Annual Fixed Rent and other charges under the Lease equal to the Per Diem Liquidated Damage Amounts (as hereinafter defined) for each day between the Fourth Milestone Date and the earlier of (i) the Actual Substantial Completion Date and (ii) the date one hundred (100) days after the Outside Milestone Date (as defined below). The “Per Diem Liquidated Damage Amount” shall be equal to 100% for the first ninety (90) days after the Fourth Milestone Date, and 200% thereafter, of the per diem amount of the Annual Fixed Rent which would initially be payable by Tenant (and if Tenant has occupied part but not all of the Premises, such amount shall be calculated with respect to the portion of the Premises for which the Substantial Completion Date has not occurred on such date).
(5)    Outside Milestone: Substantial Completion Date. If Landlord has not reached the Fourth Milestone by the Fourth Milestone Date, Landlord shall use commercially reasonable best efforts to achieve the Outside Milestone no later than the Outside Milestone Date.
Outside Milestone Date: December 1, 2020, subject to extension for up to one hundred (100) days of Force Majeure, if applicable.
Tenant’s Termination Expenses Cap: Twenty Million and 00/100 Dollars ($20,000,000.00)
Remedy:
Landlord shall update Tenant on the status of the achievement of the Outside Milestone during the Job Meetings (as defined in Section 4.4(B)) and from time to time on Tenant's request. Landlord shall give Tenant notice (“Outside Milestone Notice”) at such time as Landlord has achieved the Outside Milestone. (If Landlord has previously delivered a Fourth Milestone Notice, then an Outside Milestone Notice shall not be required.) If Landlord has not given Tenant the Outside Milestone Notice prior to the Outside Milestone Date, Tenant shall have the right to terminate the Lease upon written notice to Landlord given within thirty (30) days after the Outside Milestone Date, provided that, if Landlord achieves the Outside Milestone and delivers the Outside Milestone Notice within the thirty (30) day period after Landlord receives such termination notice, Tenant’s termination notice shall be void. If Tenant has given such termination notice and the Outside Milestone is not achieved within said thirty (30) day cure period, then this Lease shall terminate. In the case of a termination based upon Landlord’s failure to achieve the Outside Milestone by the Outside Milestone Date: (i) Landlord shall, subject to the Tenant’s Termination Expenses Cap, reimburse Tenant for Tenant’s Termination Expenses (including, without limitation, Tenant's cost and expenses under Section 4.8(B)) within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, and (ii) neither party shall have any further obligation to the other party, except for the obligations of Tenant under Sections 4.4(L) with respect to the Tenant Design Contract, 13.1 (Tenant’s Indemnification), and 16.5 (Brokerage) and the obligations of Landlord under Sections 4.8(E)(2) (Final Accounting), 13.15 (Landlord’s Indemnification) and 16.5 (Brokerage).
Any disputes arising under this Section 4.2 shall be submitted to arbitration under Section 4.9, and the arbitrator’s decision shall be conclusive and binding on the parties.

4.3	PLANNING PROCESS.
(A)    Definitions.
(1)    “Long-Lead Items” are certain items of the Tenant Improvement Work, and/or certain items within Change Orders, specified by Tenant which by reason of quantity or complexity are more time intensive in installation, purchasing, or construction than is typical for first-class office space in the Construction Market Area. As used herein, “Construction Market Area” shall be defined as Boston and Cambridge, Massachusetts
(2)    “Long-Lead Authorization to Proceed” is a written authorization to proceed to purchase and/or contract for any Long-Lead Item(s) and to proceed with certain portions of the Tenant Improvement Work constituting sub-trade work where such early release will allow Landlord to award such sub-trade work in conjunction with the Base Building Work, including, without limitation, fire alarm, HVAC controls and fire protection (any such approved Long-Lead Items being hereinafter called “Tenant Approved Long-Lead Items”).
(3)    “Estimated TD Notice” is Landlord's written good faith estimate of the length of the Tenant Delay (“Estimated TD Period”) which would arise from any Long-Lead Item or Tenant Change Order.
(4)    “Tenant Delay Notice” is a notice from Landlord to Tenant of a Tenant Delay (which notice (x) may be in the form of an email delivered to Tenant's Construction Representative or a notice delivered to Tenant's Construction Representative by hand, and (y) shall include (i) a statement that a Tenant Delay is occurring or will occur, (ii) Landlord's good faith estimate as to the likely length of such Tenant Delay, (iii) Landlord's basis for claiming a Tenant Delay, and (iv) if applicable, the actions which Landlord believes Tenant must take to eliminate such Tenant Delay).
(5)    The “Required LEED Certification” shall mean the LEED Certification required by the Permits and Approvals, as such LEED Certification exists on the issuance date of the Permits and Approvals. (In other words, if the Permits and Approvals require a LEED Certification of “LEED Gold” then the Required LEED Certification shall be “LEED Gold” as it existed at the time of the issuance of the Permits and Approvals, not as “LEED Gold” may be changed in the future.) In connection therewith, it is acknowledged and agreed that the Zoning Ordinance currently requires that this Building achieve a LEED certification of at least LEED Gold.
(B)    Tenant Improvement Plans.
(1)    Delivery of Base Building Plans. Landlord will deliver the various Base Building plans and specifications to Tenant as more fully set forth in Section 4.3(C) below. The Base Building plans and specifications will conform to the requirements of Exhibit B-1-1 attached hereto.
(2)    Tenant Improvement Work. Tenant shall be solely responsible for managing the Tenant Design Work in accordance with the provisions of this Section 4.3(B). Tenant shall cause Tenant’s Architect to prepare Tenant Plans for the Tenant Improvement Work. Landlord shall obtain a LEED certification of the Property and Tenant agrees to design the Tenant Improvement Work in a manner which is consistent with obtaining the Required LEED Certification. Tenant shall submit to Landlord for Landlord’s approval the following plans on or before the applicable Tenant’s Plan Submission Dates set forth in Exhibit B-2 (subject to Force Majeure and Landlord Delay, as defined in Section 4.4): an initial set of schematic design plans (“Tenant Schematic Plans”), a set of design development plans (“Tenant DD Plans”) and a full set of construction drawings (as said construction drawings may thereafter be modified by any Change Orders which are approved by Landlord and Tenant, the “Tenant Construction Plans”) for Tenant Improvement Work (collectively, the “Tenant Plans”). The Tenant Construction Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-1. Landlord shall not unreasonably withhold or delay its approval of the Tenant Schematic Plans, the Tenant DD Plans, or the Tenant Construction Plans, except that the standard for Landlord’s approval with respect to aesthetic matters relating to elements shown on the Tenant Plans which are visible outside the Premises shall be Landlord’s bona fide business judgment. Landlord shall, in good faith, advise Tenant of any Long-Lead Items at the time that Landlord approves any Tenant Plans showing such Long-Lead Items. Landlord agrees to respond in writing to any Tenant Schematic Plans, Tenant DD Plans or Tenant Construction Plans within the following time periods:
Tenant Schematic Plans: Fifteen (15) business days from receipt by Landlord
Tenant DD Plans: Twenty (20) business days from receipt by Landlord
Tenant Construction Plans: Twenty-five (25) business days from receipt by Landlord
Landlord will use reasonable efforts to identify any material changes that Landlord will require to the applicable Tenant Plans as soon as possible during the aforesaid review periods, provided that Landlord’s failure to do so shall not be deemed to be a Landlord Delay (as defined in Section 4.4(H) below).
(3)    In connection with its approval of all plans delivered by Tenant hereunder including without limitation the Final Tenant Plans (as defined below), Landlord shall identify and notify Tenant of any items contained in such Tenant Plans which Landlord then reasonably believes will constitute Long-Lead Items. Landlord will give to Tenant Landlord’s an Estimated TD Notice of the Estimated TD Period associated with Long-Lead Items. On or before the Long-Lead Early Release Date (as set forth on Exhibit B-2), Tenant shall have the right to either (a) revise the Final Tenant Plans to eliminate any such Long-Lead Item(s) or (b) give Landlord a Long Lead Authorization to Proceed Tenant acknowledges that (i) certain Tenant Approved Long-Lead Items may still delay completion of the Tenant Improvement Work (and thus result in a Tenant Delay) even if Tenant does authorize them on or before the Long Lead Early Release Date, and (ii) any Long-Lead Items which are identified in the Final Tenant Plans after the Long-Lead Early Release Date may delay completion of the Tenant Improvement Work (and thus result in a Tenant Delay). Any delay in Tenant providing an authorization to proceed with the Tenant Improvement Work by the Premises Release Date (as set forth in Exhibit B-2) which results from any redesign of the Final Tenant Plans by Tenant to address Long-Lead Items shall constitute a Tenant Delay if, and only to the extent that, it prevents Landlord from achieving the Actual Substantial Completion Date on or before the Estimated Commencement Date. Notwithstanding anything to the contrary herein contained, if Landlord notifies Tenant of the Estimated TD Period for a particular Long-Lead Item, Tenant shall be entitled to rely on such estimate, and any resulting Tenant Delay will not exceed such time frame(s). However, if thereafter Landlord determines that the actual delay resulting from such Long-Lead Item will exceed the Estimated TD Period, then Landlord and Tenant shall work together in good faith to find a solution that minimizes the actual delay so that it does not exceed the Estimated TD Period, but the foregoing shall not affect the provisions of the preceding sentence, and accordingly, the length of Tenant Delay shall be no longer than the original Estimated Tenant Delay Period provided by Landlord.
(4)    Landlord shall provide Tenant with estimates of the cost of the Tenant Improvement Work within the time periods set forth in Section 4.5(D). If Landlord disapproves of any Tenant Plans in accordance with this Section 4.3(B), then Landlord shall set forth in reasonable detail and in writing the grounds therefor. Tenant shall have the Tenant Plans revised by the Tenant Architect to incorporate reasonable objections and conditions presented by Landlord and shall resubmit such Tenant Plans to Landlord with revisions shown in bubbles. Landlord shall respond to such revised Tenant Plans within the Required Landlord Response Period. As used herein, the “Required Landlord Response Period” shall mean (a) in the case of revisions made in response to Landlord's comments that do not require a third-party consultant to participate in the review, five (5) business days after receipt thereof, and (b) in the case of revisions that were not made in response to Landlord's comments, or revisions made in response to Landlord's comments that do require a third-party consultant to participate in the review, five (5) business days (or such longer time as is reasonably necessary in light of the scope of the revisions contained in such revised Tenant Plans, not to exceed the time periods for Landlord review of Tenant's Plans set forth in Section 4.3(B)(3) above). Such process shall be followed until the Tenant Construction Plans shall have been approved by Landlord in accordance with the provisions of this Section 4.3(B) without objection or condition. If Landlord fails to respond to a request for approval of plans within the time frames set forth herein, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, such failure shall be deemed to be approval of the plans in question. All references to the “Final Tenant Plans” in this Lease shall refer to the Tenant Construction Plans approved by Landlord aforesaid.
(5)    In addition, Tenant shall, upon reasonable prior notice (including, if applicable, sufficient time to allow Tenant to consult with outside consultants concerning such affidavits and documentation), on or before the Final Construction Plan Submission Date as shown on Exhibit B-2, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete the Tenant Improvement Work on a timely basis (“Permit Documentation”) provided that such affidavits and documentation are in form reasonably acceptable to Tenant.
(6)    With respect to any changes to the Base Building requested by Tenant, or needed to accommodate the elements of Tenant's Plans, the provisions of Section 4.3(C)(5) below shall apply.
(7)    Tenant shall use reasonable speed and diligence to complete the Tenant Plans within the time frames set forth in Exhibit B-2, except to the extent that Tenant is delayed by Force Majeure or Landlord Delay; provided, however, that Landlord’s sole remedy for Tenant’s failure to timely prepare the Tenant Plans within such time frames shall be to deem such failure a Tenant Delay. Landlord shall use reasonable speed and diligence to complete and deliver to Tenant the Base Building Plans, as hereinafter defined, within the time frames set forth in Exhibit B-2, except to the extent that Landlord is delayed by Force Majeure or Tenant Delay. Landlord acknowledges that all of the Tenant Plans will be prepared in reliance on plans and information provided by Landlord regarding the Base Building Work and Base Building systems (including the Base Building Plans); provided however, that in no event shall Landlord be responsible for the Tenant Design Work. Landlord shall promptly advise Tenant of any change to Landlord’s plans or specifications for the Base Building Work which, in Landlord’s reasonable judgment, will necessitate a change in any of the Tenant Plans, and such changes shall be subject to the provisions of Section 4.3(C)(4) below.
(8)    Notwithstanding anything to the contrary herein contained, (i) Tenant shall be responsible for additional costs of Landlord's Work due to errors or inconsistencies in Tenant's Plans, and (ii) Landlord shall be responsible for additional costs of Landlord's Work due to errors or inconsistencies in the Base Building Plans.
(C)    Base Building Work.
(1)    Definition of Base Building Work. Subject to the provisions of this Section 4.3(C)(1), the “Base Building Work” shall be all labor, materials and other work necessary for the construction of the Building and all other improvements on the Lot (exclusive of the Tenant Improvement Work) that are shown or described on the Approved Base Building Schematic Plans and Specifications (as hereinafter defined). The Base Building Work includes the work described in the plans and specifications (the “Approved Base Building Schematic Plans and Specifications”) referenced on Exhibit B-3 and Exhibit B-4 attached hereto (Landlord and Tenant both hereby acknowledging that they have approved the Approved Base Building Schematic Plans and Specifications). After the preparation and approval of the Approved Base Building Design Development Plans and Specifications and the Approved Base Building Plans and Specifications, respectively, as defined in and pursuant to and in accordance with this Section 4.3(C), the Base Building Work shall be defined as the work shown on said Approved Base Building Design Development Plans and Specifications or Approved Base Building Plans and Specifications, as the case may be. Notwithstanding the foregoing, if there are Entitlement Base Building Plan Changes, Landlord shall so notify Tenant as set forth in Section 4.1(D)(1) hereof, and if neither Landlord nor Tenant (if applicable) exercises its Entitlement Condition Termination, then the Base Building Work and/or the Layout, as applicable, shall be deemed to include such Entitlement Base Building Plan Changes.
(2)    Base Building Design Development Plans and Specifications. Landlord shall cause Pickard Chilton, Stantec and/or another similarly reputable, licensed and insured architectural firm selected by Landlord and reasonably acceptable to Tenant (“Landlord’s Architect”) to prepare Base Building Design Development Plans and Specifications based upon the Approved Base Building Schematic Plans and Specifications. Subject only to Tenant Delay and Force Majeure, Landlord shall deliver such Base Building Design Development Plans and Specifications for the Base Building Work to Tenant on or before the date specified in Exhibit B-2.
Within twenty (20) business days after receipt of the Base Building Design Development Plans and Specifications from Landlord, Tenant shall submit in writing to Landlord a list (“Tenant’s DD Exception List”) of design elements which Tenant reasonably deems a Material Building Change, as defined in Section 4.3(C)(4), to the Approved Base Building Schematic Plans and Specifications, and whether or not Tenant consents to such claimed Material Building Change. If Tenant fails to deliver Tenant's DD Exception List within the period required under the preceding sentence, Landlord may re-send such request to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Tenant fail to respond to such second request within three (3) business days after receipt thereof, Tenant shall be deemed to have approved the Base Building Design Development Plans and Specifications.
Within ten (10) business days after its receipt of Tenant’s DD Exception List (unless Landlord has previously advised Tenant (x) that a longer time period is reasonably necessary due to the nature and scope of the items on such list, and given Landlord’s good faith estimate as to the amount of additional time that will be necessary, or (y) that the information provided by Tenant is insufficient for the purpose of enabling Landlord to respond thereto), Landlord (i) if Landlord agrees with Tenant's designation of claimed Material Building Change(s) to which Tenant does not consent, shall cause its architect to make such revisions to the Base Building Design Development Plans and Specifications to remove such disapproved Material Building Change, and (ii) shall cause final Base Building Design Development Plans and Specifications incorporating the revisions described in subsection (i) above (shown in bubbles) to be prepared by Landlord’s Architect and delivered to Tenant and (iii) Tenant shall have three (3) business days to review such revised plans and to notify Landlord if Tenant believes that the revisions required by subsection (i) above are not shown on such revised plans (“Tenant's Second DD Exception List”). If the WARNING Language, as hereinafter defined, appears on such revised plans submitted by Landlord to Tenant, then if Tenant does not deliver Tenant's Second DD Exception List within such three (3) business day period, it shall be deemed to have agreed that the revised plans have addressed all of the issues in Tenant's DD Exception List. If the WARNING Language does not appear on such revised plans, but if Landlord sends a notice to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the WARNING Language, then if Tenant does not deliver Tenant's Second DD Exception List within three (3) business days after receipt thereof, it shall be deemed to have agreed that the revised plans have addressed all of the issues in Tenant's DD Exception List. As used herein, the “WARNING Language” means a statement, in bold face prominent type, stating “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”.
If Tenant delivers Tenant's Second DD Exception List within such three (3) business day period, and Landlord agrees therewith, it shall again revise the Base Building Design Development Plans and Specifications as set forth above. If (x) Landlord does not agree that the items set forth in Tenant's DD Exception List in fact constitute Material Building Changes, or (y) Tenant delivers Tenant's Second DD Exception List within such three (3) business day period, and Landlord does not agree therewith, then in either such case the matter shall be submitted to arbitration in accordance with the provisions of Section 4.9 hereof. All references in this Lease to “Approved Base Building Design Development Plans and Specifications” shall mean the final Base Building Design Development Plans and Specifications, as such documents may be further revised prior to or during the construction of the Building in accordance with the terms hereof (including any requirements for approval set forth herein).
(3)    Base Building Final Plans and Specifications. Landlord shall cause Landlord’s Architect to prepare final construction documents depicting and describing in detail the design described in the Approved Base Building Design Development Plans and Specifications for the Base Building Work (“Base Building Construction Drawings”). Such Base Building Construction Drawings shall conform to all applicable Legal Requirements and shall be in the form and contain the information necessary to obtain all permits and approvals required to construct the Base Building Work. The Base Building Schematic Plans and Specifications, the Base Building Design Development Plans and Specifications, and the Base Building Construction Drawings are collectively referred to as the “Base Building Plans.” Subject only to Tenant Delay and Force Majeure, Landlord shall deliver the Base Building Construction Drawings to Tenant on or before the date specified in Exhibit B-2. Within twenty (20) business days after receipt of the Base Building Design Construction Drawings from Landlord, Tenant shall submit in writing to Landlord a list (“Tenant’s CD Exception List”) of design elements which Tenant reasonably deems a Material Building Change to the Approved Base Building Design Development Plans and Specifications, and whether or not Tenant consents to such claimed Material Building Change. If Tenant fails to deliver Tenant's CD Exception List within the period required under the preceding sentence, Landlord may re-send such request to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Tenant fail to respond to such second request within three (3) business days after receipt thereof, Tenant shall be deemed to have approved the Base Building Construction Drawings.
Within ten (10) business days after its receipt of Tenant’s CD Exception List (unless Landlord has previously advised Tenant (x) that a longer time period is reasonably necessary due to the nature and scope of the items on such list, and given Landlord’s good faith estimate as to the amount of additional time that will be necessary, or (y) that the information provided by Tenant is insufficient for the purpose of enabling Landlord to respond thereto), Landlord (i) if Landlord agrees with Tenant's designation of claimed Material Building Change(s) to which Tenant does not consent, shall cause its architect to make such revisions to the Base Building Construction Drawings to remove such disapproved Material Building Change, and (ii) shall cause final Base Building Construction Drawings incorporating the revisions described in subsection (i) above (shown in bubbles) to be prepared by Landlord’s Architect and delivered to Tenant and (iii) Tenant shall have three (3) business days to review such revised plans and to notify Landlord if Tenant believes that the revisions required by subsection (i) above are not shown on such revised plans (“Tenant's Second CD Exception List”). If the WARNING Language appears on such revised plans submitted by Landlord to Tenant, then if Tenant does not deliver Tenant's Second CD Exception List within such three (3) business day period, it shall be deemed to have agreed that the revised plans have addressed all of the issues in Tenant's CD Exception List. If the WARNING Language does not appear on such revised plans, but if Landlord sends a notice to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the WARNING Language, then if Tenant does not deliver Tenant's Second CD Exception List within three (3) business days after receipt thereof, it shall be deemed to have agreed that the revised plans have addressed all of the issues in Tenant's CD Exception List. If Tenant delivers Tenant's Second CD Exception List within such three (3) business day period, and Landlord agrees therewith, it shall again revise the Base Building Design Development Plans and Specifications as set forth above. If (x) Landlord does not agree that the items set forth in Tenant's CD Exception List in fact constitute Material Building Changes, or (y) Tenant delivers Tenant's Second CD Exception List within such three (3) business day period, and Landlord does not agree therewith, then in either such case the matter shall be submitted to arbitration in accordance with the provisions of Section 4.9 hereof. All references in this Lease to “Approved Base Building Plans and Specifications” shall mean the final Base Building Construction Drawings, as such documents may be further revised prior to or during the construction of the Building in accordance with the terms hereof (including any requirements for approval set forth herein).
(4)    Changes in Base Building Design by Landlord. Landlord shall have the right, at its sole cost, to make reasonable changes in the Base Building Work, from time to time until the Actual Substantial Completion Date, so long as the modification does not (i) materially reduce the size of the Premises, or (ii) materially affect the quality, first-class nature, design, concept, materials, appearance or the layout of the Building or the Premises, or (iii) materially adversely affect Tenant’s use or enjoyment of, or access to, the Premises for the Permitted Uses or use of or access to or enjoyment of the Garage in accordance with Article X, or (iv) reduce the number of parking spaces in the Garage below 250, or (v) change those floors of the Premises which will have ceiling heights that are higher than the other floors (that is, if floor 4 is designated as a higher-ceiling-height floor, making floor 4 a normal ceiling height and floor 3 a higher-ceiling-height floor), or (vi) materially modify the first-floor lobby area that exclusively serves the Office Portion, or (vii) has a material impact on the chilled beam distribution system, or (viii) from and after the submission of Tenant's Construction Plans, increase the cost of the Tenant Improvement Work, unless Landlord pays the Reimbursable Increased Cost, as hereinafter defined, related thereto (each of (i) – (viii) above, a “Material Building Change”). Landlord shall give Tenant prior written notice of any changes which it reasonably believes are Material Building Changes that it desires to make, as well as the notices required pursuant to Section 4.4(B)(1). All Material Building Changes shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied (with reasonable explanation of the grounds for such denial) within five (5) business days after notice thereof. Non-Material Building Changes in the Base Building Work shall not require Tenant’s approval, but Landlord shall pay the Reimbursable Increased Cost resulting therefrom.
As used herein, the “Reimbursable Increased Cost” shall mean (x) any increases in Tenant's architectural and/or engineering fees related to such change; and (y) from and after the submission of Tenant’s Construction Plans, any increase in the cost of the Tenant Improvement Work. Landlord shall reimburse Tenant for any such Reimbursable Increased Cost incurred by Tenant within thirty (30) days after Tenant’s demand therefor, accompanied by reasonable supporting documentation.
Landlord acknowledges that changes to the Base Building Plans and Specifications that require corresponding changes to Tenant's Plans, even if not Material Building Changes, may constitute a Landlord Delay as more fully set forth in Section 4.4(H) below.
(5)    Tenant’s Right to Make Changes to Base Building Specifications. If Tenant’s design of the Tenant Improvement Work includes any features, attributes, materials or specifications that will require changes or additions to the Approved Base Building Schematic Plans and Specifications, the Approved Base Building Design and Development Plans and Specifications, the Approved Base Building Plans and Specifications or the Base Building Work, Tenant may request changes (“Base Building Change Proposal”) to accommodate the Tenant Improvement Work, subject to the following. Any Base Building Change Proposal submitted by Tenant must contain information consistent with the level of information required of design development drawings so the Landlord may assess the Base Building Change Proposal, and Landlord shall have no obligation to respond in detail to a Base Building Change Proposal which does not contain such level of information, but Landlord shall notify Tenant what additional information is required from Tenant. Notwithstanding the foregoing, Tenant agrees that any Base Building Change Proposal that might have a material impact on the Base Building structure or Base Building systems (“Major Base Building Change Proposal”) shall be submitted to Landlord on or before the Base Building Impact Deadline Date set forth in Exhibit B-2. Floor penetrations, such as for interconnecting stairways, shall not in and of themselves constitute a material impact on the Base Building Structure or Base Building systems, but shall still require submission of a Base Building Change Proposal as set forth herein.
In the event that Tenant submits a Base Building Change Proposal pursuant to the foregoing, Landlord shall, within ten (10) business days of such request, provide Tenant with a statement of the reasonable out of pocket additional costs (if any) to be incurred by Landlord to implement the change in the Base Building Work as a result of such change and the amount of delay, if any, that Landlord estimates will result in the completion of Landlord’s Work as a result of such change (“Landlord’s Change Estimate Notice”). Landlord shall have the right to withhold approval of any such Base Building Change Proposal unless Tenant agrees to pay the reasonable costs incurred to redesign the plans for the Base Building Work and to perform any of the changes or additions to the Base Building Work and Landlord and Tenant agree upon the amount of Tenant Delay that will result from the re-design and implementation of such Base Building Change Proposal. Tenant shall be charged a construction management fee payable to Landlord equal to three (3%) percent of the hard and soft costs of such Base Building Change Proposal.
Landlord shall not unreasonably withhold its consent to any Base Building Change Proposal requested by Tenant, so long as: (i) Tenant pays, via a deduction from the Landlord’s Contribution as set forth hereinbelow, all additional costs specified by Landlord in Landlord’s Change Estimate Notice as such costs are incurred (provided that Landlord gives Tenant a trade-by-trade breakdown of labor and materials in connection with each request for payment), (ii) the change is consistent with the Permits and Approvals for the Building and any other governmental agreement, requirements or approvals (even if unpublished, though if the any unpublished requirements or approvals are applicable, Landlord shall provide Tenant with notice thereof ) applicable to the Building or the performance of the Base Building Work, (iii) the change is consistent with design standards for a first-class office buildings in the Construction Market Area and does not have a material adverse effect on the value of the Building or the Land, and (iv) Tenant notifies Landlord within five (5) business days after receiving Landlord’s Change Estimate Notice that Tenant authorizes Landlord to make such change and Tenant agrees that any delay in the performance of Landlord’s Work arising from such change is a Tenant Delay.
If Tenant fails to either respond to a Landlord’s Change Estimate Notice or withdraw its Base Building Change Proposal in writing within such five (5) business day period, Landlord may re-send such request to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED DISAPPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed disapproval of such request and a Tenant Delay”. Such notice shall constitute a Tenant Delay Notice, provided that the 48-hour waiting period referenced in Section 4.4(G) shall be three (3) business days in this case. Should Tenant fail to respond to such second request within three (3) business days after receipt thereof, Tenant shall be deemed to have disapproved such Landlord's Change Estimate Notice, and the provisions hereof related to Tenant Delay (including the proviso that only something which actually delays the Actual Substantial Completion Date beyond the Estimated Commencement Date shall constitute a Tenant Delay) shall apply.
If Tenant approves such Landlord’s Change Estimate Notice, then such Base Building Change Proposal shall be deemed a “Base Building Change Order” hereunder. Landlord shall have the right, in its sole discretion, and by written notice to Tenant, to withhold its consent to any Base Building Change Proposal which, in Landlord’s reasonable judgment, would require amendments or modifications to the Permits and Approvals for the Building or any other governmental agreement, requirements or approvals (even if unpublished, though if the any unpublished requirements or approvals are applicable, Landlord shall provide Tenant with notice thereof) applicable to the Building or to the performance of the Base Building Work or would require new permits or approvals for the performance of the Base Building Work.
Landlord shall promptly provide Tenant all reasonable cost accounting information regarding such work as may be reasonably requested in writing by Tenant. Landlord shall have no obligation to make any changes to the Base Building Specifications except in accordance with this Section 4.3(C). Upon approval by Tenant, all Base Building Change Orders shall be deemed to be a part of the Base Building Work for the purposes of this Article IV (subject to the provisions of this Section 4.3(C)).
(6)    Payment for Base Building Change Orders. Notwithstanding anything in this Lease to the contrary, the costs of any Base Building Change Order shall be deducted by Landlord from the Landlord’s Contribution following delivery to Tenant of a certification from Landlord’s architect that the applicable work has been substantially completed, together with backup documentation reasonably satisfactory to Tenant substantiating such costs, and, if the Landlord’s Contribution is not sufficient to pay in full the total costs of the applicable Base Building Change Order, Tenant shall pay any deficiency to Landlord, as Additional Rent, within thirty (30) days following the Actual Substantial Completion Date regardless of the occurrence of any Tenant Delay.
(D)    Changes to Layout After Issuance of the Zoning Permits and Prior to Actual Substantial Completion Date. Once the Zoning Permits have been issued, and before the Actual Substantial Completion Date, Landlord shall have the right, at its sole cost, to make reasonable changes in the Layout, from time to time, so long as the modification does not (i) materially reduce the size of the Premises, or (ii) materially affect the quality, first-class nature, design, concept, appearance or the layout of the Building or the Premises or (iii) materially adversely affect Tenant’s use or enjoyment of, or access to, the Premises for the Permitted Uses or use or enjoyment of or access to the Garage, or (iv) permanently move the location of the entrance to the Building (though temporary relocation in the context of repairs or renovations shall not be thereby prohibited), or (v) from and after the submission of Tenant's Construction Plans, increase the cost of the Tenant Improvement Work, unless Landlord pays for such increase in cost of the Tenant Improvement Work (each of (i) – (v) above, a “Material Pre-Completion Layout Change”). Landlord shall give Tenant prior written notice of any changes which it reasonably believes are Material Pre-Completion Layout Changes that it desires to make, as well as the notices required pursuant to Section 4.4(B)(1). All Material Pre-Completion Layout Changes shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld or conditioned, and shall be granted or denied (with reasonable explanation of the grounds for such denial) within five (5) business days after notice thereof. Changes to the Layout prior to the Actual Substantial Completion Date that are not Material Pre-Completion Layout Changes shall not require Tenant’s approval, but Landlord shall pay any increase in the cost of the Tenant Improvement Work resulting therefrom. Landlord shall reimburse Tenant for any costs referenced in this Section 4.3(D) incurred by Tenant within thirty (30) days after Tenant’s demand therefor, accompanied by reasonable supporting documentation.
Landlord acknowledges that changes to the Layout that require corresponding changes to Tenant's Plans, even if not Material Pre-Completion Layout Changes, may constitute a Landlord Delay as more fully set forth in Section 4.4(H) below.
(E)    Cooperation. Landlord and Tenant each agrees to reasonably cooperate with the other in connection with its production, review and finalization of the plans and specifications, for the Base Building Work by Landlord, and the Tenant Improvement Work by Tenant, in an effort to finalize the same in an efficient and consistent manner. The foregoing will include responding to reasonable requests for information in a reasonably prompt manner in the event no time period is otherwise specified herein for response to the applicable inquiry.
(F)    Removal at End of Term. Except with respect to the wiring for Tenant’s computer, telephone and other communications systems and equipment, in the case of (i) any portion(s) of the Tenant Improvement Work which are more expensive to remove than typical improvements found in Class-A office buildings in Cambridge, Massachusetts (including, without limitation, internal staircases, raised floors, or reinforced file rooms), or (ii) any Base Building Change Orders, Landlord may make its approval thereof conditional on Tenant’s agreement to restore the Premises and/or the Base Building to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term in accordance with Section 9.5 hereof (provided that if Landlord fails to condition its approval on such removal as aforesaid, Tenant shall be deemed to have no removal obligations under Section 9.5 with respect to such item).

4.4	LANDLORD’S WORK.
(A)    Subject to the provisions of Section 2.1(A) hereof, Landlord, at Landlord’s sole cost and expense, subject to Section 4.3(C)(4) shall perform the Base Building Work, as defined in Section 4.3(C). The Base Building Work shall be performed in accordance with the Approved Base Building Plans and Specifications (as defined in Section 4.3(C) hereof). In addition, Landlord shall perform the work for the preparation of the Premises for Tenant’s occupancy (“Tenant Improvement Work”) in conformity with the Final Tenant Plans under Section 4.3. Attached hereto as Exhibit B-5 is a matrix showing those items which are provided by Landlord as part of the Base Building Work and those items which will be part of the Tenant Improvement Work. Tenant shall enter into agreements with Sasaki Associates, Inc., which is pre-approved by Landlord, or another similarly reputable, licensed and insured architectural firm selected by Tenant and reasonably acceptable to Landlord (“Tenant’s Architect”) and engineers selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed) who will be preparing the Tenant Plans (as hereinafter defined) (“Tenant Design Work”). If Landlord fails to respond to a request for approval of an architect within five (5) business days, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, such failure shall be deemed to be approval of the architect in question. Notwithstanding the foregoing, Landlord shall have no liability to Tenant, and Tenant waives all claims against Landlord in respect to, the failure of the Tenant Design Work as shown on the Final Tenant Plans to comply with applicable Legal Requirements, but the foregoing shall not in any way impair or waive claims of either party against the architects and/or engineers with respect to the Tenant Design Work. The cost of the Tenant Improvement Work and the Tenant Design Work shall be paid in accordance with Section 4.5. The Base Building Work and the Tenant Improvement Work are sometimes referred to collectively as “Landlord’s Work.” Subject to delays due to Force Majeure or attributable to a Tenant Delay Landlord shall use commercially reasonable best efforts in the construction of Landlord’s Work, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work, except as expressly set forth in Section 4.2.
(B)    Landlord shall keep Tenant apprised of the status of the performance of Landlord’s Work on a regular basis.
(1)    From and after the Execution Date of this Lease, Landlord and its general contractor shall hold job meetings (“Job Meetings”) with Tenant and its representatives concerning Landlord’s performance of Landlord's Work. Initially, such Job Meetings shall be on the request of either party on an as-needed basis, but from and after November 1, 2016 they shall occur not less frequently than weekly. At these Job Meetings, Landlord and Tenant shall, among other things, use good faith efforts to identify any possible Force Majeure, Landlord Delay (as hereinafter defined), Tenant Delay or any other event impacting the ability of either party to perform its work hereunder within the time periods set forth herein. Furthermore, and without limitation, Landlord shall inform Tenant of (i) any anticipated material changes to the rentable square footage of the Premises or the Building, (ii) any anticipated Entitlement Conditions and any changes to the Layout and Base Building Plans and Specifications that Landlord reasonably believes could have an impact on Tenant's Plans or the TI Work (whether or not the same constitute Entitlement Base Building Plan Changes as defined in Section 1.3(C), Material Building Changes as defined in Section 4.3(C) or Material Pre-Completion Layout Changes as defined in Section 4.3(D)), (iii) the status of achieving the milestones described in Section 4.2, (iv) any changes to the Required LEED Certification, (v) anticipated selection of subcontractors pursuant to Section 4.5(C) in excess of the lowest bids; and (vi) any anticipated changes to the Total Rentable Floor Area of the Premises, the Office Portion of the Building and the Building.
(2)    Tenant shall have the right, from time to time upon reasonable prior notice and at reasonable times, to inspect the portions of Landlord's Work completed to date, provided that Tenant shall not have the right to perform any invasive inspection or examination (such as, for example, cutting into drywall).
(3)    From time to time during the performance of the Landlord’s Work under this Article IV, either party may request construction information from the other party’s Construction Representative to the extent reasonably necessary in connection with the performance by the requesting party of the work for which it is responsible hereunder. Furthermore, to the extent such information is within the possession of the non-requesting party’s general contractor or architect, such party shall use good faith diligent efforts to cause its general contractor or architect to deliver the requested information (provided, however, that neither party shall be liable to the other for failure of such party’s general contractor or architect to deliver the requested information, so long as such party used good faith diligent efforts to obtain the same). Landlord shall cooperate with Tenant to post any plans, schedules, monthly requisitions under the TI Contract or other documents to be provided by Landlord under this Article IV to a secure website designated by the General Contractor or, if the General Contractor does not use such a website, designated by Tenant. In addition, Tenant shall have access to Landlord's then-current electronic model of the Base Building Work throughout the construction period.
(4)    Landlord shall provide Tenant with regular updates on the progress of Landlord's Work, including the construction schedule. Landlord shall give Tenant (i) a notice on or about September 1, 2019, giving Landlord's then good faith estimate of the anticipated Substantial Completion Date (as hereinafter defined), and (ii) at least thirty (30) days’ prior written notice of Landlord’s then good faith estimate of the anticipated Actual Substantial Completion Date (as hereinafter defined); however, neither notice shall be a condition to the occurrence of the Substantial Completion Date and/or the Actual Substantial Completion Date, and in no event shall Landlord have any liability or obligation to Tenant in the event that the Substantial Completion Date and/or the Actual Substantial Completion Date is different from the date indicated in Landlord’s notice(s). Nothing herein shall limit Tenant's rights and remedies set forth in Section 4.2.
(C)    The “Actual Substantial Completion Date” shall mean the date on which: (i) the Tenant Improvement Work is substantially completed, as hereinafter defined, (ii) a temporary or permanent certificate of occupancy (“Certificate of Occupancy”) has been Approved for Issuance (as hereinafter defined) by the City of Cambridge, (iii) the Essential Base Building Work, as defined in Paragraph (F) of this Section 4.4, has been substantially completed, and (iv) Landlord's Architect has provided an AIA certificate of substantial completion for the Base Building Work. As used herein, “Approved for Issuance” shall mean, in the case of a Building Permit, that payments required to be paid by Landlord to issue a Building Permit have been paid and all Permits and Approvals and other governmental approvals necessary to allow Landlord to lawfully commence the work for which such permit is sought have been granted, and in the case of an occupancy permit, that all approvals necessary to allow Tenant to legally occupy and, subject to any operating permits or other operational permits required in connection therewith for other than business offices (which shall be Tenant’s obligation to obtain), use the Premises for the Permitted Uses have been granted. In the event Landlord obtains a temporary certificate of occupancy (“TCO”), any conditions to such TCO shall not materially adversely affect Tenant’s use of the Premises and shall be subject to Tenant’s written approval, which shall not be unreasonably withheld, conditioned or delayed, and Landlord shall perform all work required by any such conditions within the time frame(s) required by such TCO, provided that such work is part of Landlord’s Work hereunder. In the event that Landlord obtains a TCO, it shall be Landlord’s obligation to obtain and deliver to Tenant a permanent Certificate of Occupancy within the time period set forth in the TCO, as the same may be amended (or, if no time period is set forth in the TCO, as soon as reasonably practicable thereafter). Any dispute with respect to the Actual Substantial Completion Date, the Substantial Completion Date (as hereinafter defined), the Commencement Date, any Tenant Delay, any Force Majeure related to this Article IV, any Landlord Delay, or the performance of Landlord’s Work or the Tenant Design Work under this Article IV shall be submitted to arbitration in accordance with Section 4.9 of this Lease and the decision of the arbitrators as to such dates and events shall be deemed conclusive and binding on both Landlord and Tenant. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.
(D)    The “Substantial Completion Date” shall be the “Actual Substantial Completion Date”, unless Landlord’s Work is actually delayed by Tenant Delay, in which event the “Substantial Completion Date” shall be the date that the Actual Substantial Completion Date would have occurred but for such Tenant Delay. Notwithstanding the foregoing, the Substantial Completion Date shall not be earlier than October 1, 2019.
(E)    The terms “substantially completed” and “substantial completion” shall mean that all of the particular components of Landlord's Work have been completed, except for Punch List Items. “Punch List Items” shall be defined as minor, touch-up or punch list-type items of work and adjustment of equipment and fixtures that can be completed after Tenant commences its occupancy of the Premises without causing interference (except to a de minimus extent) with Tenant’s use of the Premises for the conduct of its business. Landlord's Architect shall be responsible for providing an AIA certificate of substantial completion for the Base Building Work, and Tenant's Architect shall be responsible for providing an AIA certificate of substantial completion for the TI Work. On or about the date when the Tenant Improvement Work is in fact substantially completed, Landlord’s Construction Representative, Tenant’s Architect and Tenant’s Construction Representative shall conduct a joint walkthrough of the Premises. Tenant’s Architect shall prepare a mutually acceptable punchlist setting forth any items of Landlord’s Work that are incomplete based on such walkthrough, and deliver the same to Landlord’s Construction Representative, and Landlord’s Construction Representative shall give Tenant its final comments thereon within ten (10) business days after receipt thereof. Any dispute concerning the items to be included on such punchlist or the completion thereof shall be resolved by arbitration under Section 4.9 of this Lease. Except (x) for Long-Lead Items to the extent applicable, (y) for delays due to Force Majeure (to the extent applicable, and not to exceed ninety (90) days), and (z) to the extent that the item in question is seasonal or weather-dependent in nature, or otherwise cannot reasonably be completed within the following time periods, Landlord shall complete: (i) all Punch List Items as soon as conditions practically permit, but in any event within sixty (60) days after the Actual Substantial Completion Date, and (ii) all Incomplete Base Building Work (as defined below) as soon as conditions practically permit but in any event within sixty (60) days after the Actual Substantial Completion Date. Tenant shall cooperate with Landlord in providing such access to the Premises as may be reasonably required to complete such Punch List Items in a normal manner. Landlord hereby agrees that, in performing any Punch List Items and in performing any Incomplete Base Building Work, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.
(F)    The “Essential Base Building Work” shall be defined as the entirety of Base Building Work, except for portions of the Base Building Work (the “Incomplete Base Building Work”) which: (i) will not prevent Landlord from obtaining a temporary or permanent Certificate of Occupancy Approved for Issuance for the Premises, (ii) is not located within the Premises, and (iii) the performance of which will have no material adverse effect on Tenant’s use and occupancy of the Premises, and in all events shall mean that at least the following Base Building Work items have been completed and are available for use by Tenant: (i) the Building structure (including the Garage) has been completed, is weathertight and all systems and equipment are finally installed and in working order and condition, and the Garage is fully operational; (ii) the main lobby, all lavatories and restrooms, and all elevators and stairs are finished and operational in accordance with the Approved Base Building Plans and Specifications (excluding Punch List items), and all inspections by the City of Cambridge or other governmental authorities, as applicable, have taken place, and (iii) all life safety systems are installed and fully operational and all final inspections by the City of Cambridge or other governmental authorities, as applicable, have taken place.
(G)    A “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Work that actually prevents Landlord from achieving the Actual Substantial Completion Date on or before the Estimated Commencement Date, and which delay would not have occurred but for:
(1)    Tenant’s failure to timely comply with any of its obligations under this Article IV; or
(2)    Tenant's specification of Long-Lead Items (as more fully set forth in, and subject to the provisions of, Section 4.3(A)(3) above); or
(3)    Change Orders (as defined below) and Base Building Change Orders (as defined below) (collectively, “Tenant Change Orders”) made by Tenant and of which Landlord advises Tenant, in writing at the time that Landlord approves the respective Tenant Change Order, of the estimated length of Tenant Delay related thereto; or
(4)    any act or, where there is a duty to act under this Lease, any failure to act by Tenant or Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant or on behalf of Tenant in connection with the preparation of the Premises for Tenant’s occupancy (excluding, however, any of the foregoing engaged in performing Landlord's Work), and anyone performing services or work under any Tenant Design Contract (as hereinafter defined) (including, without limitation, any such delay which results in a delay in Landlord having a temporary or permanent Certificate of Occupancy Approved for Issuance). Without limiting the foregoing, any delays that prevent Landlord from achieving the Actual Substantial Completion Date on or before the Estimated Commencement Date, and which would not have occurred but for any of Tenant’s contractors or subcontractors (including anyone performing services or work under any Tenant Design Contract) failing to work in harmony with any other (i.e. other than Tenant’s contractors or subcontractors (including anyone performing services or work under any Tenant Design Contract)) contractors and subcontractors performing Landlord’s Work shall be considered to be a Tenant Delay.
With respect to Tenant Delay arising under clauses (G)(2) and (G)(3) above Landlord shall provide to Tenant an Estimated TD Notice of the length of the Estimated TD Period which would arise from any Long-Lead Item or Tenant Change Order at the time that it advises Tenant of such Long-Lead Item or Tenant Change Order, and if Landlord agrees in writing that such Long-Lead Items or Tenant Change Orders will not cause a delay beyond a certain time frame, then any resulting Tenant Delay will not exceed such time frame(s) (subject, however, to the provisions of Section 4.3(B)(3) above).
With respect to any Tenant Delay arising under clause (G)(1) and (G)(4) above, Landlord shall give Tenant a Tenant Delay Notice.
With respect to any Tenant Delay under clause (G)(1) through (G)(4) above, no event shall be deemed a Tenant Delay unless and until Tenant has failed to rectify the situation causing the Tenant Delay within forty-eight (48) hours after delivery of the Tenant Delay Notice to Tenant’s Construction Representative. If Tenant rectifies the situation causing the Tenant Delay within such forty-eight (48) hour period, then no Tenant Delay shall be deemed to have occurred. If Tenant fails to so rectify the situation causing the Tenant Delay within such forty-eight (48) hour period, then the Tenant Delay shall be charged back to the time of the delivery of the Tenant Delay Notice to Tenant's Construction Representative.
With respect to any Tenant Delay under clause (G)(1) through (G)(4) above, no period of time prior to delivery of the Tenant Delay Notice to Tenant's Construction Representative shall be considered to be a Tenant Delay. Any Estimated TD Notices shall constitute Tenant Delay Notices.
Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent.
(H)    A “Landlord Delay” shall be defined as any delay in the preparation and submission of Tenant's Plans beyond the dates therefor set forth in Exhibit B-2, and which delay would not have occurred but for:
(1)    Landlord's failure to timely comply with any of its obligations under this Article IV, or
(2)    Landlord's failure to deliver Base Building Plans to Tenant by the dates set forth in Exhibit B-2, or
(3)    changes to the Base Building Plans and Specifications that requires Tenant to modify Tenant's Plans (but the foregoing shall be limited to the reasonable additional period necessary to make such modifications to Tenant's Plans, provided such modifications are commenced promptly and diligently prosecuted), or
(4)    a Material Building Change (as defined in Section 4.3(C)), or
(5)    a Material Pre-Completion Layout Change (as defined in Section 4.3(D)).
With respect to any Landlord Delay no period of time prior to the date that Tenant notifies Landlord of a Landlord Delay (which notice (x) may be in the form of an email delivered to Landlord's Construction Representative or a notice delivered to Landlord's Construction Representative by hand, and (y) shall include (i) a statement that a Landlord Delay is occurring or will occur, (ii) Tenant's good faith estimate as to the likely length of such Landlord Delay, (iii) Tenant's basis for claiming a Landlord Delay, and (iv) if applicable, the actions which Tenant believes Landlord must take to eliminate such Landlord Delay) (such notice, a “Landlord Delay Notice”) shall be considered to be a Landlord Delay. No event shall be deemed a Landlord Delay unless and until Landlord has failed to rectify the situation causing the Landlord Delay within forty-eight (48) hours after delivery of the Landlord Delay Notice to Landlord’s Construction Representative. If Landlord rectifies the situation causing the Landlord Delay within such forty-eight (48) hour period, then no Landlord Delay shall be deemed to have occurred. If Landlord fails to so rectify the situation causing the Landlord Delay within such forty-eight (48) hour period, then the Landlord Delay shall be charged back to the time of the delivery of the Landlord Delay Notice to Landlord's Construction Representative. Nothing herein shall limit Tenant's rights and remedies set forth in Section 4.2.
(I)    Where no specific time period is specified herein for any review, approval, consent, or similar action required to be performed by Tenant with respect to Landlord’s Work, Tenant shall respond in writing within three (3) business days after receipt of such request.
(J)    During the performance of Landlord’s Work, Landlord shall coordinate the use of utilities, loading docks, and freight and passenger elevators to allow Tenant necessary access to perform work under Section 4.7 hereof. Furthermore, Landlord shall use commercially reasonable best efforts to coordinate Landlord’s Work and deliveries to the Premises so as to achieve Substantial Completion by the Estimated Commencement Date and to allow Tenant necessary access to perform work under Section 4.7 hereof.
(K)    Landlord shall be liable at its sole cost and expense for all costs associated with compliance with Hazardous Materials Laws, as hereinafter defined (including, without limitation, all costs associated with pre-characterization of soils and other materials for disposal (and Landlord shall provide Tenant with copies of the documentation related to such pre-characterization promptly after Landlord's receipt thereof in final form), disposal costs, and all costs associated with responding to any contamination of soil or groundwater during Landlord’s performance of Landlord’s Work). Landlord shall be identified and designated as the “generator” (as that term is defined by Hazardous Materials Laws) for any contaminated materials discovered by Landlord in connection with its performance of Landlord’s Work and removed from the Lot for disposal.
(L)    Landlord shall have no obligation or liability to Tenant based upon the performance of the Tenant Design Work. Tenant hereby agrees that Tenant has the sole responsibility to: (i) negotiate and enter into the contract (“Tenant Design Contract”) with Tenant’s Architect for the Tenant Design Work, (ii) perform all of the “owner’s” obligations under such Tenant Design Contract, and (iii) manage the performance of Tenant’s Architect under the Tenant Design Contract. Landlord hereby agrees that Landlord has the sole responsibility to: (i) negotiate and enter into the contract (“Landlord Design Contract”) with Landlord's Architect for the Landlord Design Work, (ii) perform all of the “owner’s” obligations under such Landlord Design Contract, and (iii) manage the performance of Landlord's Architect under the Landlord Design Contract.
(M)    Force Majeure. Each party shall provide the other with written notice within two (2) business days after such party first becomes aware of the occurrence of any Force Majeure event applicable to such party under this Article IV (together with such party’s good faith estimate of the projected duration of such Force Majeure event), and shall also notify the other party as soon as such Force Majeure event has ended. Notwithstanding anything to the contrary herein contained, (i) any delay in obtaining Permits and Approvals shall not be considered Force Majeure under this Article IV, and (ii) if a Casualty occurs prior to the Actual Substantial Completion Date, it shall be treated as a Force Majeure event and the provisions of Article XIV shall not be applicable thereto.

4.5	COST OF TENANT IMPROVEMENT WORK.
(A)    General Contractor and Fee. Landlord shall engage a reputable, licensed and insured contractor designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed (“General Contractor”) as the general contractor to perform Landlord’s Work. As of the date hereof Landlord designates and Tenant hereby approves the following contractors: (i) Turner Construction Company, and (ii) John Moriarty & Associates. Landlord shall enter into a separate contract with the General Contractor for the performance of the Base Building Work (“BB Contract”) and for the performance of the Tenant Improvement Work (“TI Contract”). The TI Contract (i) shall be in substantially the form attached hereto as Exhibit C , (ii) shall be on a guaranteed maximum cost, open book basis, and (iii) shall provide that all cost savings are for the benefit of Tenant. Landlord shall deliver to Tenant a copy of the final TI Contract prior to execution thereof, and Tenant shall have the right, within seven (7) business days after receipt of the same from Landlord, to reasonably approve any changes to the following provisions to the extent the same have been modified from the provisions contained in the form attached as Exhibit C:
Agreement Between Owner and Contractor

ARTICLE 4 –	TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

ARTICLE 5 –	COST OF THE WORK AND GUARANTEED MAXIMUM COST

ARTICLE 8 –	COSTS TO BE REIMBURSED: Sections 8.1-8.1.1.8

ARTICLE 9 –	COSTS NOT TO BE REIMBURSED

ARTICLE 12 –	ACCOUNTING RECORDS

ARTICLE 14 –	INSURANCE AND INDEMNITY: Section 14.6 Indemnity (Akamai should be included in the “Indemnified Parties.”)

ARTICLE 16 –	MISCELLANEOUS PROVISIONS: Section 16.11 (Code of Business Conduct), Section 16.12 (Anti-Corruption Laws) and Section 16.14 (The Contract Documents)

General Conditions

ARTICLE 2 –	ARCHITECT: Section 2.2 ADMINISTRATION OF THE CONTRACT

ARTICLE 4 –	CONTRACTOR: Section 4.5 WARRANTY (Landlord reserves 6 years from Substantial Completion to make a claim for defective work, materials and equipment)

ARTICLE 4 –
CONTRACTOR:  Section 4.10 PROGRESS SCHEDULE (Landlord requires an initial Construction Progress Schedule in CPM format, monthly 2 and 4 week look-ahead schedules, and updated Construction Progress Schedules monthly)

ARTICLE 8 –	TIME: Section 8.2.1

If Tenant fails to respond within seven (7) business days after receipt of such TI Contract, either approving the same or stating its reasonable disapproval thereof in accordance with this Section 4.5, Landlord may re-send such request to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Tenant fail to respond to such second request within three (3) business days after receipt thereof, such failure shall be deemed to be an approval of the TI Contract as submitted.
Landlord shall provide Tenant with a copy of the executed TI Contract within three (3) business days after execution and delivery thereof.
(B)    Construction Management Fee. Landlord shall receive a construction management fee in connection with the performance of the Tenant Improvement Work equal to three percent (3%) of the hard costs of the Tenant Improvement Work. There shall be no construction management fee due for the work performed by Tenant pursuant to Section 4.7 hereof.
(C)    Bid Process. Following Landlord’s approval of the Final Tenant Plans, Landlord shall cause the General Contractor to obtain at least three (3) subcontractor bids for each Major Trade, as hereinafter defined, in connection with the Tenant Improvement Work. “Major Trades” shall be defined as any trade performing work, the cost of which is estimated to exceed $100,000 based upon Landlord’s preliminary price estimates provided pursuant to Section 4.5(D). Tenant shall have the right to propose union subcontractors for each Major Trade and to consult with Landlord and the General Contractor regarding the preparation of the bid packages. Such subcontractors shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s General Contractor may bid on portions of the Tenant Improvement Plans that would be performed by a subcontractor, such as rough carpentry. Landlord shall prepare an analysis of such bids and recommendations for Tenant’s review. Landlord and Tenant shall pre-approve (which approval shall not be unreasonably withheld) each subcontractor for each trade on the bid list. Except to the extent that Tenant has expressly disapproved any particular subcontractor, Tenant’s participation in the bid process shall in no way constitute Tenant’s approval or endorsement of any subcontractor(s) or their qualification or ability to perform the subcontract, it being understood that Landlord is ultimately responsible to Tenant for the work performed by the General Contractor and/or any subcontractor(s). The bid packages shall require bidders to identify all Long-Lead Items and to specify delivery dates therefor. Landlord’s General Contractor, under the direction of Landlord, will solicit the bids from the subcontractors and administer the bid solicitation process in accordance with the time period provided for in Section 4.5(D) below. Upon the conclusion of the bid solicitation process, Landlord will provide Tenant with a copy of the bids received from the subcontractors, including an analysis of such bids and recommendations for Tenant’s review, and meet with Tenant to determine which of the subcontractors shall be awarded the subcontract for each Major Trade within the Tenant Improvement Work. Tenant shall reasonably cooperate with Landlord’s efforts to expedite the bid process. After Landlord’s receipt of bids for the Tenant Improvement Work, Landlord shall select the subcontractor in each trade from the pre-approved list for the Tenant Improvement Work, subject to obtaining Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, provided that Landlord is acting in good faith for Project Management Reasons, as hereinafter defined, Landlord shall have the right, without obtaining Tenant’s approval, to select any subcontractor which Landlord deems to be qualified to perform applicable portion the Tenant Improvement Work, provided such subcontractor’s bid for the applicable portion of the Tenant Improvement Work does not exceed the lowest received bid for the same portion of the Tenant Improvement Work by more than three percent (3%). Landlord shall notify Tenant in advance of any instance where it is exercising this right. As used herein, “Project Management Reasons” shall mean (i) Landlord's knowledge of the construction experience of the individual(s) who will be serving as project management staff for the subcontract in question, (ii) labor availability or capacity of the subcontractors in question, (iii) scheduling, and (iv) availability of material and equipment.
(D)    Cost Proposal. Landlord shall advise Tenant of preliminary price estimates for the Tenant Improvement Work (including breakdowns by trade) as promptly as possible but in any event within the following time periods: (i) twenty (20) business days after Landlord’s receipt of the Tenant Schematic Plans, (ii) twenty-five (25) business days after Landlord’s receipt of the Tenant DD Plans, and (iii) within thirty (30) business days after Landlord’s receipt of the Tenant Construction Plans. In addition, Landlord and Tenant shall meet within fourteen (14) days after Landlord receives the results of the bid solicitation process described in Section 4.5(C) above to evaluate the same. Within twenty-one (21) days after such meeting, Landlord shall calculate and furnish to Tenant a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, subject to Section 4.5(C) above, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process and to be let upon approval of the Cost Proposal, broken down by trade (“Direct Costs”), (ii) job expenses, insurance costs, permit fees, subcontractor performance and payment bonds (if required), utilities (if applicable, but utilities provided on the Lot shall be paid for separately in accordance with Section 4.8(B)), hoisting costs in accordance with Section 4.8(B), contingencies, and allowances for winter weather, police detail and the like (“Indirect Costs”), and (iii) the amount of the General Contractor’s fee, Landlord’s construction management fee, and general conditions based on the Direct Costs and Indirect Costs.
(E)    Tenant Approval of Cost Proposal; Redesign Period. Subject to the provisions of this Article IV, Tenant shall approve or reject the Cost Proposal in writing to Landlord on or before the date that is ten (10) business days after being furnished the same. If Tenant fails to give Landlord notice approving of the Cost Proposal within the period required under the preceding sentence, Landlord may re-send such request to Tenant via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED DISAPPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed disapproval of such request and may be a Tenant Delay”. Such notice shall constitute a Tenant Delay Notice, provided that the 48-hour waiting period referenced in Section 4.4(G) shall be three (3) business days in this case. Should Tenant fail to respond to such second request within three (3) business days after receipt thereof, Tenant shall be deemed to have disapproved the Cost Proposal. If Tenant rejects the Cost Proposal: (i) no Tenant Improvement Work will commence until a Cost Proposal has been approved or deemed approved by Tenant, and (ii) within fifteen (15) business days after the expiration of Tenant’s response period under the first sentence of this Section 4.5(E), Tenant shall make such revisions to the Final Tenant Plans as Tenant desires to make to change the cost of the Tenant Improvement Work and resubmit the same, with revisions highlighted, to Landlord for approval pursuant to the process set forth in Section 4.3(B) above. In such event, Landlord shall direct Landlord’s General Contractor to re-price the Tenant Improvement Work based upon the revised Final Tenant Plans and shall submit a revised Cost Proposal to Tenant within ten (10) business days (or twenty-one (21) business days in the case of a major redesign, i.e., a redesign involving construction costs of $100,000 or more), or in either event, such longer time as is reasonably necessary to obtain revised pricing in light of the scope of the revisions contained in such revised Final Tenant Plans, after receipt of such revised Final Tenant Plans, not to exceed thirty (30) business days. Tenant shall give Landlord written notice accepting or rejecting the revised Cost Proposal on or before the Premises Release Date (as set forth on Exhibit B-2), and failure to give such notice within such period shall be deemed a rejection thereof. In any event, the cost of any change in or cancellation of any Long-Lead Items after the Long-Lead Early Release Date (as set forth on Exhibit B-2) shall be Tenant’s responsibility. Tenant’s failure, for any reason other than Landlord’s failure timely to comply with its obligations under this Article IV, (i) to approve a Cost Proposal and to give Landlord, prior to the Premises Release Date a written authorization to proceed with the Tenant Improvement Work, and/or (ii) to provide the Permit Documentation and the Authorization to Proceed within the times provided under Section 4.3(B) above, shall be deemed to be a Tenant Delay as described in Section 4.4(G)(4) (subject to the notice and cure period set forth therein).
(F)    Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which shall be granted or withheld in accordance with the approval standards set forth in Section 4.3(B) hereof) change proposals subsequent to Landlord’s approval of the Final Tenant Plans and Tenant’s approval of the applicable Cost Proposal (each, a “Change Order”). Any such change proposal submitted by Tenant must contain information consistent with the level of information required of design development drawings so the Landlord may assess the change proposal, and Landlord shall have no obligation to respond in detail to a change proposal which does not contain such level of information, but Landlord shall notify Tenant what additional information is required from Tenant. Landlord agrees to respond to any such change proposal (which response shall include any information necessary for Tenant to evaluate such change order) within ten (10) business days (or such longer time as is reasonably necessary taking into consideration the information contained in such change proposal, Landlord agreeing to use reasonable efforts to expedite the receipt of any information needed by Landlord to respond to such change proposal, such as revised bids from contractors) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such change proposal, as well as an estimate of the length of any delay which would likely result in the completion of Landlord’s Work if a Change Order is made pursuant thereto. During the review of a Change Order, Landlord shall continue with Landlord's Work without regard to such Change Order, except as set forth in Section 4.5(H) below. If Landlord disapproves such Change Order, Landlord shall continue with Landlord's Work without regard to such Change Order. Tenant shall have the right to then approve such change proposal within five (5) business days after receipt of such information. Tenant shall have the right to withdraw a change proposal at any time. If Tenant approves such change proposal and a Change Order is made, then the net Change Order Costs with respect to related items associated with the approved change order shall be deemed additions or deductions, as the case may be, to the applicable Cost Proposal and shall be paid by or credited to Tenant in accordance with Section 4.8.
(G)    With respect to any change proposal submitted by Tenant pursuant to Section 4.3(C)(4) or Section 4.5(F), Tenant may request, as part of such submission, that Landlord provide Tenant with a “not to exceed” amount for the cost of doing the design work required to obtain specific construction pricing for Tenant's proposed changes (a “Change Design Cost Statement”). If Tenant so requests, then Landlord shall provide such Change Design Cost Statement to Tenant within fifteen (15) business days after receipt of the change proposal in question. If Tenant notifies Landlord in writing that Tenant agrees to pay for such design work, up to the maximum amount set forth in the Change Design Cost Statement, then Landlord will proceed to have such design work performed, and Tenant shall pay the cost thereof, up to the maximum amount set forth in the Change Design Cost Statement, in accordance with Section 4.6 hereof. The performance of such design work shall not obligate Tenant to proceed with the changes in question, and the provisions of Section 4.3(C)(4) or 4.5(F) regarding Tenant approval shall continue to apply.
(H)    Furthermore, with respect to any change proposal submitted by Tenant pursuant to Section 4.3(C)(4) or Section 4.5(F), Tenant may request, as part of such submission, that Landlord use reasonable efforts to modify the order of performance of Landlord's Work to avoid conflict with the requested change (that is, to avoid performing work that would be affected by such change) during the period in which the review and approval process set forth in Section 4.3(C)(4) or 4.5(F) is taking place. If Tenant so requests, Landlord will meet with Tenant to discuss what modifications to Landlord's construction schedule are reasonably possible, and the additional costs and/or delay (if any) resulting therefrom. If Tenant agrees to pay such costs and acknowledges in writing that any such delay shall constitute a Tenant Delay if it in fact delays the Substantial Completion Date beyond the Estimated Commencement Date, then Landlord will make such modifications to Landlord's construction schedule pending the outcome of the process described in Section 4.3(C)(4) or Section 4.5(F), as the case may be.
(I)    Base Building Work. Base Building Work shall, subject to Section 4.3(C), be performed by Landlord, at Landlord’s sole cost and expense.
(J)    Tenant Improvement Work. The Tenant Improvement Work shall, subject to Landlord’s obligation to provide Landlord’s Contribution under Section 4.8, be performed at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work exceeds Landlord’s Contribution, then Tenant shall pay to Landlord the amount of such excess in accordance with Section 4.8.

4.6	LANDLORD’S CONTRIBUTION AND TENANT PAYMENT OBLIGATIONS.
(A)    Landlord shall contribute an amount (“Landlord’s Contribution”) equal to up to Seventy-Five Dollars ($75.00) per rentable square foot of the Premises towards the cost of the construction of the Tenant Improvement Work (“Tenant Improvement Work Costs”). Except as expressly set forth in the following sentence, no portion of Landlord’s Contribution may be used for so-called “soft costs” or for moving expenses, telephone systems, furniture, equipment or other personal property to be owned by Tenant. It is understood and agreed that Tenant may utilize a portion of the Landlord’s Contribution, not to exceed a maximum of Ten Dollars ($10.00) per rentable square foot of the Premises (the “Cap Amount”), towards third party, so-called “soft costs” related to the Tenant Design Work, space planning, architectural and engineering fees, and telecommunications cabling and installation of telecommunications equipment and facilities in the Premises (the “Special Costs”); provided, however, that the conditions to application of the Landlord’s Contribution set forth herein have been satisfied (including, without limitation, the requirement that Landlord’s Contribution be utilized on or before the date twenty-four months after the Commencement Date) and provided further that, with respect to any Special Costs for which Tenant has directly contracted and for which Tenant is requesting reimbursement from Landlord's Contribution, Tenant (i) has paid for all of such Special Costs in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result thereof in the recordable forms reasonably acceptable to Landlord, and (ii) has delivered to Landlord its certificate specifying the cost of such Special Costs, together with evidence of such cost in the form of paid invoices, receipts and the like (such submission by Tenant, a “Special Costs Requisition”). Prior to the determination of Tenant's Share and Landlord's Share, as set forth in Section 4.6(B), Landlord shall pay to Tenant fifty percent (50%) of the lesser of (i) the amount of such costs so certified or (ii) the Cap Amount within thirty (30) days after the satisfaction of the foregoing conditions. Within thirty (30) days after the determination of Tenant's Share and Landlord's Share, there shall be an adjustment between the parties so that with respect to the total amount of Special Costs Requisitions paid to date, Landlord has paid one hundred percent (100%) of the lesser of Landlord's Share of the amount of such costs so certified or the Cap Amount. Tenant shall expend not less than $37.50 per rentable square foot on tenant improvements on each floor of the Premises.
(B)    The cost of Tenant Improvement Work shall be paid as follows:
(1)    Tenant shall pay to Landlord on a monthly basis during the course of construction of the Tenant Improvement Work, within thirty (30) days of billing therefor, Tenant’s Share, as hereinafter defined, of any costs incurred by Landlord in performing the Tenant Improvement Work. Those items shown on Exhibit B-5 as part of the Base Building Work shall be paid for by Landlord and shall not be considered part of the Tenant Improvement Work.
(2)    “Landlord’s Share” shall be a fraction, the numerator of which shall be the amount of Landlord’s Contribution, and the denominator of which shall be the aggregate costs of the Tenant Improvement Work and the Special Costs for which Tenant has submitted a Special Costs Requisition, such costs to be initially based on the final Cost Proposal, subject to adjustment during the course of performance of the Tenant Improvement Work and the final accounting pursuant to Section 4.8 below. “Tenant’s Share” shall be a percentage equal to one hundred percent (100%) less Landlord's Share, subject to adjustment as Landlord's Share is adjusted and further subject to the final accounting pursuant to Section 4.8 below.
(3)    Notwithstanding anything to the contrary herein contained, to the extent that the aggregate cost of the Tenant Improvement Work with respect to the Premises does not exceed the maximum amount of Landlord’s Contribution and Tenant does not, on or before the date twenty-four (24) months after the Commencement Date, submit to Landlord invoices for the balance of Landlord’s Contribution, then any unused portion of Landlord’s Contribution (“Unused Portion”) shall be forfeited and Tenant shall not be entitled to all or any portion of the Unused Portion.
(4)    Landlord shall have the same rights and remedies based upon Tenant’s failure timely to pay any amounts due from Tenant under this Article IV (and such amounts shall be considered to be Additional Rent) as Landlord has based upon Tenant’s failure timely to pay Annual Fixed Rent and other charges due under the Lease after the expiration of grace periods provided herein; provided, however, to the extent of any good faith dispute relating to Landlord’s Work, such rights and remedies shall be tolled, provided that Tenant timely pays to Landlord any undisputed amount in accordance with the provisions of this Article IV.
(5)    Notwithstanding anything to the contrary in the Lease, Landlord shall have no obligation to pay any portion of the cost of the Tenant Improvement Work (as determined in accordance herewith) in excess of Landlord’s Contribution. Tenant shall pay any such excess amount in accordance with the provisions hereof.
(6)    Landlord shall pay, or cause to be paid, all contractors performing Landlord’s Work. Subject to Tenant’s obligation to pay Tenant’s Share of the cost of the Tenant Improvement Work, and the cost of the Tenant Design Work, as set forth in this Section 4.6, Landlord shall pay, or cause to be paid, all contractors performing the Tenant Improvement Work, up to the total amount of Landlord's Contribution.

4.7	WORK PERFORMED BY TENANT; EARLY ACCESS.
(A)    Tenant’s interior furnishings (i.e., specifications, coordination, supply and installation of furniture, furnishings, telecommunications cabling and equipment and moveable equipment) shall be the responsibility of Tenant.
(B)    With Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, without payment of rent, to enter the Premises prior to the Substantial Completion Date, during normal business hours but otherwise in compliance with the terms of this Lease, to perform such work as is to be performed by Tenant or its contractors under the direction or control of Tenant in order to prepare the Premises for the opening of Tenant’s business on or before the Commencement Date, including, without limitation, the installation of Tenant’s IT Equipment and Tenant's Furniture (as both such terms are hereinafter defined), provided that no work performed by Tenant shall interfere with the performance of Landlord’s Work, and the contractors and personnel performing such installations comply with Tenant’s obligations under Article IX (including, without limitation, Tenant’s obligation to maintain harmonious labor relations as set forth in Section 9.3). Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant. Landlord may condition such consent upon Tenant’s agreements to pay for the cost of restoring any damage done by Tenant to Landlord's Work, and performing any necessary refurbishment of equipment so that Landlord’s Warranty with respect to such equipment can extend through the applicable Outside Landlord Warranty Date.
(C)    Landlord shall provide Tenant with early access to the following areas of the Premises on or before the following dates in order to facilitate the installation of Tenant's computers, audiovisual equipment, and telecommunications equipment (“IT Equipment”) and Tenant's furniture and personal property (“Furniture”). With respect to the installation of Tenant's IT Equipment, Landlord shall deliver to Tenant the IT Areas, as hereinafter defined, at least sixty (60) days prior to the Actual Substantial Completion Date, and provide Tenant with reasonable access to such IT Areas from and after delivery thereof. With respect to the installation of Tenant's Furniture, Landlord shall deliver to Tenant various floors of the Premises in accordance with the schedule set forth in Exhibit E, Landlord and Tenant agreeing to cooperate with each other in designating which floors are delivered in what order, and provide Tenant with reasonable access to such floors from and after delivery thereof. As used herein, the “IT Areas” shall mean telephone closets and telecommunications demarcation room(s).
(D)    Subject always to the provisions of this Lease, if Tenant will be employing any contractors in preparing the Premises for Tenant’s occupancy: (i) Landlord will give Tenant reasonable advance notice of the date on which the Premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors (and at least the time periods set forth in this Section 4.5 and Exhibit E), and (ii) Tenant and Landlord each shall take necessary reasonable measures to the end that their respective contractors shall cooperate and coordinate, each with the other, in all ways to avoid any delay to the work being performed or conflict in any other way with the performance of such work. All work performed by Tenant and Tenant’s contractors shall be performed in accordance with Article IX of the Lease (including, without limitation, Tenant’s obligation to maintain harmonious labor relations, consistent with Section 9.3).
(E)    Tenant shall have the right, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed, to install its own security system for the Premises and to connect equipment to the Building monitoring systems, provided that (i) such security system shall be compatible with Landlord’s security system, and (ii) no such work shall interfere (except to a de minimus extent) with the performance of Landlord’s Work. Tenant shall submit the specifications therefor to Landlord for approval, and Landlord shall respond to such submission (“Landlord's Security System Response”) within ten (10) business days. If Landlord fails to deliver Landlord's Security System Response within the period required under the preceding sentence, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, Landlord shall be deemed to have approved the specifications for such security system.

4.8	PERFORMANCE OF WORK.
(A)    Representatives. Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying. Without limiting the foregoing, if Brian Murray, or a party designated by Brian Murray in writing, instructs Landlord's Construction Representative in writing to proceed with a change to the Tenant Improvement Work without going through a formal change order process (an “Informal Change Order Authorization”), such written instruction shall bind Tenant to pay the cost of such change despite the fact that the amount thereof is not then known. Notwithstanding anything to the contrary herein contained, except where another means of delivery is specifically provided in this Article IV (such as, without limitation, in case of the various “WARNING” notices provided for herein), any notices required under this Article IV may be in the form of an email delivered to a party's Construction Representative or a notice delivered to a party's Construction Representative by hand.
(B)    Utilities. From and after the commencement of the Tenant Improvement Work, if Landlord is supplying (or causing to be supplied) construction period utility services, Tenant shall reimburse Landlord within thirty (30) days of billing therefor, as Additional Rent, for the cost of (i) all utilities, including without limitation, gas for temporary heating and electricity, used in the Premises in performing the Tenant Improvement Work (but not the Base Building Work), as measured by utility meters to be installed as part of Landlord’s Work and (ii) the use of a temporary hoist, to the extent used, in performing the Tenant Improvement Work (but not the Base Building Work). Such costs, to the extent not directly attributable to Tenant, shall be allocated to the Tenant Improvement Work on a pro-rata basis, as determined by the monthly requisitions from the General Contractor (i.e. based upon the ratio of the cost of the Tenant Improvement Work to the total cost of Landlord’s Work) with no administrative fee or markup by Landlord.
(C)    Record Drawings. Landlord shall, within ninety (90) days after the Actual Substantial Completion Date, deliver to Tenant record drawings, in CAD format, reflecting the “as-built” condition of Landlord's Work.
(D)    Intentionally Omitted.
(E)    Final Accounting.
(1)    Tenant Improvement Work: Landlord shall provide Tenant with a monthly accounting of the costs of the Tenant Improvement Work. No later than ninety (90) days after the completion of the Tenant Improvement Work, Landlord shall provide Tenant with a final accounting of the total cost of the Tenant Improvement Work as determined in accordance with Section 4.5 (“Final Accounting”) and a copy of the Certificate of Occupancy, together with a record set of drawings and all warranties and operating manuals for equipment that is part of the Tenant Improvement Work where such equipment is to be maintained by Tenant, and Tenant shall pay within thirty (30) days any amounts by which the total cost of performing the Tenant Improvement Work exceeded Landlord’s Contribution after giving credit to Tenant for any amounts previously paid by Tenant pursuant to Section 4.6 or this Section 4.8, and any amounts then due and owing from Landlord to Tenant pursuant to this Article IV. In furtherance of the foregoing, with respect to any items of the Tenant Improvement Work (i) covered by an approved Cost Proposal or Change Order, or (ii) over which Tenant otherwise has approval rights of the cost thereof under this Article IV, Tenant shall only be obligated to pay the cost thereof approved by Tenant, but the foregoing shall not apply to any Informal Change Order Authorization.
(2)    Landlord shall be solely responsible for ensuring that all contractors, subcontractors and suppliers performing services or providing materials (including without limitation in connection with the Tenant Improvement Work) at the direction of Landlord are paid all amounts in accordance with their respective contracts. Tenant shall have no liability with respect to the proper allocation or payment of funds. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all loss, cost, damage and expense (including without limitation reasonable attorneys’ fees and costs) suffered by Tenant as a result of any claim or lien by any contractor, subcontractor or supplier for payment under any contract or other arrangement with Landlord or anyone claiming by, through or under Landlord. Landlord shall discharge any liens for labor or materials performed or furnished in connection therewith pursuant to contracts with Landlord or Landlord's contractors against Tenant's leasehold estate hereunder thirty (30) days or otherwise bond off the same to Tenant's reasonable satisfaction.
(3)    Tenant shall have the same audit rights against the General Contractor under the TI Contract as Landlord has and the same right of access during construction of the Tenant Improvement Work to all schedules, documentation and requisitions made available to Landlord under the TI Contract.
(4)    Furthermore, with respect to charges to Tenant under this Article IV that do not fall under the TI Contract (“Non-Contract Charges”), Tenant shall have the right to examine Landlord’s books and records to verify the correctness thereof.

i.
Any request for such examination may be made by notice from Tenant to Landlord (“Tenant's Construction Examination Request”) no more than eighteen (18) months after the date Landlord delivers the Final Accounting, and only if Tenant shall have fully paid the amount of Non-Contract Charges shown thereon. Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the date Tenant's receipt of Landlord's books and records as set forth in subsection (iii) below.

ii.
Tenant hereby acknowledges and agrees that Tenant’s sole right to contest Non-Contract Charges shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights provided pursuant to applicable laws to examine Landlord’s books and records and/or to contest Non-Contract Charges. If Tenant shall fail to timely exercise Tenant’s right to examine Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, Landlord's Final Accounting shall be conclusive and binding on Tenant.

iii.
All of Landlord’s books and records pertaining to Non-Contract Charges in the Final Accounting shall be made available to Tenant within a reasonable time (not to exceed sixty (60) days) after Landlord timely receives a Tenant’s Construction Examination Request pursuant to this Section, which books and records may be made available by Landlord either electronically or during normal business hours at the metropolitan Boston offices where Landlord keeps such books and records, as determined by Landlord.

iv.	Tenant shall have the right to make a Tenant’s Construction Examination Request no more than once.

v.
Such examination may be made only by (a) an employee of Tenant, or (b) an employee of a nationally recognized independent certified public accounting firm reasonably approved by Landlord, or (c) an employee of a nationally recognized construction firm reasonably approved by Landlord. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

vi.
As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential (except as may be necessary in connection with any legal or other proceeding to dispute Non-Contract Charges or except as may be required by law) any information which it discovers about Landlord or the Building in connection with such examination.

vii.
All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that the amount of Non-Contract Charges payable by Tenant was overstated by five percent (5%) or more of the total of Non-Contract Charges, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination, within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, up to a maximum of the lesser of (i) Ten Thousand and 00/100 Dollars ($10,000.00), and (ii) the amount of the overstatement.

viii.
If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Non-Contract Charges exceeded the amounts to which Landlord was entitled hereunder, Landlord shall refund to Tenant the amount of such excess within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Non-Contract Charges were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement. If, following such examination, Landlord and Tenant do not agree that the amounts paid by Tenant to Landlord on account of Non-Contract were equal to the amounts to which Landlord was entitled hereunder, or to the amounts of any excess or deficiency with respect thereto, then the parties shall negotiate in good faith for thirty (30) days to attempt to reach agreement, and following such thirty- (30-) day period, either party may submit such dispute to arbitration in accordance with Section 4.9 below.

(F)    Landlord’s Warranty and Correction of Defects.
(1)    Landlord warrants and represents to Tenant that: (a) the materials and equipment furnished in the performance of Landlord’s Work will be of good quality (consistent with first-class office space in the Construction Market Area), new and of recent manufacture (except to the extent specified otherwise in the Tenant Plans or the Approved Base Building Plans and Specifications); (b) Landlord’s Work will be free from defects not inherent in the quality required or permitted in the Tenant Plans or the Approved Base Building Plans and Specifications; (c) Landlord’s Work and all components thereof shall be in good working order and condition as of the completion of Landlord’s Work, as applicable; (d) Landlord’s Work will be constructed in compliance with all then-applicable Legal Requirements in effect as of the date of issuance of the Certificate of Occupancy with respect to the Premises, Tenant hereby acknowledging that Landlord may elect to have the benefit of any so-called “grandfather” provisions of applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder. If any changes to Landlord’s Work are required by reason of changes in Legal Requirements which first become effective after the date on which the City of Cambridge Approves for Issuance the permit to commence construction of Landlord’s Work, Landlord shall pay the cost thereof related to the Base Building Work and Tenant shall pay the cost thereof related to the Tenant Improvement Work. Any portion of Landlord’s Work not conforming to the foregoing requirements will be considered defective. Landlord further represents and warrants to Tenant that (i) Landlord has obtained, or will obtain in the course of Landlord’s Work, all necessary permits, licenses and approvals of whatever nature or type, from all federal, state, county, regional and municipal governmental or quasi-governmental agencies and boards that are required to build the Building and other improvements described in the Approved Base Building Plans and Specifications and Tenant Plans, and, to the extent that the same have been obtained as of the Execution Date of this Lease, the same are in full force and effect, without default or violation; (ii) Landlord has paid, or shall pay, subject to reimbursement, if applicable, pursuant to the terms of Article VII below, when due, any amounts required under any such permit, license or approval; (iii) Landlord has good record and marketable title to the Property; and (iv) Landlord has the full unencumbered right to enter into and perform this Lease without the need for any approval by any third party or parties (except for the issuance of the remaining construction related permits and approvals and certificates, including approval thereof by the CRA). All of the foregoing representations and warranties set forth in this Section 4.8(F)(1) are collectively referred to as “Landlord’s Warranty”. Landlord’s Warranty hereunder shall not apply to the extent of damage or defect caused by (1) the negligent acts or omissions or the willful misconduct of Tenant, its employees, agents, contractors, or sublessees (hereinafter, the “Tenant Article IV Parties”), (2) improper operation by any of the Tenant Article IV Parties, or (3) normal wear and tear and normal usage.
(2)    Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Article IV not later than the date (“Outside Landlord Warranty Date”) (a) that is eleven (11) calendar months and three (3) weeks next beginning after the Actual Substantial Completion Date of the portion of Landlord’s Work for which Tenant is providing such notice (the parties agreeing that for purpose of determining the Outside Landlord Warranty Date only, the Actual Substantial Completion Dates for the Base Building Work and the Tenant Improvement Work may be different depending on when such work is in fact substantially complete), and (b) with respect to any Punch List Items, that is eleven (11) calendar months and three (3) weeks next beginning after such Punch List Item is completed, and (c) in the case of latent defects, that is one (1) week before the last date on which Landlord can make a claim therefor under the BB Contract or the TI Contract, as the case may be, Tenant shall be deemed conclusively to have approved Landlord’s construction of the Tenant Improvement Work and the Base Building Work, and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Article IV, except to the extent that Tenant claims a defect as to which Landlord still has the benefit of a warranty against latent defects under the BB Contract or the TI Contract, as applicable. Landlord agrees (i) to reserve the right to make claims regarding latent defects in the TI Contract and the BB Contract, and (ii) to correct or repair, at its expense (and not to include such cost in Operating Expenses), items which do not conform to Landlord’s Warranty, provided that Tenant shall timely have given notice to Landlord, as aforesaid. The provisions of this Section 4.8(F)(2) shall not relieve Landlord of any obligation which Landlord has to make repairs or to perform maintenance pursuant to Article VII of the Lease.
(3)    Landlord agrees that, as part of the BB Contract, it will require a roof warranty of at least ten (10) years.

4.9
ARBITRATION. Any disputes relating to provisions or obligations in this Article IV or arising from the performance of the parties under this Article IV (specifically excluding the terms and provisions of this Section 4.9) shall be resolved by arbitration, under the Construction Industry Rules of the American Arbitration Association (the “AAA”), and subject to the provisions of Mass. General Laws, c. 251, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than sixty (60) days after the date of demand, in Boston or Cambridge, Massachusetts. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before filing of any demand for arbitration hereunder. The parties hereby appoint David A. Hoffman as arbitrator, who shall adjudicate all disputes hereunder. In the event the aforementioned arbitrator shall be unable to serve due to death, disability, incapacity or refusal to serve, then a replacement arbitrator having at least fifteen (15) years’ experience arbitrating or adjudicating construction disputes shall be appointed by agreement of the parties with reasonable promptness, unless they cannot agree, in which case a replacement shall be appointed by the AAA upon application of either party from among its roster of Construction Neutrals pursuant to the AAA rules governing arbitrator selection. Any award of an arbitrator rendered hereunder shall be subject to confirmation and entry of judgment thereon in any court of competent jurisdiction sitting in Suffolk or Middlesex Counties, Massachusetts, and the parties hereby consent to the jurisdiction of such court. The costs and administration expenses of each arbitration hereunder and their apportionment between the parties shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witness fees. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under this Lease during the pendency of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

4.10	TIME IS OF THE ESSENCE. Time is of the essence of each of the obligations of the parties under this Article IV.

4.11	BPLP LIMITED GUARANTY.
(A)    As used herein, the term “Performance Obligation” shall mean the timely performance by Landlord of its obligations to complete the construction of Landlord’s Work and the obligations set forth in Section 16.35 of this Lease. As used herein, the term “Payment Obligation” shall mean the complete and timely payment by Landlord of amounts due to Tenant pursuant to this Article IV, including without limitation Landlord's Contribution and Tenant’s Termination Expenses. The Performance Obligation and the Payment Obligation are collectively referred to herein as the “Obligations.”
(B)    By its execution of this Lease, Boston Properties Limited Partnership (“BPLP”) hereby unconditionally and irrevocably guarantees to Tenant (a) the full, prompt and faithful performance of the Performance Obligation and (b) the full, prompt and faithful payment (and not collection) of the Payment Obligation (collectively, the “Guaranty”). BPLP hereby expressly waives any demand for payment, presentment, protest, diligence, notice of non-payment, or non-performance of any of the Obligations or proof, notice or demand of any sort, and any requirement that Tenant exhaust any right, power or remedy or proceed against Landlord under the Lease or any other agreement referred to herein or therein, or against any other person or entity under any other guaranty of, or security for, any of the Obligations, in order to charge BPLP. Each and every default by Landlord under the Lease with respect to the Obligations shall give rise to a separate cause of action under this Guaranty, and separate suits may be brought hereunder following the time each such cause of action arises.
(C)    BPLP hereby further expressly agrees that the validity of this Guaranty and the obligations of BPLP hereunder shall in no way be terminated, affected or impaired by reason of (i) the granting by the Tenant of any indulgences whatsoever to Landlord or (ii) by the relief of Landlord from any of Landlord’s obligations under this Lease by operation of the rejection of this Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted or (iii) the filing by or against Landlord of any bankruptcy, reorganization arrangement, composition readjustment, liquidation, dissolution, insolvency, receivership or other similar proceedings under any present or future Federal, State or municipal statute, law, ordinance, by-law, rule or regulation for the relief of debtors or (iv) any adjudication or determination in any such proceeding or (v) the assertion by Tenant against Landlord of any rights or remedies reserved to Tenant pursuant to the provisions of this Lease.
(D)    BPLP hereby waives all suretyship defenses.
(E)    BPLP further agrees that its liability under this Guaranty shall be primary and that, in any cause of action which shall accrue to Tenant under the Lease, Tenant, may, at the Tenant’s option, proceed against BPLP and Landlord, jointly or severally, and may proceed against BPLP without having commenced any action against or having obtained any judgment against Landlord or with respect to or under this Lease.
(F)    BPLP hereby irrevocably and unconditionally (i) submits to personal jurisdiction in the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Guaranty, and (ii) waives any and all personal rights under the laws of any state to object to jurisdiction within the Commonwealth of Massachusetts or venue in any particular forum within the Commonwealth of Massachusetts. BPLP agrees that methods of service of process shall be as provided for under applicable law. Nothing contained herein, however shall prevent Tenant from bringing any suit, action or proceeding or exercising any rights against BPLP, in the Commonwealth of the Massachusetts, or other jurisdiction in which BPLP is located, all at Tenant’s election, and against any property of BPLP, in any other state. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Massachusetts shall govern the rights and obligations of BPLP and Tenant or the submission herein made by BPLP to personal jurisdiction within the Commonwealth of Massachusetts. BPLP shall pay to Tenant upon demand all costs and expenses (including reasonable legal expenses) incurred by Tenant in connection with the enforcement of this Guaranty.
(G)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that this Guaranty shall terminate (except with respect to BPLP’s Performance Obligations pursuant to Section 16.35 of this Lease, which continue throughout the Lease Term) as of the last to occur of (1) the final disbursement of all amounts of Landlord’s Contribution requested by Tenant, (2) the expiration of Landlord’s warranty under Section 4.8(F) above and the completion of all punchlist and warranty items under Sections 4.8(D) and (F) above, and (3) the date upon which final, unconditional certificate of occupancy shall have been issued by the applicable governmental authority for Landlord’s Work such that Tenant can legally use and occupy the Premises (except to the extent that Landlord is unable to obtain the same because of the status of completion of any work being performed by or on behalf of Tenant (other than Landlord's Work).

4.12
OWNERSHIP DURING CONSTRUCTION. Notwithstanding anything to the contrary contained in this Lease, Tenant's obligation to make any payments to Landlord prior to the Actual Substantial Completion Date shall be subject to the following:

(A)    Landlord shall provide Tenant with a written notice (“Landlord's Expended Costs Notice”), not less frequently than quarterly, of the amount Landlord has thus far expended on Included Construction Period Costs, as defined in Section 4.12(E) below. Such number shall be multiplied by 89.9% and the resulting amount shall be the “Maximum Payment Amount.” The Maximum Payment Amount shall be recalculated each time Landlord issues a revised Landlord's Expended Costs Notice.
(B)    Tenant shall never be obligated to pay, in the aggregate (payments by Tenant are inclusive of any reduction to Landlord's Contribution on account of the costs of any Tenant Change Orders), more than (x) the Maximum Payment Amount (as calculated from time to time) minus (y) the sum of (i) any payments previously paid by Tenant in connection with the New Building and the Connector (as such term is defined in the Must-Take Premises and Right of First Offer Agreement of even date with this Lease by and among Tenant, Boston Properties Limited Partnership and the Trustees of Ten Cambridge Center Trust (the “MTP Agreement”)) which have been future valued at 4.7% to such point in time and (ii) the present value of any future payments that Tenant is obligated to make in connection with the New Building and the Connector discounted at 4.7% (but in each case excluding payments that are not required to be included in the calculation of the Tenant’s maximum guaranty amount under ASC 840-40-55), and any funds that would otherwise be due from Tenant to Landlord but for the provisions of this Section 4.12 shall be deferred until the day after the Actual Substantial Completion Date. Such deferred amounts are hereinafter called the “Deferred Amounts”. Upon the Actual Substantial Completion Date, all then-outstanding Deferred Amounts, if any, shall immediately cease being Deferred Amounts. Notwithstanding the foregoing, the following payments from Tenant shall not be included in the amounts that are subject to the Maximum Payment Amount:
(1)    Tenant’s obligations for damages to Landlord prior to the Actual Substantial Completion Date resulting from Tenant’s willful misconduct, misappropriation of funds, illegal acts, fraud, and bankruptcy.
(2)    Third-party damage claims (resulting from Tenant’s own actions or failures to act) paid by Tenant which are not related to Landlord’s Work, for example slip and fall claims that occur on the Site.
(C)    Deferred Amounts shall be due and payable within thirty (30) days after they cease being Deferred Amounts.
(D)    Deferred Amounts shall accrue interest from the date which, absent the provisions of this Section 4.12, would have been the original due date hereunder (the “Unadjusted Due Date”) until the date actually paid hereunder. Such interest shall accrue at the rate of twelve percent (12%) per annum for the period from the Unadjusted Due Date until the earlier of (i) the date Landlord issues a revised Landlord's Expended Costs Notice that indicates a Maximum Payment Amount sufficient to include the Deferred Amounts, or (ii) the date actually paid hereunder, and at the rate of fifteen percent (15%) per annum for the period, if any, between the date Landlord issues a revised Landlord's Expended Costs Notice that indicates a Maximum Payment Amount sufficient to include the Deferred Amounts, and the date actually paid hereunder. Such interest shall be in addition to any other payments of interest or late fees specified hereunder for late payments, recognizing that Deferred Amounts are not due until the date calculated in accordance with this Section 4.12.
(E)    As used herein, “Included Construction Period Costs” shall mean, as of the date in question, the then-incurred project costs for the New Building and the Connector (excluding in both cases any costs for land) that are properly capitalizable under US GAAP incurred as of such date (after having adjusted such costs for any Accounting Force Majeure Costs). “Accounting Force Majeure Costs” shall mean the sum of (a) all costs and expenses incurred by Landlord to restore the New Building and the Connector in connection with an Accounting Force Majeure Event (including (i) all capitalized interest and other collateral costs and carrying costs accruing on such cost necessary to repair and restore damage caused by such Accounting Force Majeure Event following such Accounting Force Majeure Event and (ii) capitalized interest and other collateral costs and carrying costs accruing as a result of time delays necessary to repair and restore damage caused by such Accounting Force Majeure Event following such Accounting Force Majeure Event) less the amount of all insurance proceeds applied to the restoration of the New Building and/or the Connector and (b) to the extent the New Building and/or the Connector is not restored following such Accounting Force Majeure Event, the reduction, if any, in fair market value of the New Building and/or the Connector as a result of such Accounting Force Majeure Event, as set forth in an appraisal in form and substance reasonably satisfactory to Landlord conducted by an independent appraiser selected by Landlord; provided, however, in no event shall the amount determined in the foregoing clause (b) be less than the remaining estimated cost to restore the New Building and/or the Connector to substantially the same condition as immediately prior to the Accounting Force Majeure Event. “Accounting Force Majeure Event” shall mean the occurrence of one or more events that causes damage to the New Building and/or the Connector or any portion thereof caused by Landlord or Landlord’s employees, agents, contractors or subcontractors, Acts of God including fire, floods, tornadoes, hurricanes, or any other causes unless such damage was caused by Tenant or its employees.
ARTICLE V
ANNUAL FIXED RENT AND ELECTRICITY

5.1
FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord, in the manner specified below, or at such other place/in such other manner as Landlord shall from time to time designate by notice, (1) on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 hereof and (2) on the first day of each and every calendar month during the Extended Term (if exercised), an amount equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of Boston Properties Limited Partnership either (i) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012 or (ii) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, and in the case of (i) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Prudential Center address. All remittances received by Boston Properties Limited Partnership, as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the last day of the said partial month.
Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.
The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement, except as otherwise expressly provided herein.

5.2
ELECTRICITY. Landlord shall, at its expense, as part of the Base Building Work, install a separate meter(s) measuring consumption of electricity in the Premises. Tenant covenants and agrees to make application to the appropriate utility company or utility provider for electrical service to the Premises in the quantum required for Tenant’s use of the Premises (“Tenant’s Electricity”) and to make any deposit (including but not limited to, such letters of credit) as such utility company or provider shall require. Tenant covenants and agrees to pay, punctually as and when due, all electricity charges and rates for and relating to the Premises and from time-to-time if requested by Landlord to provide Landlord with evidence of payment to, and good standing with, such utility company or provider as Landlord may reasonably require. Furthermore, (i) Tenant shall provide Landlord, within ten (10) business days after written request therefor, with readily available information regarding Tenant's consumption of electricity, water/sewer, and/or other utilities at the Premises as may be reasonably required by Landlord in connection with any LEED or similar environmental grading system applicable to the Building or any Legal Requirements, and (ii) Landlord shall provide Tenant, within ten (10) business days after written request therefor, with readily available information regarding consumption of electricity, water/sewer, and/or other utilities at the Property as may be reasonably required by Tenant in connection with any LEED or similar environmental grading system applicable to the Premises or any Legal Requirements.

ARTICLE VI
TAXES

6.1	DEFINITIONS. With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:
(A)    “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.
(B)    “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as the Total Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.
(C)    “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (as hereinafter defined) with respect to that Tax Year, reduced by any abatement refunds after the deduction of Abatement Expenses (as hereinafter defined) with respect to that Tax Year.
(D)    “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Property (excluding the Garage) which Landlord shall be obligated to pay in connection with the ownership, leasing and operation of the Property (excluding the Garage) and reasonable expenses and fees actually incurred by Landlord in connection with any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”). The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. In the event that any such special taxes or special assessments are not payable in installments but rather in one lump sum, the full amount thereof shall be amortized over the useful life of the municipal improvement to which the special tax or assessment relates as determined by Landlord in its reasonable discretion in accordance with generally accepted accounting principles and practices (or over a period of ten (10) years if the useful life of the improvement is not readily determinable) on a straight-line basis at the rate of ten percent (10%) per annum, and only the amounts payable pursuant to such amortization schedule during the then-remaining Lease Term shall be included within the definition of “real estate taxes” hereunder. There shall be excluded from such real estate taxes all income, estate, succession, inheritance and transfer taxes, all late penalties and all taxes and special assessments for the Garage; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building (excluding the Garage), or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Property were the only property of Landlord. If the Garage is not separately assessed for real estate tax purposes, but is assessed as part of a larger parcel, then Landlord shall make a reasonable allocation as to the amount of the real estate taxes that should be allocated to the Garage. Landlord’s allocation to the Garage, if made in good faith, shall be final; provided, however, to the extent that the actual allocation of the assessed value of the Garage and/or real estate taxes assessed to the Garage used by the Assessing Department of the City of Cambridge (the “Assessor”) can be reasonably determined from documentation made available by the Assessor, then such allocation by the Assessor shall be the allocation used in connection herewith.

6.2	TENANT’S PAYMENT OF REAL ESTATE TAXES.
(A)    Subject to any allocation by Landlord of real estate taxes allocated to the Garage, for each Tax Year falling within the Term, Tenant shall pay to Landlord, as Additional Rent, Landlord’s Tax Expenses Allocable to the Premises based upon the real estate taxes as set forth in the tax bills received by Landlord from the City of Cambridge and the Abatement Expenses, if any, for such corresponding full Tax Year, and for each fraction of a Tax Year falling within the Term at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of (i) such applicable fraction of a Tax Year and (ii) Landlord’s Tax Expenses Allocable to the Premises for the Tax Year in which said fraction occurs.
(B)    Not later than ninety (90) days after the end of the first Tax Year or fraction thereof and of each succeeding Tax Year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding Tax Year or fraction thereof, as the case may be, Landlord’s Tax Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as additional rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the Tax Year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 6.2 with respect to the preceding Tax Year or fraction thereof, or within thirty (30) days thereafter Landlord shall refund any amounts due from it to Tenant pursuant to the above provisions of this Section 6.2 (provided that Tenant is not then in default in any payments of Annual Fixed Rent or Additional Rent beyond any applicable notice and cure period, in which event Landlord may, at its option and upon prior notice to Tenant, credit such amounts owed by Landlord against the amounts owed by Tenant).
(C)    Tenant shall make payments monthly on account of Landlord’s Tax Expenses Allocable to the Premises anticipated for the then current Tax Year at the time and in the manner herein provided for the payment of Annual Fixed Rent. The amount to be paid to Landlord shall be an amount reasonably estimated on an annual basis by Landlord based upon the prior Tax Year’s bills (and may subsequently be readjusted by Landlord once the preliminary and/or actual tax bills for such Tax Year have been received by Landlord) to be sufficient to cover, in the aggregate, a sum equal to Landlord’s Tax Expenses Allocable to the Premises for each Tax Year during the Term.
(D)    Landlord hereby covenants and agrees to pay all real estate taxes prior to the same becoming delinquent and to provide Tenant with copies of the tax bills for the Property within ten (10) days after Landlord’s receipt thereof and with a copy of receipt for payment within ten (10) days after Landlord’s payment thereof (provided, however, that Landlord’s failure to provide Tenant with such materials shall not constitute a default of Landlord under this Lease).

6.3	TENANT’S RIGHT TO CONTEST REAL ESTATE TAXES.
(A)    To the extent permitted by applicable law and provided that (i) there shall not then be existing an Event of Default, (ii) Tenant shall not have assigned its interest in this Lease (other than an assignment permitted without Landlord’s consent under Section 12.2 below) and (iii) Tenant shall directly lease the Office Portion in its entirety (inclusive of any permitted subleases under Article XII below), Tenant shall have the right, after prior written notice to Landlord, to contest the amount or validity, in whole or in part, of any of the real estate taxes by appropriate proceedings diligently conducted in good faith; provided, however, that as a continuing condition to such right, Tenant shall be required to continue to make payments to Landlord respecting real estate taxes as and at the times provided in Section 6.2 above notwithstanding any such contest.
Tenant further agrees that each such contest shall be promptly and diligently prosecuted in good faith to a final conclusion except only as provided herein. Landlord agrees to cooperate with Tenant in any such proceeding provided that the same shall be at the sole cost and expense of Tenant. Within ten (10) days after Tenant’s written request, Landlord shall execute such documents as Tenant may reasonably request to contest the amount or validity, in whole or in part, of any of the real estate taxes. Any such contest by Tenant shall not be discontinued unless and until Tenant has given to Landlord written notice of Tenant’s intent to so discontinue and if Landlord shall not by notice to Tenant (the “Assumption Notice”) within fifteen (15) days after receipt of Tenant’s notice elect to assume, at Landlord’s sole cost and expense, the continued prosecution and conduct of such contest, then Tenant may discontinue the same. In the event Landlord shall give such Assumption Notice, Tenant shall cooperate at Landlord’s sole cost and expense with Landlord in all respects as may be necessary for Landlord’s continuation of such contest, but Tenant shall have no other obligation for the prosecution and conduct of such contest.
(B)    Notwithstanding anything to the contrary set forth in subsection (A) above, Tenant shall have no right to initiate any contest respecting real estate taxes if there shall be less than twelve (12) full calendar months remaining in the Lease Term as it may have been extended.
(C)    In addition, so long as the conditions set forth in subsection (A) above have been met and subject to Tenant’s payment of the Abatement Expenses in accordance with Section 6.1 above, Landlord will, upon receipt of the written request of Tenant, apply for an abatement of real estate taxes within the applicable statutory timeframes for initiating such proceedings and diligently pursue the same to completion, provided that Tenant has provided Landlord with such notice reasonably prior to the expiration of any applicable statutory period for filing the appeal.
ARTICLE VII
LANDLORD’S REPAIRS AND SERVICES AND TENANT’S ESCALATION PAYMENTS

7.1
STRUCTURAL REPAIRS. Except for normal and reasonable wear and use and except as otherwise specifically provided in this Lease, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, but subject to inclusion or exclusion in Operating Expenses in accordance with Section 7.4, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions and structural integrity of the roof, loading dock(s), the exterior and load bearing walls, the foundation, exterior glass and exterior windows, the structural columns and floor slabs, and all other structural elements of the Building and the other improvements on the Property; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs to the extent required as a result of direct repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers or contractors or to the extent of any loss, destruction or damage caused by the negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors.

7.2
OTHER REPAIRS TO BE MADE BY LANDLORD. Except for normal and reasonable wear and use and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to (i) maintain at least the Required LEED Certification, and (ii) keep and maintain in good and first class order, condition and repair the heating, ventilating, air conditioning, plumbing, and the other Building systems and equipment (including, without limitation, the life safety generator) installed by Landlord as part of the Base Building Work under Article IV above (collectively, the “Base Building Systems”), except that Landlord (excepting Landlord’s negligence and misconduct) shall in no event be responsible to Tenant for (a) the condition, repair or maintenance of any supplemental heating, ventilating or air conditioning equipment or other supplemental utilities systems or services installed by Tenant (collectively, “Tenant’s Supplemental Systems”), (b) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (c) for any condition in the Premises caused by any negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Premises other than as expressly provided in this Lease. In connection with the foregoing, it is understood and agreed that Landlord shall have no obligation to maintain Tenant’s Property (as defined in Section 13.4 below), Tenant’s Supplemental Systems or Tenant’s Communications Equipment, except to the extent necessitated by the negligent act or omission or willful misconduct of Landlord or its agents, servants, employees or contractors.

7.3
SERVICES TO BE PROVIDED BY LANDLORD. Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained herein, including without limitation in Section 7.5 and in Exhibit D hereto, Landlord agrees to furnish services, utilities, facilities and supplies set forth in Exhibit D hereto equal in quality comparable to those customarily provided by landlords in high quality and first class office buildings in Cambridge. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in Cambridge, and such additional special Building services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord and, provided Tenant requests such rates at the time such additional services are mutually agreed upon, approved by Tenant. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional special Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

7.4	OPERATING EXPENSES DEFINED.
(A)    “Operating Expenses Allocable to the Premises” means the same proportion of Operating Expenses for the Building as the Total Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Office Portion of the Building. “Operating Expenses for the Building” means all reasonable and necessary costs of operation of the Property incurred by Landlord after the Commencement Date (except as may be specifically set forth herein), including those incurred in discharging Landlord’s obligations under Sections 7.2 and 7.3 (but specifically excluding those costs which are the responsibility of Landlord under Section 7.1 and those costs which are excluded from Operating Expenses under this Section 7.4). Subject to the foregoing, such costs shall include, without limitation:
(1)    compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Lot (provided that if such persons are not employed at the Building or the Lot on a full-time basis, such costs will be prorated to reflect the actual amount of time spent by such persons on the operation, maintenance or cleaning of the Building or the Lot);
(2)    payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Lot;
(3)    steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2);
(4)    cost of maintenance, cleaning and repairs (excluding repairs (i) not properly chargeable against income, (ii) reimbursed from contractors under guarantees, (iii) reimbursed under Landlord’s property insurance or (iv) reimbursed under manufacturers’ warranties);
(5)    cost of snow removal and care of landscaping for the Property;
(6)    cost of cleaning supplies and equipment used at the Building;
(7)    premiums for insurance carried with respect to the Building or Property (including, without limitation, liability insurance, insurance against loss in case of Casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage);
(8)    management fees of three percent (3%) of the gross receivable rents of the Building (that is, all base rent (including escalations thereto), percentage rent, occupancy charges and additional rent, including payments on account of Operating Expenses for the Building (other than management fees) and real estate taxes received from tenants or other occupants of the Building, specifically excluding insurance, parking revenues, and casualty and condemnation proceeds); provided, however, if Tenant is providing services in accordance with the provisions of Section 7.8 below, then for purposes of calculating the management fees only, those costs shall be added back in to the Operating Expenses for the Building that are included in the management fees;
(9)    the Building’s Proportionate Share of the costs of maintaining and repairing the Common Areas of Parcel 2 of the Development Area, for which purposes the “Building’s Proportionate Share” shall be a fraction, the numerator of which shall be the Total Rentable Floor Area of the Building and the denominator of which shall be the sum of (x) the Total Rentable Floor Area of the Building plus (y) the total rentable floor area of the other buildings from time to time located on Parcel 2 of the Development Area;
(10)    depreciation for capital expenditures, subject to and in accordance with the provisions of Section 7.4(C) below;
(11)    the cost of furnishing material and supplies related directly to furnishing conditioned water for heating and cooling of the Building; and
(12)    all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building and the Lot and properly chargeable against income.
(B)    Notwithstanding the foregoing, the following shall be excluded from Operating Expenses for the Building:
(1)    All capital expenditures, repairs and replacements and all depreciation, except as otherwise explicitly provided in Section 7.4(C) below;
(2)    Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, expenses relating to painting, renovation or redecorating, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;
(3)    Interest on indebtedness, points, fees, debt amortization, ground rent, and refinancing costs or other costs associated with any debt associated therewith, for any mortgage or ground lease of the Building or the Lot;
(4)    Legal, auditing, consulting and professional fees and other costs (other than those reasonable and necessary legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Lot, consistent with those being charged by other owners of similar office buildings in the Kendall Square Urban Renewal Area) paid or incurred in connection with financings, refinancings, sales or syndications of any of Landlord’s interest in the Building or the Lot including but not limited to, fees incurred by Landlord to resolve any dispute or enforce or negotiate any lease terms in connection therewith;
(5)    Real estate taxes (provided that real estate taxes shall be payable as provided in Article VI), franchise taxes or income taxes imposed on Landlord;
(6)    Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);
(7)    The cost of any item or service to the extent to which Landlord is actually reimbursed or compensated by, any tenant or any third party relating to insurance (or costs which would have been reimbursed or compensated by such insurance if Landlord had maintained the insurance required to be maintained by Landlord under this Lease), condemnation awards, rebates or refunds, and/or any expenses for repairs or maintenance to the extent covered by service contracts, warranties or guarantees;
(8)    Costs payable solely by any retail tenants or other tenants, if any, of the Building;
(9)    The cost of repairs, restoration or replacements incurred by reason of Casualty or Taking, provided that Operating Expenses shall include the cost of any deductible on any insurance maintained by Landlord which provides a recovery for such repair, restoration or replacement, but the amount of said deductible to be so included in Operating Expenses shall not exceed $100,000 (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period) per Casualty event;
(10)    Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant’s use of the Building for purposes other than the Permitted Uses;
(11)    Any advertising, promotional or marketing expenses for the Building;
(12)    The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to, and in the vicinity of, the Building;

(13)    Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;
(14)    Penalties and interest for late payment of any obligations of Landlord, including, without limitation, real estate taxes, insurance, equipment leases and other past due amounts;
(15)    Operating Expense reserves;
(16)    Contributions to charitable organizations;
(17)    Salaries or other compensation paid to employees above the grade of Regional Property Manager;
(18)    The cost of assessment, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Lot required pursuant to the terms and provisions of this Lease and/or by Hazardous Materials Laws, except to the extent caused by Tenant or Tenant’s subtenants, or by their respective contractors, subcontractors, agents, employees or invitees;
(19)    The cost of acquiring installing, moving or restoring objects of art;
(20)    The initial cost of tools and equipment used in Landlord’s operation of the Building;
(21)    Costs of repairs, replacements, alterations or improvements necessary to make any portion of the Building or the Lot comply with any applicable law in effect as of the Commencement Date (including, without limitation, the Americans With Disabilities Act of 1990, the Federal Occupational Safety and Health Act of 1970 (as amended) and any laws, rules, regulations relating to environmental, health or safety matters), except to the extent the need for such repairs, replacements, alterations or improvements is caused by the Tenant Improvement Work or by Tenant’s particular use of the Premises for the conduct of its business operations therein;
(22)    Costs of the construction, repair, maintenance and operation of the Garage, including, but not limited to, salaries and benefits of any attendants, electricity, insurance and real estate taxes (Landlord hereby agreeing to use reasonable efforts to cause all costs related to the Garage to be assessed and/or billed separately from costs related to the remainder of the Building; provided, however, that if Landlord is unable to do so, Landlord will make a reasonable allocation of such costs between the remainder of the Building and the Garage so that Tenant is not responsible as part of Operating Expenses Allocable to the Premises or Landlord’s Tax Expenses Allocable to the Premises for the costs associated with the Garage, it being understood and agreed that Tenant shall not be responsible for any Operating Expenses or real estate taxes with respect to any portion of the Garage, but it also being understood that the Garage is part of the structural elements of the Building and costs that are reasonably allocable to the Building as a result thereof shall not be excluded by the foregoing to the extent that such costs related to structural elements are required by any Legal Requirements that become applicable to the Building or the Property after the Commencement Date);
(23)    The costs of correcting defects in the construction of tenant spaces that Landlord has agreed to make under this Lease or other leases affecting the Building, or the cost of repairs necessitated by Landlord’s negligence or willful misconduct, or the cost of correcting any latent or original design defects in the construction of the Building (specifically excluding the Tenant Improvement Work) pursuant to Article IV above;
(24)    The cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation (except to the extent such violation was caused by Tenant’s breach of any of its obligations under this Lease);
(25)    Costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Property, including, without limitation, entity accounting and legal matters;
(26)    The cost of performing work or furnishing service to or for any tenant other than Tenant, at Landlord’s expense, to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;
(27)    The costs relating to creating or maintaining Landlord’s existence as a corporation, limited partnership or other entity;
(28)    The cost of installing, operating and maintaining any special service in the Building such as an observatory, broadcasting facility, restaurant, luncheon club or athletic or recreation club;
(29)    The cost of demolishing the 11CC Building and the cost of the initial construction and development of the Building (including the Garage), the Lot and related offsite improvements, including any linkage and permitting fees payable to governmental authorities (but specifically excluding the cost of operational permits required in connection with the ongoing operation of the Building and the Lot from and after the Commencement Date) and all costs and expenses incurred by Landlord in obtaining the Additional GFA Grant, the Entitlement Conditions and/or the Permits and Approvals;
(30)    The cost of any utilities being paid by Tenant directly to the utility company under Section 5.2 above;
(31)    The cost of obtaining and/or maintaining mortgage enhancement insurance or any similar financial product and any investment management fee or similar fee;
(32)    The cost of obtaining any LEED certification as part of Landlord’s Work;

(33)    The costs and expenses of construction mitigation measures for development, construction or operation on the Adjacent Property;
(34)    Subject to Section 7.4(A)(8) above, the cost of any services which Tenant is providing itself pursuant to Section 7.8 below; and
(35)    Costs, expenses and other amounts payable and/or incurred pursuant to (i) the Parking Garage Lease dated March 19, 1990 between Cambridge Center North Trust, as Lessor, and Landlord, as Lessee, notice of which is dated March 19, 1990 and recorded with the Registry at Book 20450, Page 204, as the same may be amended from time to time, and (ii) the Parking Garage Sublease dated May 16, 1984 between the Trustees of First Cambridge Center Parking Trust, as Lessor, and Landlord, as Lessee, notice of which is recorded in Book 15582, Page 42 and filed as Document No. 660700, as the same may be amended from time to time.
(C)    If, during the term hereof, Landlord shall replace any capital items due to the damage, destruction or obsolescence of such capital items with similar or like items, the total amount of which (net of any warranty claims) is not properly includable in Operating Expenses for the calendar year in which they were made in accordance with sound accounting principles consistently applied, there shall nevertheless be included in such Operating Expenses and in each succeeding calendar year, the amount, if any, by which the Annual Charge-Off (as hereinafter defined) of such capital item (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the capital item being replaced. If a new capital item is acquired which does not replace another capital item which was worn out or has become obsolete, etc., and such new capital item being acquired is either (i) required by any Legal Requirements that become applicable to the Building or the Property after the Commencement Date, or (ii) reasonably projected to reduce Operating Expenses, then there shall be included in Operating Expenses Allocable to the Premises for the calendar year in which such capital expenditure is made and in each succeeding calendar year the Annual Charge-Off of such capital expenditure.
For the purposes hereof:

i.
The term “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (hereinafter, a “Capital Loan”) in equal monthly installments over the Useful Life (as hereinafter defined) of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate (as hereinafter defined), where the initial principal balance is the cost of the capital item in question.

ii.
The “Useful Life” of a capital item shall be reasonably determined by Landlord in accordance with sound accounting principles consistently applied in effect at the time of acquisition of the capital item.

iii.
The “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made, or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(D)    Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Operating Expenses for the Building that vary based on occupancy for such period shall be adjusted to equal the amount such components of Operating Expenses for the Building would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

7.5	TENANT’S ESCALATION PAYMENTS.
(A)    For each calendar year falling within the Term, Tenant shall pay to Landlord, as Additional Rent, the Operating Expenses Allocable to the Premises for such corresponding full calendar year, and for each fraction of a calendar year falling within the Term at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of (i) such applicable fraction of a calendar year and (ii) the Operating Expenses Allocable to the Premises for the calendar year in which said fraction occurs.
(B)    So long as Tenant shall directly lease and occupy the Office Portion in its entirety, Landlord agrees to consult with Tenant during the preparation of Landlord’s annual budget with respect to Operating Expenses Allocable to the Premises. In connection with the foregoing, (i) commencing with the Operating Expenses Allocable to the Premises for calendar year 2020, Landlord shall to deliver to Tenant a copy of Landlord’s good faith estimated pro forma budget for the Property for the next succeeding eighteen (18) month period (commencing on January 1st of the immediately following calendar year) no later than October 8th of each calendar year during the Lease Term and (ii) Landlord and Tenant shall consult at a mutually acceptable time and location (and in no event later than December 8th of each calendar year during the Lease Term) in order to review and finalize the budget for the next succeeding eighteen (18) month period (the “Final Estimated Operating Expense Budget”). Attached hereto as Exhibit H is a copy of the initial draft Operating Expense budget for the Property (which represents Landlord’s good faith estimate as of the date hereof of the Operating Expenses Allocable to the Premises for the first calendar year of the Lease Term, but which the parties acknowledge and agree is still in the preliminary stages of being developed and is therefore non-binding and subject to change).
(C)    Although the parties agree to act in good faith in order to develop a budget reasonably satisfactory to both Landlord and Tenant, it is understood and agreed that the reasonable determination of Landlord (consistent with the inclusions in and exclusions from Operating Expenses set forth in Section 7.4 above) with respect to any item included within Operating Expenses shall govern in the event of any dispute between the parties (provided, however, that (1) the provisions of this paragraph are not intended to modify or limit Tenant’s rights to audit Operating Expenses as set forth in Section 7.7 and (2) Landlord shall employ generally accepted accounting principles and practices in determining such Operating Expenses).
(D)    Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and in accordance with generally accepted accounting principles and practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding calendar year or fraction thereof as the case may be the amounts of Operating Expenses already paid by Tenant as Additional Rent, and the amount of Operating Expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the underpaid balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 7.5 with respect to the preceding calendar year or fraction thereof. To the extent Tenant has overpaid, within thirty (30) days, Landlord shall refund any amounts due from it to Tenant pursuant to the above provisions of this Section 7.5 (provided that Tenant is not then in default in any payments of Annual Fixed Rent or Additional Rent beyond any applicable notice and cure period, in which event Landlord may, at its option and upon prior notice to Tenant, credit such amounts owed by Landlord against the amounts owed by Tenant).
(E)    Payments by Tenant on account of the Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord based upon the Final Estimated Operating Expense Budget (if applicable) to be sufficient to cover, in the aggregate, a sum equal to the Operating Expenses Allocable to the Premises for each calendar year during the Term.
(F)    In no event shall the Controllable Operating Expenses (as defined below), for any calendar year, exceed the Expense Cap (as defined below), for such calendar year. “Controllable Operating Expenses” shall be defined as any Operating Expenses which are within the reasonable control of Landlord, but Controllable Operating Expenses shall not include any costs (“Uncontrollable Expenses”) which are not within the reasonable control of Landlord. Without limitation, the following items shall be deemed to be Uncontrollable Expenses: management fees (subject to Section 7.4(A)(8)), premiums for insurance, union related labor costs (or the cost of contracts dependent on union related labor costs), snow plowing, security, the Annual Charge-off of capital expenditures included in Operating Expenses, water, sewer, electric, gas, oil, steam and other utility or regulatory charges. The Expense Cap for the first calendar year following the year in which the Commencement Date occurs shall be one hundred and three percent (103%) of the prior year’s Controllable Operating Expenses, increased on a pro-rata basis to the extent that the Commencement Date occurs on a date other than the first day of a calendar year. Thereafter, the Expense Cap for each succeeding calendar year shall be 103% of the Expense Cap for the preceding calendar year.
(G)    Landlord shall have no right to issue or correct any Landlord’s OpEx Statement (as defined in Section 7.7 below) with respect to any calendar year after the date (“Lapse Date”) which is eighteen (18) months after the expiration of such calendar year, except where such issuance or correction is based upon an invoice from a third party utility company or a governmental or municipal authority, which invoice Landlord receives for the first time after the applicable Lapse Date. In such event, Landlord shall have a period of ninety (90) days from its receipt of such invoice to issue or correct such Landlord’s OpEx Statement. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have eighteen (18) months from the receipt of any such corrected statement to request an examination as set forth in Section 7.7 hereof.

7.6
NO DAMAGE. Except to the extent directly caused by the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employees or contractors, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing any portion of the Premises however the necessity may occur (Landlord hereby agreeing to use all reasonable efforts to minimize any unreasonable interference with Tenant’s use of the Premises, consistent with the nature of the reason for Landlord’s entry as aforesaid). In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any Force Majeure (other than any Casualty or Taking, which shall be governed by the provisions of Article XIV below), or by reason of any cause due to any negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers or contractors, then, except as expressly otherwise provided in this Lease, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, (i) Landlord shall give Tenant such advance notice thereof as is reasonably practical in the circumstances and exercise all reasonable diligence to eliminate the cause thereof, and (ii) the provisions of Section 16.19 shall apply. Except in case of emergency repairs, Landlord will give Tenant no less than five (5) business days’ notice of any contemplated stoppage and will use all reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
Notwithstanding anything to the contrary in this Lease contained, if due to (x) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, (y) the failure of gas, oil, electrical, heating, ventilating, air conditioning or all elevator service to the Premises, or (z) construction by Landlord or its affiliate(s) in the Development Area ((x), (y), and (z) being hereafter collectively referred to as a “Tenantability Interruption”), any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such Tenantability Interruption is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such Tenantability Interruption is completely corrected. In addition, in the event that Tenant is unable to use all or any portion of the parking privileges provided to Tenant under Article X below for the Premises Untenantability Cure Period, then unless Landlord has provided Tenant with alternate parking privileges in a location or locations reasonably acceptable to Tenant, Additional Rent payable on account of those parking privileges which Tenant is unable to use shall thereafter be abated until the day such Tenantability Interruption is completely corrected.
For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises and/or the loss of parking privileges as aforesaid, provided however, that the Premises Untenantability Cure Period shall be seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises and/or the loss of parking privileges if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this paragraph shall not apply in the event of untenantability and/or loss of parking privileges caused by Casualty or Taking. The remedies set forth in this Section 7.6 shall be Tenant’s sole remedies in the event of a Tenantability Interruption.

7.7
TENANT’S AUDIT RIGHTS. Subject to the provisions of this Section and provided that no Event of Default of Tenant has occurred and is continuing, Tenant shall have the right to examine Landlord’s books and records to verify the correctness of the Landlord's OpEx Statement or Landlord's Tax Statement, as such terms are hereinafter defined, or any item contained therein:

(1)    Any request for examination in respect of any Operating Year (as defined hereinbelow) or Tax Year, as the case may be, may be made by notice from Tenant to Landlord (“Tenant's Examination Request”) no more than eighteen (18) months after the date (the “OpEx Statement Date” or the “Tax Statement Date”, as the case may be) Landlord provides Tenant a statement of the actual amount of Operating Expenses (“Landlord’s OpEx Statement”) and/or real estate taxes (“Landlord’s Tax Statement”), and only if Tenant shall have fully paid such amount. Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the date of Tenant's Examination Request. “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Operating Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.
(2)    Tenant hereby acknowledges and agrees that Tenant’s sole right to contest Landlord's OpEx Statement or Landlord's Tax Statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights provided pursuant to applicable laws to examine Landlord’s books and records and/or to contest Landlord's OpEx Statement or Landlord's Tax Statement. If Tenant shall fail to timely exercise Tenant’s right to examine Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year or Tax Year, as the case may be, Landlord's OpEx Statement or Landlord's Tax Statement shall be conclusive and binding on Tenant.
(3)    All of Landlord’s books and records pertaining to Operating Expenses for the Building or real estate taxes for the Operating Year or Tax Year, as the case may be, in Landlord’s statement shall be made available to Tenant within a reasonable time (not to exceed sixty (60) days) after Landlord timely receives a Tenant’s Examination Request pursuant to this Section, which books and records may be made available by Landlord either electronically or during normal business hours at the metropolitan Boston offices where Landlord keeps such books and records, as determined by Landlord.
(4)    Tenant shall have the right to make a Tenant’s Examination Request no more than once in respect of any Operating Year or Tax Year, as the case may be, as to which Landlord has given Tenant Landlord's OpEx Statement or Landlord's Tax Statement.
(5)    Such examination may be made only by an employee of Tenant or a nationally recognized independent certified public accounting firm reasonably approved by Landlord. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.
(6)    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, agreeing to keep confidential (except as may be necessary in connection with any legal or other proceeding to dispute Operating Expenses for the Building or real estate taxes or except as may be required by law) any information which it discovers about Landlord or the Building in connection with such examination.
(7)    No subtenant shall have any right to conduct any such examination.
(8)    All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that the amount of Operating Expenses for the Building or real estate taxes, as the case may be, payable by Tenant was overstated by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination, within thirty (30) days after Tenant submits to Landlord reasonable evidence (e.g. paid invoices) of such costs and expenses, up to a maximum of the lesser of (i) Ten Thousand and 00/100 Dollars ($10,000.00) (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period) and (ii) the amount of the overstatement.
(9)    If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement. If, following such examination, Landlord and Tenant do not agree that the amounts paid by Tenant to Landlord on account of Operating Expenses Allocable to the Premises and/or Landlord’s Tax Expenses Allocable to the Premises were equal to the amounts to which Landlord was entitled hereunder, or to the amounts of any excess or deficiency with respect thereto, then the parties shall negotiate in good faith for thirty (30) days to attempt to reach agreement, and following such thirty- (30-) day period, either party may submit such dispute to arbitration in accordance with Section 16.32 below.
(10)    Tenant shall have the right to make such examination no more than once in respect of any Tax Year or Operating Year.

7.8
SERVICES TO BE PROVIDED BY TENANT. So long as Tenant is leasing all of the Office Portion of the Building and provided that no Event of Default of Tenant has occurred and is continuing, Tenant shall have the right to elect to manage the janitorial and/or security services for the Office Portion of the Building using its own employees or those of an affiliate of Tenant (provided that Tenant may retain outside vendors and contractors to perform the actual services). Such right shall be exercisable by Tenant upon no less than six (6) months’ prior written notice to Landlord; provided, however, if Landlord demonstrates to Tenant, within thirty (30) days following receipt of Tenant’s notice, that Landlord’s current vendor contract(s) for the service(s) to be assumed by Tenant may not be terminated within such six (6) months without cause, then Tenant’s right shall be exercisable effective the date immediately following when such contract(s) may be terminated without cause (but in no event more than twelve (12) months following delivery of Tenant’s notice hereunder). If Tenant shall elect to self-manage the janitorial and/or security services for the Office Portion of the Building as aforesaid, Landlord shall have no obligation to provide any of the services being undertaken directly by Tenant and Tenant shall be obligated to operate and maintain such service(s) in a manner consistent with and comparable to the other buildings owned by Landlord or its affiliates in the Development Area and in such manner as to maintain harmonious labor relations.

ARTICLE VIII
TENANT’S REPAIRS

8.1
TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the Commencement Date and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof or item of Tenant’s Property, Tenant’s Supplemental Systems and Tenant’s Communications Equipment therein or thereon, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease, reasonable wear and tear and damage by Casualty or Taking. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any portion of the Lot to the extent directly caused by the negligent act or omission or willful misconduct of Tenant, any subtenant, assignee, licensee or concessionaire of Tenant or any of their respective agents, servants, employees, customers, or contractors.

ARTICLE IX
ALTERATIONS

9.1
LANDLORD’S APPROVAL. Except as specifically otherwise herein provided, Alterations performed prior to the Commencement Date shall be governed by Article IV hereof. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. If Landlord fails to respond within twenty (20) days after receipt of a written request therefor, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be an approval of such plans and specifications. Landlord shall not be deemed unreasonable:

(A)    for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent, in Landlord’s reasonable judgment, in quality, scope, design or method of construction with the Tenant Improvement Work installed by Tenant under Article IV above.
(B)    except with respect to the wiring for Tenant’s computer, telephone and other communications systems and equipment, in the case of proposed alterations, additions or improvements which are more expensive to remove than typical improvements found in Class-A office buildings in Cambridge, Massachusetts (including, without limitation, internal staircases, raised floors, or reinforced file rooms), for making its approval conditional on Tenant’s agreement to restore the Premises and/or the Base Building to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term (provided that if Landlord fails to condition its approval on such removal as aforesaid, Tenant shall be deemed to have no removal, obligations under this Section 9.1 with respect to such item). This subsection (B) also applies to Base Building Change Orders and Tenant Improvement Work.
Landlord’s review and approval of any such plans and specifications and consent to Tenant performing the work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and/or requirements of insurers of the Building and other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements, nor shall it impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, as a fee for Landlord’s review of any work or plans with respect to which Landlord’s approval is required under this Section 9.1 in an amount equal to the sum of: (i) $150.00 per hour of time spent by Landlord’s staff (not to exceed $1,500.00 in connection with any individual project), plus (ii) if required in Landlord’s reasonable judgment, third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work; provided, however, there shall be no construction management fee payable with respect to Landlord’s review of any such plans (or work for which no plans exist).
Notwithstanding the foregoing, Tenant shall have the right, without obtaining the prior consent of Landlord and without any obligation to pay Landlord’s review fee described in the foregoing grammatical sentence, to make alterations, additions or improvements to the Premises where:

i.	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

ii.
the same do not affect the roof or any structural element of the Building, or the main vertical trunk of the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building (as distinguished from the distribution components of such systems in the Building, which may be affected by Tenant without Landlord’s prior consent so long as the other criteria set forth herein have been met);

iii.
the cost of any individual alteration, addition or improvement shall not exceed $200,000.00 (which such amount shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period); and

iv.	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;
provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given no later than forty-five (45) days after Landlord’s receipt of such plans and specifications, may require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement at the expiration or earlier termination of the Lease Term (provided that if Landlord shall fail to so notify Tenant within said 45-day period as aforesaid, Tenant shall be deemed to have no removal requirement under this Section 9.1 with respect to such item).

9.2
CONFORMITY OF WORK. Landlord and Tenant each hereby covenant and agree that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, and that the structure of the Building shall not be endangered or impaired thereby.

9.3
PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord fails to respond within ten (10) days after receipt of a written request therefor, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within ten (10) days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within ten (10) days after receipt thereof, such failure shall be deemed to be an approval of such contractors or workers. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the performance of any such work during the Term of this Lease, except to the extent such injury, loss, claim or damage is caused by the negligent act or omission or willful misconduct of Landlord or its agents, servants, employees or contractors. Tenant shall cause each contractor to carry worker’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, consistent with the size and scope of the particular project at issue (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance.

Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder (which such rules and regulations shall not other than in connection with any payments for the use of Construction Building Services as hereinafter defined increase the monetary obligations of Tenant, or materially increase the other obligations of Tenant, hereunder, or derogate from any of Tenant’s rights hereunder) and Tenant shall abide by all such reasonable rules and regulations of which it has been given notice and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Construction Building Services. For the purposes hereof, “Construction Building Services” shall mean the services, utilities, facilities and supplies set forth on Exhibit D, but only to the extent that any of the foregoing have to be altered, modified or reconfigured (either in scope, quantity, timing or duration) in connection with and/or during the performance of any alterations, additions, improvements and installations by Tenant, and shall include without limitation (i) the shutting down of any Base Building systems such as fire alarms, (ii) additional security services, (iii) pre- and post-construction filter changes for the Base Building mechanical systems and (iv) additional engineering, mechanical or other operational staffing.

9.4
LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith pursuant to contracts with Tenant or Tenant’s contractors to attach to the Premises or the Building or the Lot and shall discharge any such liens which may so attach within thirty (30) days or otherwise bond off the same to Landlord’s reasonable satisfaction.

9.5
NATURE OF ALTERATIONS. Unless otherwise expressly agreed upon in writing, all work, construction, repairs, alterations, other improvements or permanent installations made to or upon the Premises, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(A)    All Tenant’s Property (as defined in Section 13.4 below), whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such Tenant’s Property from the Premises. All Tenant’s Property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity. In addition to the foregoing, Landlord hereby agrees to grant lien waivers in the usual and customary form used by Landlord in connection with Tenant’s financing of any of Tenant’s Property.
(B)    At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove (x) any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers, but only if such wiring was not in compliance with applicable Legal Requirements at the time of installation and (y) any alterations, additions and improvements made with Landlord’s consent during the Lease Term, for which such removal was made a condition of such consent under Section 9.1(b) or for which Landlord’s consent was not required under Section 9.1 but which Landlord subsequently specified must be removed in accordance with the last paragraph of said Section 9.1, or (z) any items of Base Building Change Orders or the Tenant Improvement Work) for which such removal was made a condition of Landlord's approval thereof under Section 4.3(F). Upon such removal Tenant shall restore the Premises to a condition consistent with the mix of uses and level of finish in the Premises at the time of completion of the Tenant Improvement Work (reasonable wear and tear and damage by Casualty excepted) and repair any damage occasioned by such removal and restoration.
(C)    If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6
INCREASES IN TAXES. Tenant shall pay, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Property which shall, at any time after the Commencement Date, result solely from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7
TENANT IMPROVEMENT WORK. It is understood and agreed that , except as may be specifically herein provided, the terms and provisions of this Article IX shall not apply to the Tenant Improvement Work, which shall be governed by Article IV of this Lease.

ARTICLE X
PARKING

10.1
PARKING PRIVILEGES. Commencing on the Commencement Date and continuing throughout the Term, Landlord shall provide to Tenant monthly parking privileges in the Garage underneath the Building (the “Garage”), based upon a ratio of one (1) parking pass for each 1,000 rentable square feet of the Premises, for the parking of passenger vehicles in unreserved (except as set forth herein) stalls in the Garage by Tenant’s employees and employees of permitted assignees and subtenants in the Building, at 150 Broadway, 90 Broadway in Cambridge, Massachusetts and any other building owned by Landlord or its affiliates in the Kendall Square area of Cambridge, Massachusetts (“Eligible Holders”). In connection with the foregoing, it is understood and agreed that Landlord and/or Landlord’s affiliates shall have the right to relocate the parking privileges granted to Tenant under other leases in the Development Area to the Garage, so long as the Parking Experience Standard (as hereinafter defined) is maintained both before and after such relocation. The parking experience of Eligible Holders shall be reasonably consistent with the parking experience then being provided in other garages in the Development Area (the “Parking Experience Standard”). Without limitation, the Parking Experience Standard shall ensure that Eligible Holders will not be subject to unreasonable wait times to drop off or pick up their vehicle, if applicable, or to enter or exit the Garage. Notwithstanding the foregoing or anything herein to the contrary, Tenant’s parking privileges and the Parking Experience Standard shall be subject to all conditions and controls imposed by the Parking and Transportation Demand Management Plan of the City of Cambridge (the “PTDM Plan”). Upon issuance of the PTDM Plan, Landlord shall deliver a copy of the same to Tenant. Landlord shall comply with the conditions and controls of the PTDM Plan, and compliance with the PTDM Plan shall in no way constitute a failure of Landlord to satisfy its obligations under this Article X. Tenant shall comply with the conditions and controls of the PTDM Plan applicable to parking users of the Garage. Subject to the provisions of this Section 10.1, and except to the extent required to comply with any applicable laws, Tenant shall have exclusive use of all parking privileges in the Garage as long as (i) Tenant leases all of the Office Portion of the Building (and any portions of the Premises subject to one or more subleases consented to by Landlord or permitted without Landlord’s consent under Article XII below shall still be considered to be leased by Tenant), and (ii) Landlord has provided to Eligible Holders pursuant to this Lease or other leases in the Development Area between Tenant and one or more affiliates of Landlord a total of at least six hundred (600) parking privileges (or such lesser number as may be permitted by the PTDM Plan and/or Legal Requirements) (as so determined, the “600 Parking Privileges”). In the event that Landlord or an affiliate of Landlord has not issued to Tenant passes for the 600 Parking Privileges, and provided the Parking Experience is and shall be maintained, Landlord shall have the right to provide parking privileges in the Garage to other parties (the “Non-Tenant Parking Privileges”). Tenant may convert up to fifteen (15) of its unreserved parking passes to passes for reserved parking spaces in the Garage (the “Reserved Garage Passes”) for certain of its employees or for other uses as set forth in this Article X. Landlord will use reasonable efforts, by the use of signs and markings, to designate such reserved spaces, but shall not be otherwise obligated to police the use of such reserved spaces, which Tenant recognizes is to be operated on a self-parking basis. In the event that the Rentable Floor Area of the Premises decreases or increases at any time after the Commencement Date and during the Lease Term, the number of parking privileges shall be reduced or increased at a ratio of one (1) parking pass per 1,000 square feet of rentable floor area and the number of Reserved Garage Passes provided to Tenant shall be reduced or increased based upon the proportion of the number of Reserved Garage Passes to the number of all required parking passes. Tenant may also request additional parking passes from Landlord from time to time, and if Landlord determines in good faith that additional parking passes are available, then Landlord shall provide such number of additional parking passes, up to the number requested by Tenant (“Additional Parking Passes”). The Additional Parking Passes shall be on a month-to-month basis, with either party having the right to cancel some or all of such Additional Parking Passes on not less than thirty (30) days’ notice, and shall otherwise be on all of the terms and conditions of unreserved parking passes hereunder.

10.2
PARKING CHARGES. Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Garage, whether or not such operator is an affiliate of Landlord, such prevailing monthly rates to be consistent with the monthly rates for unreserved parking and, with respect to the Reserved Garage Passes, reserved parking in other garages in the Development Area. Such monthly parking charges for parking privileges shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or such operator. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by Eligible Holders of the parking privileges referred to herein, and not for any other service.

10.3
GARAGE OPERATION. Unless otherwise determined by Landlord or the operator of the Garage (the “Garage Operator”), the Garage is to be operated on a self-parking basis, and Eligible Holders shall be obligated to park and remove their own vehicles, and except with respect to the Reserved Garage Passes, parking by Eligible Holders shall be on an unreserved basis, Eligible Holders having the right to park in any available stalls. Tenant acknowledges that parking in the Garage shall be limited to monthly pass holders only, and that no transient or public parking will be available, nor will there be the ability to pay for parking on a daily basis. Tenant’s access and use privileges with respect to the Garage shall be in accordance with regulations of uniform applicability to the users of the Garage from time to time established by Landlord or the Garage Operator (“Garage Rules and Regulations”). Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the Garage, for each parking privilege paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each such privilege, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in the Garage during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). Landlord or the Garage Operator may institute a so-called valet or attendant managed parking program for the Garage, and in such event Tenant shall cooperate in all respects with such program. Provided Landlord maintains the Parking Experience Standard and complies with all Legal Requirements and the requirements of this Article X, including, without limitation, providing the number of parking privileges required hereunder for the benefit of Tenant, Landlord reserves for itself the right to operate the Garage as it sees fit and in such case to change the Garage including non-material reductions in the number of available parking spaces, the change of location of parking within the Garage or changes to the circulation within the Garage, all of which Landlord may perform in its good faith and reasonable discretion, without limitation to its other rights in respect thereof. All such changes to the Garage shall be at Landlord’s sole cost and expense.

10.4
LIMITATIONS. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all Garage Rules and Regulations, so long as they do not derogate from Tenant’s rights hereunder or materially increase its obligations hereunder. Except to the extent of negligence or willful acts, neither Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to casualty or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

10.5
CHARGING STATIONS. Landlord agrees that on the Commencement Date the Garage shall contain at least as many charging stations for electric vehicles as required by the Permits and Approvals; provided, however, the Garage shall contain not less than five (5) charging stations at all times during the Lease Term. Thereafter, Tenant, at Tenant’s sole cost and expense, may request that Landlord increase the number of charging stations in the Garage (or request that Tenant be permitted to do so, in which event Article IX hereof shall govern such work), and any such additional charging stations shall constitute Reserved Garage Passes for purposes of this Article X (including, without limitation, reducing accordingly the number of unreserved parking passes which Tenant may convert to passes for reserved parking spaces pursuant to Section 10.1).

10.6
BICYCLE PARKING. Throughout the Term, Landlord shall provide to Tenant ninety-five (95) spaces in a secure location on the Property (or such higher number of secure spaces as may be required by the Zoning Ordinance) for the parking of bicycles by Tenant’s employees and employees of permitted assignees and subtenants (“Required Bicycle Parking”). For the purpose of this Section 10.6, an area (including the entire Garage) requiring a magnetic or electronic key card for entry shall constitute a “secure location.” Except to the extent required to comply with any applicable laws, or as otherwise required by the Permits and Approvals, provided that the following leads to full utilization of the Required Bicycle Parking, the Required Bicycle Parking shall be for the exclusive use of Tenant’s employees and employees of permitted assignees and subtenants of Tenant in the Building, at 150 Broadway, 90 Broadway in Cambridge, Massachusetts and any other building owned by Landlord or its affiliates in the Kendall Square area of Cambridge, Massachusetts. Tenant shall be obligated to pay for all of such bicycle parking spaces at the prevailing monthly rates from time to time charged by Landlord or, if applicable, the Garage Operator, such prevailing monthly rates to be consistent with monthly rates for secure bicycle parking in other buildings or garages in the Development Area. Such monthly charges for the bicycle parking spaces shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord or, if applicable, the Garage Operator. Landlord shall also install and replace (as needed) transient bicycle parking as required by the Permits and Approvals at no cost or expense to Tenant. Tenant, at Tenant’s sole cost and expense, shall be permitted to install additional bicycle parking in the Garage (i) to the extent that such bicycle parking does not derogate from, or interfere with, areas of the Garage used for vehicle parking or for storage of mechanical or Building systems, or (ii) subject to Landlord’s approval (such approval not to be unreasonably withheld, conditioned or delayed) within areas otherwise used for vehicle parking; provided however, each vehicle parking space used for such additional bicycle parking shall constitute a Reserved Garage Pass for purposes of this Article X (including, without limitation, reducing accordingly the number of unreserved parking passes which Tenant may convert to passes for reserved parking spaces pursuant to Section 10.1). All aspects of bicycle parking shall comply with the Zoning Ordinance.

10.7
RELOCATION OF PARKING. If at any time Landlord or Tenant determines that the Parking Experience Standard is not being maintained, Landlord and Tenant shall meet to discuss the same and work together in good faith to develop a solution. If Landlord and Tenant are able to develop a solution which (x) complies with Legal Requirements and the Permits and Approvals, and (y) does not increase the cost of operating the Garage by more than five percent (5%) (unless Tenant agrees in writing to pay the excess over five percent (5%)), then Landlord shall implement such solution (“Acceptable Parking Solution”) in order to continue to maintain all of Tenant's parking in the Garage and the Parking Experience Standard. An acceptable solution shall include terminating (or relocating to another garage) the Non-Tenant Parking Privileges, if any, of other parties in the Garage (to the extent permitted by Legal Requirements). If Landlord and Tenant are not able to develop an Acceptable Parking Solution, then unless Tenant agrees to waive the requirement that the Parking Experience Standard be maintained, Landlord shall first terminate (or relocate to another garage) the Non-Tenant Parking Privileges from the Garage (except as required by Legal Requirements), and if such termination (or relocation), if applicable, does not result in the Parking Experience Standard being maintained, then thereafter Landlord shall have the right to relocate some of Tenant's parking privileges as set forth in this Section 10.7, provided that the Parking Experience Standard will be maintained for those parking privileges of Tenant remaining in the Garage. Such relocation of Tenant’s parking privileges shall be accomplished as follows: Landlord may relocate Tenant’s parking privileges to other garages in the Development Area, other than the “Green Garage,” owned or controlled by Landlord or Landlord’s affiliates; provided, however, in exercising any such relocation, Landlord shall use commercially reasonable efforts to accommodate Tenant’s preference for the following garages and in the following order: (1) the “Blue Garage”, (2) if constructed, the garage in the building known as 250 Binney Street, Cambridge (the “14CC Garage”), and (3) the “Yellow Garage”; further provided, however, that if the Must Take Premises is 150 Broadway, then the order of Tenant’s preference shall be (1) the “Blue Garage”, (2) the “Yellow Garage”, and (3) the 14CC Garage.

ARTICLE XI
CERTAIN TENANT COVENANTS
Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1	PAYMENT.
To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3, except as otherwise provided in Section 7.6, Section 10.5 and Article XIV of this Lease.

11.2	USE AND OCCUPANCY.
To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, or the emission from the Premises of any objectionable noise or odor inconsistent with an office building, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate any insurance on the Building or its contents. Further, (i) Tenant shall not, nor shall Tenant permit its employees, agents, independent contractors, contractors, assignees, or subtenants to, engage in any activity or keep, maintain, store or dispose of (whether such disposal is made into the sewage system, waste disposal system or otherwise) any hazardous material, waste or substance, as the same are defined in the Hazardous Materials Laws (collectively, the “Hazardous Materials”), in a manner that is in violation of any federal, state or local laws, rules and regulations relating to Hazardous Materials, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Building or the Lot that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees, and subtenants to comply in material respect with each of the foregoing and (iv) subject to the provisions of Section 16.19 below, Landlord shall have the right upon reasonable notice to Tenant to make reasonable inspections (including testing) to determine that Tenant is complying with the foregoing if Landlord has a reasonable basis upon which to conclude that Tenant has breached any covenant set forth in this Section 11.2.

11.3	NO OBSTRUCTION.
Not to obstruct in any manner any portion of the Building not hereby leased by Tenant or of the Lot used by Tenant in common with others; not without prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) to permit the painting or placing of any signs (except to the extent specifically permitted by Section 16.29 below), curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the rules and regulations referenced in Exhibit L hereto, and any reasonable amendments thereto, of which Tenant has been given notice in accordance with the provisions of Section 16.9 hereof, for the care and use of the Building and the Lot and their facilities and approaches (which such rules and regulations and any amendments thereto shall be uniformly enforced and shall not increase the monetary obligations of Tenant, or materially increase any of the other obligations of Tenant, hereunder, or derogate from any of Tenant’s rights hereunder).

11.4	COMPLIANCE WITH LAW – TENANTS PARTICULAR USE.
To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any particular use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, including all operational licenses and permits which may be required by applicable Legal Requirements because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.

11.5	FLOOR LOAD.
Not to place a load upon any floor in the Premises in excess of the rates shown in the Approved Base Building Plans and Specifications and/or the Approved Tenant Improvements Construction Plans or as otherwise mutually agreed upon by the parties in their reasonable and good faith discretion.

11.6	TAXES ON PERSONAL PROPERTY.
To pay promptly when due all taxes which may be imposed upon Tenant’s Property in the Premises to whomever assessed.

11.7	ATTORNEYS’ FEES.
To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord pursuant to any administrative, governmental or judicial proceedings of any obligations of Tenant under this Lease (Landlord hereby similarly agreeing to pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant pursuant to any administrative, governmental or judicial proceedings of any obligations of Landlord under this Lease).

11.8	COMPLIANCE WITH LAW.
To comply with all applicable Legal Requirements (including, without limitation, the provisions of the Zoning Ordinance) in effect from and after the Commencement Date which shall impose a duty on the occupant or operator of the Premises relating to or as a result of Tenant’s particular use or occupancy of the Premises for the Permitted Uses; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s particular use or occupancy of the Premises beyond normal use of space of this kind for the Permitted Uses for which Landlord shall be responsible pursuant to Section 7.1 above. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.8.

11.9	VENDORS.
Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or unreasonably interfere with Building construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (such approval shall be deemed given if Landlord fails to respond within ten (10) business days after receipt of a written request therefor).

11.10	OFAC.
Landlord and Tenant each represents and warrants that (i) it is not, and none of its partners, members, managers, employees, officers, directors, representatives or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or under any other law, rule, order, or regulation that is enforced or administered by OFAC (such persons and entities each being a “Prohibited Person”); (ii) it is not knowingly acting, directly or indirectly, for or on behalf of any Prohibited Person; (iii) it is not knowingly engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any Prohibited Person; and (iv) it will not knowingly contract with or otherwise engage in any dealings or transactions or be otherwise associated with any Prohibited Person. Landlord and Tenant each hereby agrees to defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations and warranties by the indemnifying party. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant or Landlord of the foregoing representations and warranties shall be deemed an immediate event default by Tenant or Landlord, as applicable, without any requirement of notice from Landlord to Tenant or from Tenant to Landlord, as applicable, and without application of any cure period, and shall be covered by the indemnity provisions of Article XIII, and (y) the representations and warranties contained in this Section 11.10 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 11.10 the phrase “partners, members, managers, employees, officers, directors, representatives or agents” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc. or Tenant, (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or Tenant or the holder of any direct or indirect interest in Boston Properties Limited Partnership or any Successor Entity (as such term is hereinafter defined).
ARTICLE XII
ASSIGNMENT AND SUBLETTING

12.1	RESTRICTIONS ON TRANSFER.
Except as otherwise expressly provided in this Lease, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises (collectively or individually, a “Transfer”). Any Transfer not expressly permitted in or consented to by Landlord under this Article XII shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2	TENANT’S NOTICE.
Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises (partial subleases being subject to the provisions of Section 12.7 below), Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 12.4 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made (including in the case of a proposed subletting, the area proposed to be sublet and the proposed sublease term), (d) in the case of a proposed assignment or subletting pursuant to Section 12.4 below, all other information necessary to make the determination referred to in said Section 12.4 and (e) in the case of a proposed assignment or subletting pursuant to Section 12.5 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.5.

12.3	LANDLORD’S TERMINATION RIGHT.
(A)    In the case of a proposed assignment of this Lease, or a proposed sublease of at least 95% of the Premises for at least 95% of the remainder of the Term hereof (a “Triggering Sublease”) for which Landlord’s consent is required, Landlord shall have the right at its sole option, to be exercised within fifteen (15) business days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”), to terminate this Lease as of the termination date specified in Tenant’s Proposed Transfer Notice, and upon such date, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and within thirty (30) days after the later of the termination date or being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. In addition, it is understood and agreed that Tenant shall be released from all liability under this Lease relating to periods subsequent to the termination date in the event Landlord shall exercise its right to terminate this Lease as set forth above.
(B)    In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, or in the event of a proposed sublease that is not a Triggering Sublease, the provisions of Sections 12.4, 12.6 and 12.7 shall be applicable. If Landlord shall fail to respond within the fifteen (15) business day period set forth above, Tenant may re-send such Proposed Transfer Notice to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within five (5) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within five (5) business days after receipt thereof, Landlord shall be deemed to have waived its right to terminate pursuant to this Section 12.3 with respect to the Transfer at issue.
(C)    This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.5.

12.4	CONSENT OF LANDLORD.
Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice, if any, stating that Landlord does not elect the termination right or Landlord’s deemed waiver of such termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the portion of the Premises described in the Proposed Transfer Notice in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord shall fail to respond to Tenant’s request for such consent within fifteen (15) business days, Tenant may re-send such request for consent to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within five (5) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within five (5) business days after receipt thereof, Landlord’s consent shall be deemed given hereunder. Anything in this Lease to the contrary notwithstanding, the time periods for the exercise of Landlord’s termination right pursuant to Section 12.3 and the time periods with respect to Landlord’s consent right pursuant to Section 12.4 hereof shall run concurrently and not consecutively.
Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed Transfer requiring Landlord’s consent if:
(A)    the proposed assignee or subtenant is an occupant of the Building or elsewhere in Parcel 2 of the Development Area or is (or within the previous sixty (60) days has been) in active negotiation with Landlord or an affiliate of Landlord for comparable premises in a building, other than the Building, within Parcel 2 of the Development Area or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or
(B)    [intentionally deleted], or
(C)    the proposed assignee does not possess adequate financial capability to perform Tenant’s obligations pursuant to this Lease as and when due or required after such assignment, or the proposed subtenant does not possess adequate financial capability to perform its obligations pursuant to the sublease as and when due or required, or
(D)    the assignee or subtenant proposes to use the Premises (or part thereof) for a use other than the Permitted Uses for which the Premises may be used as stated in Section 1.2 hereof, or
(E)    the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated prior to such proposed Transfer; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or
(F)    there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or
(G)    [intentionally deleted], or
(H)    any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or
(I)    the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease where such holder has approval rights pursuant to the terms of their mortgage or ground lease, or
(J)    [intentionally deleted].
If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.2 shall again be applicable.
If Tenant believes in good faith that Landlord has unreasonably withheld its consent under this Section 12.4, in any case where Landlord is required not to unreasonably withhold its consent, if Tenant shall give notice thereof to Landlord, within five (5) business days of Landlord’s withholding (or deemed withholding) of consent, Tenant shall have the right to an expedited determination of such claim pursuant to Section 12.8 below.

12.5	EXCEPTIONS.
Notwithstanding the provisions of Sections 12.1, 12.3 and 12.4 above, but subject to the provisions of Section 12.2 above and Section 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation or which is under common control with Tenant, provided that such transfer or transaction is for a legitimate regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, or (ii) which purchases all or substantially all of the assets of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant or (iv) which merges or combines with Tenant, provided that in any of the foregoing events as described above the transaction is for a legitimate business purpose of Tenant other than the limitation or segregation of the liabilities of Tenant, and provided further that in the foregoing events as described in clauses (i) through (iv), the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (i.e., net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than Tenant as of the Execution Date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Except in cases of statutory merger, in which case the surviving entity in the merger to which this Lease has been designated shall be liable as the tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.6	PROFIT ON SUBLEASING OR ASSIGNMENT.
In the case of any assignment or subleasing as to which Landlord’s consent is required (specifically excluding any assignment or subletting permitted under Section 12.5 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the Assignment/Sublease Profits (hereinafter defined), if any, shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the Assignment/Sublease Net Revenues as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases with respect to real estate to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include brokerage commissions, attorneys’ fees, rent credits and alteration costs and allowances, in each case actually paid or credited), as set forth in a statement certified by an appropriate representative of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document.
All payments of the Assignment/Sublease Profits due Landlord shall be made within thirty (30) days of receipt of same by Tenant.

12.7	ADDITIONAL CONDITIONS.
(A)    It shall be a condition of the validity of any assignment or subletting consented to under Section 12.4 above, or any assignment or subletting of right under Section 12.5 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree to be so bound to the extent set forth in the sublease) and (b) to comply with the provisions of Article XII hereof and (c) to indemnify the Landlord Parties (as defined in Section 13.13) as provided in Section 13.1 hereof. Such assignment or subletting shall not relieve Tenant named herein of any of the obligations of the tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, an Event of Default, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.
(B)    In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress and any modifications necessary to have the Office Portion of the Building function as a multi-tenant space rather than as a single tenant space; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than two (2) subleases on any single floor, and no more than six (6) subleases in the aggregate, in effect in the Premises at any given time.
(C)    As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requiring Landlord’s consent and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of $1,000.00 or, if greater, the reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request, but in no event more than $5,000.00 for any request made prior to the expiration of the first Lease Year, which such limit shall be increased on an annual basis as of each anniversary of the Commencement Date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All-Item Series A (1982-1984=100) for the immediately preceding twelve (12) month period.
(D)    If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time after the occurrence of a material Event of Default by Tenant under this Lease (other than a monetary Event of Default where Tenant is in good faith contesting the amounts claimed to be owed and is otherwise performing all of its obligations under this Lease in a timely manner), collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Article XII hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.
(E)    The consent by Landlord to an assignment or subletting under Section 12.4 above, or the consummation of an assignment or subletting of right under Section 12.5 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting requiring Landlord’s consent.
(F)    During the continuance of a monetary Event of Default (defined in Section 15.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.
(G)    Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

12.8	EXPEDITED DISPUTE RESOLUTION.
In the event that a dispute shall arise under Section 12.4 with regard to whether or not Landlord’s withholding of consent was reasonable under the circumstances, and Tenant gives Landlord the notice referred to in Section 12.8(A) below within five (5) business days of Landlord’s withholding of consent, then such dispute shall be resolved in accordance with the procedure set forth in this Section 12.8 as follows:
(A)    Tenant’s notice to Landlord of its desire that the dispute be resolved by arbitration pursuant to this Section 12.8 must appoint a person as an arbitrator on its behalf. Within five (5) business days after the giving of such notice, Landlord by notice to Tenant shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person to serve as an arbitrator, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:

i.
if the second arbitrator shall not have been appointed within the five (5) business day period as aforesaid, then the first arbitrator shall petition the American Arbitration Association (Boston office) or any successor body of similar function (“AAA”) to appoint the second arbitrator or, in its absence, refusal, failure or inability to act, petition a court of competent jurisdiction to appoint the second arbitrator; and

ii.
if the two arbitrators are appointed by the parties (or the AAA or court in the case of the second arbitrator under clause (i) above) and shall be unable to agree, within five (5) business days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, said two arbitrators shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within five (5) business days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) business days thereafter either of the parties upon notice to the other party may request such appointment by the AAA, or in its absence, refusal, failure or inability to act, by a court of competent jurisdiction.

(B)    Each arbitrator shall be either a Boston area based partner or retired partner in a nationally recognized law or real estate brokerage firm who shall have had a least ten (10) years’ experience in the area of commercial real estate transactions and/or litigation including, without limitation, commercial leasing, and in the case of the third arbitrator, may also be a retired judge. Each arbitrator shall be impartial and shall have had no prior notice, information or discussions concerning the dispute and shall not be employed by or associated with either party or any affiliate of any party during the five (5) year period preceding commencement of the arbitration.
(C)    The arbitration shall be conducted in the City of Boston, Massachusetts, in accordance with the then prevailing Commercial Arbitration Rules (Expedited Procedures) of the AAA. The arbitrators shall render their decision and award in writing upon the concurrence of at least two of their number, within fifteen (15) days after the appointment of the third arbitrator. Such decision and award shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.
(D)    Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator, and all other expenses of the arbitration (other than the fees and disbursements of attorney or witnesses for each party) shall be borne by the parties equally.

ARTICLE XIII
INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

13.1	TENANT’S INDEMNITY.
(A)    Indemnity. Subject to the limitations of Section 16.24 below, to the fullest extent permitted by law and to the extent not resulting from the negligent or willful act or omission of Landlord or its agents, servants, employees or contractors, Tenant agrees to indemnify and save harmless Landlord Parties (as hereinafter defined) from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any negligent act or omission or willful misconduct of Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as any of Tenant’s Property (as defined in Section 13.4) remains on the Premises, or Tenant or anyone acting by, through or under Tenant is in occupancy of any part of, or have access to the Premises or any portion thereof; or (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building (including the Garage), or on common areas or the Development Area, to the extent such accident, injury or damage results from any negligent act or omission or willful misconduct on the part of any of Tenant Parties. Subject to Section 13.1(C) and Section 16.18 hereof, in no event shall Tenant be liable for any indirect, consequential, statutory, special or punitive damages pursuant to this Lease.
(B)    Breach. In the event that Tenant breaches any of its indemnity obligations hereunder: (i) Tenant shall pay to Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees) incurred as a result of said breach, and the reasonable value of time expended by Landlord Parties as a result of said breach; and (ii) Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 13.1(B).
(C)    No limitation. The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts.
(D)    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to Landlord Parties in a form acceptable to Landlord.
(E)    Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.
(F)    Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from Landlord Party, shall resist and defend such action or proceeding on behalf of Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Landlord Party. Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.
(G)    Landlord Parties and Tenant Parties. The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.
(H)    Tenant's Payments Prior to Actual Substantial Completion Date. Notwithstanding anything to the contrary contained in this Lease, with respect to any payments required to be made by Tenant pursuant to Sections 13.1(A), 13.1(B) or 13.1(F) hereof or pursuant to any other provision of this Lease, in no event shall Tenant be required to make any payments to anyone other than Landlord or to indemnify any Landlord Party other than Landlord prior to the Actual Substantial Completion Date (and all payments to Landlord shall be subject to the limitations set forth in Section 4.12 hereof); provided, however, that if Landlord has entered into an agreement with any party, or is otherwise obligated, to indemnify such party for amounts that otherwise would be payable by Tenant to such party pursuant to Sections 13.1(A), 13.1(B) or 13.1(F) hereof, Landlord shall provide Tenant with evidence of such obligation at such time as a claim with respect to Landlord’s indemnity is made thereunder and Tenant shall be obligated to reimburse Landlord for any amounts properly paid by Landlord to such party, which amounts shall be Additional Rent.

13.2	TENANT’S RISK.
Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Development Area as Tenant is given the right to use by this Lease at Tenant’s own risk. Landlord Parties shall not be liable to Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Development Area, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Development Area, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Development Area, or from drains, pipes or plumbing fixtures in the Building or the Development Area, but the foregoing exculpation from liability shall not apply in the case of the negligent act or omission or willful misconduct of any Landlord Party. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant Party, and neither Landlord Parties nor their insurers shall in any manner be held responsible therefor. Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this Section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

13.3	TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE.
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance. In addition, in the event Tenant hosts a function in the Premises, in the Building or on the Property, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

13.4	TENANT’S PROPERTY INSURANCE.
Tenant shall maintain at all times during the Term of this Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, coverage with respect to (i) Tenant’s personal property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) all additions, alterations and improvements made by or on behalf of Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease, specifically including improvements paid for with Landlord's Contribution) or existing in the Premises as of the Execution Date of this Lease, and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties (collectively “Tenant’s Property”). The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease, except for insurance maintained by third parties as provided in (iii) above. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements and Tenant’s Property covered by the policy.

13.5	TENANT’S OTHER INSURANCE.
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Building) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) for each accident, Five Hundred Thousand Dollars ($500,000) disease-policy limit, and Five Hundred Thousand Dollars ($500,000) disease-each employee.

13.6	REQUIREMENTS FOR TENANT’S INSURANCE.
All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in The Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published (the “Minimum Rating”). Notwithstanding the foregoing, if Tenant has insurance with an insurance company that met the Minimum Rating when the insurance was placed, but such insurance company then ceases to meet the Minimum Rating, Landlord agrees to discuss with Tenant whether or not Landlord will require Tenant to place such insurance with an alternative insurance company which does meet the Minimum Rating, but the decision of whether or not to permit Tenant to continue to provide insurance required hereunder with an insurance company which does not meet the Minimum Rating shall be made by Landlord in its sole but good faith discretion. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory (including all primary and excess/umbrella policies); and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord prior written notice as set forth in the Certificate of Insurance (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any self-insured retention greater than One Hundred Thousand Dollars ($100,000) for property insurance and Twenty-Five Thousand Dollars ($25,000) for commercial general liability insurance. Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such certificates as required by this Article, Landlord may, at its option, on five (5) business days’ notice (or fourteen (14) business days’ notice if there is an increase of insurance as set forth above) to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) business days (or fourteen (14) business days if there is an increase of insurance as set forth above) after delivery to Tenant of bills therefor.

13.7	ADDITIONAL INSUREDS.
To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 13.7 must provide coverage to the Additional Insureds.

13.8	CERTIFICATES OF INSURANCE.
On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit K, however, other forms of certificates may satisfy the requirements of this Section 13.8). Failure by Tenant to provide the certificates required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8.

13.9	SUBTENANTS AND OTHER OCCUPANTS.
Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify Landlord Parties to the same extent that Tenant is required to indemnify Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 13.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease.

13.10	NO VIOLATION OF BUILDING POLICIES.
If Landlord provides Tenant with the relevant portions of Landlord’s fire, boiler, sprinkler, water damage or other insurance policies carried by Landlord, Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Development Area and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Development Area or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11	TENANT TO PAY PREMIUM INCREASES.
If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Development Area or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord for the additional insurance premiums thereafter paid by Landlord which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12	LANDLORD’S INSURANCE.
(A)    Required insurance. Landlord shall carry at all times during the Term of this Lease (i) commercial general liability insurance with respect to the Property in an amount not less than $10,000,000.00 combined single limit per occurrence and, (ii) insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. Landlord shall also maintain such other commercially reasonable insurance as may from time to time be required by any recognized institutional mortgagee holding a mortgage lien on the Building and/or Lot. The cost of such insurance shall be treated as a part of Operating Expenses for the Building. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. All insurance required to be maintained by Landlord pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in The Commonwealth of Massachusetts and that have a rating of at least the Minimum Rating.
(B)    Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Development Area, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may reasonably determine which are consistent with those risks and/or endorsements then being insured against by other owners of first class office buildings in the Financial District, Back Bay and/or Kendall Square market areas, or which are then being required by recognized institutional mortgagees holding mortgages on first class office buildings in the Kendall Square market area, from time to time. The cost of all such additional insurance shall also be part of the Operating Expenses for the Building to the extent permitted by this Lease.
(C)    Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Building shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building to the extent permitted by this Lease. Any undertaking by Landlord to self-insure pursuant to this Section shall not relieve Landlord from any of Landlord’s other obligations under this Lease, nor shall it serve to materially adversely affect Tenant. The rights and obligations of Tenant shall remain the same as if Landlord had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in Section 13.13 hereof. Landlord shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Landlord’s insurer if Landlord maintained the insurance described in this Article.
(D)    No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13	WAIVER OF SUBROGATION.
To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any property insurance policy that is required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

13.14	TENANT’S WORK.
During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 13.14 shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 13.14.

13.15	LANDLORD’S INDEMNITY.
Subject to the limitations of Section 16.24 hereof, to the maximum extent this agreement is effective according to law and to the extent not resulting from any negligent act or omission or willful misconduct of any Tenant Party, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any accident, injury or damage to any person or to any property occurring in the Premises, or on the Lot or in the Garage or on the Common Areas of Parcel 2 of the Development Area from and after the date hereof and until the expiration or earlier termination of the Lease Term, to the extent such injury results from or is claimed to have resulted from the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employees or contractors. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Parties by reason of any such claim, Landlord, upon request from such Tenant Party, shall resist and defend such action or proceeding on behalf of the Tenant Party by counsel appointed by Landlord's insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to such Tenant Party. Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Parties.

13.16	TENANT’S SELF INSURANCE.
At Tenant’s option, for so long as (i) Akamai Technologies, Inc. is the Tenant under this Lease, (ii) no Event of Default (as defined in this Lease) then exists, and (iii) Tenant satisfies the Net Worth Requirement defined below, Tenant may maintain self-insured retentions larger than those permitted by Section 13.6 above and may self-insure for some or all of the insurance required by this Article. Any undertaking by Tenant to maintain larger self-insured retentions or to self-insure pursuant to this Section shall not relieve Tenant from any of Tenant’s other obligations under this Article, nor shall it serve to adversely affect Landlord. The rights and obligations of Landlord shall remain the same as if Tenant had obtained and maintained separate insurance from an independent institutional insurer of recognized responsibility for the coverages as provided herein, including the application of the waivers and releases in Section 13.13 above. Tenant shall be liable as a self-insurer for the same coverages and the same amount of insurance as would Tenant’s insurer if Tenant maintained the insurance described in this Article. As used herein the term “Net Worth Requirement” shall mean that Tenant shall maintain a net worth of at least Five Hundred Million and 00/100 Dollars ($500,000,000.00) in the equivalent of year 2016 dollars as calculated in accordance with generally accepted accounting principles consistently applied on a year-to-year basis. Tenant shall periodically demonstrate its compliance with the Net Worth Requirement, to Landlord’s satisfaction, upon request by Landlord.
ARTICLE XIV
FIRE, CASUALTY AND TAKING

14.1	DAMAGE RESULTING FROM CASUALTY.
If on or after the Actual Substantial Completion Date the Building (including the Garage), or the Lot or access thereto are damaged by fire or other casualty (“Casualty”), Landlord shall within sixty (60) days after the occurrence thereof notify Tenant in writing of Landlord’s reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence (“Landlord’s Restoration Estimate”). As used herein, the term “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties (with the exception of strikes or other labor difficulties caused by or resulting from a party’s use of non-union labor at the Lot or other property owned or leased by such party), Casualty (including the time necessary to repair any damage caused thereby), delays caused by public utility companies or public entities providing electricity, gas, water and/or sewer services to the Building, or other causes reasonably beyond a party’s control or attributable to the other party’s action or inaction but in no event shall Force Majeure mean the inability to pay money.
In the event that Landlord shall fail to deliver Landlord’s Restoration Estimate within sixty (60) days after a Casualty, Tenant may deliver written notice to Landlord requesting Landlord’s Restoration Estimate, and Landlord shall respond to such request within ten (10) business days. If Landlord fails to deliver Landlord’s Restoration Estimate within the period required under the preceding sentence, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: SECOND NOTICE. Failure to respond to this request within three (3) business days may lead to termination of the Lease”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, Tenant may elect to terminate the Lease in accordance with the terms and provisions of this Article XIV.
If according to Landlord’s Restoration Estimate, such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the time that repair work would commence, either party may, at its election, terminate this Lease by notice given to the other within sixty (60) days after the date of Landlord’s Restoration Estimate or, if applicable, the expiration of three (3) business days following Tenant’s second (2nd) notice (given in accordance with the preceding paragraph) in the event Landlord does not timely respond to the same, specifying the effective date of termination. The effective date of termination specified by the terminating party shall not be less than sixty (60) days nor more than ninety (90) days after the date of notice of such termination.
In case during the last eighteen (18) months of the Lease Term (as the same may have been extended), the Building (including the Garage), or the Lot or access thereto are damaged by Casualty and such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such Casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than one hundred eighty (180) days after the date of notice of such termination.
Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.
If the Building (including the Garage) or the Lot or access thereto or any part thereof is damaged by Casualty and this Lease is not terminated as specifically set forth herein, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Building as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building, Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building (including the Garage) or the Lot or access thereto in the event of damage thereto (excluding Tenant’s Property (as defined in Section 13.4 hereof)), except as expressly provided in the immediately following paragraph of this Section 14.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Expenses Allocable to the Premises, Landlord’s Tax Expenses Allocable to the Premises and Additional Rent for the parking privileges and utility charges payable to Landlord according to the nature and extent of the injury to the Premises, access thereto, or Tenant’s parking privileges shall be abated from the date of Casualty until the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds provided Landlord maintained all insurance required under Section 13.12 of this Lease, or if Landlord has failed to maintain such insurance under Section 13.12, then the amount of proceeds that would have been available. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Lot) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Lot), then Landlord shall give notice (“Landlord’s Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).
Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building (including the Garage) or the Lot or access thereto and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or as to which approval is not required, and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 13.4 above (or has elected to self-insure the same coverage pursuant to Section 13.16 above) and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within thirty (30) days following Landlord’s written request); provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant) nor shall Landlord or Tenant have the right to terminate the Lease on account of such insufficiency.
Where Landlord is obligated or otherwise elects to effect restoration of the Building (including the Garage) or the Lot or access thereto, unless such restoration is completed within the Required Restoration Period, as hereinafter defined, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure (but in no event beyond three (3) months from the end of the Required Restoration Period), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such Required Restoration Period (as extended) until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s Notice of Termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The term “Required Restoration Period” shall mean the longer of (i) the length of time specified in Landlord’s Restoration Estimate, or (ii) two hundred seventy (270) days, in either case measured from the earlier of (x) the date of Landlord’s Restoration Estimate or (y) the sixtieth (60th) day following the date of the Casualty.

14.2	UNINSURED CASUALTY.
Notwithstanding anything to the contrary contained in this Lease, if the Building (including the Garage) or the Lot or access thereto or the Premises shall be substantially damaged by Casualty as the result of a risk not covered by Landlord’s self-insurance or the forms of casualty insurance at the time maintained or required to be maintained by Landlord and such Casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such Casualty. If Landlord shall give such notice, then this Lease shall terminate one hundred twenty (120) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord does not timely terminate, then it shall restore in accordance with the provisions of this Article XIV.

14.3	RIGHTS OF TERMINATION FOR TAKING.
If the Building (including the Garage) or the Lot or access thereto, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain (a “Taking”), Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
Further, if so much of the Building or Lot or access thereto shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.
Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.
If the Premises shall be affected by any Taking and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Operating Expenses Allocable to the Premises, Landlord’s Tax Expenses Allocable to the Premises and Additional Rent for the parking privileges shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Operating Expenses Allocable to the Premises, Landlord’s Tax Expenses Allocable to the Premises and Additional Rent for the parking privileges shall be abated for the remainder of the Lease Term.

14.4	AWARD.
Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building (including the Garage), the Lot, and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such Taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.
However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures or Tenant’s Property so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

14.5	TIME OF THE ESSENCE. All time periods set forth in this Article XIV shall be of the essence.

ARTICLE XV
DEFAULT

15.1
TENANT’S DEFAULT. This Lease and the Lease Term are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events shall occur and not be cured prior to the expiration of the grace period (if any) herein provided (such uncured event being hereinafter referred to as an “Event of Default”), as follows:

(A)    Tenant shall fail to pay any installment of the Annual Fixed Rent or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) business days after notice thereof from Landlord to Tenant; or
(B)    Landlord having rightfully given the notice specified in (A) above to Tenant twice in any Lease Year, Tenant shall fail thereafter in the same Lease Year to pay the Annual Fixed Rent or estimated monthly payments on account of Operating Expenses and real estate taxes on or before the date on which the same becomes due and payable; or
(C)    Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease and shall fail to cure the same within ten (10) days after notice thereof from Landlord to Tenant; or
(D)    Tenant shall (i) fail to maintain general liability insurance or (ii) employ labor and contractors within the Premises which interfere with Landlord’s Work, in violation of Section 4.3 or Section 9.3, and such condition continues for five (5) business days after notice thereof from Landlord to Tenant; or
(E)    Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or
(F)    The estate hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or
(G)    Tenant shall make an assignment or trust mortgage arrangement, so-called, of all or a substantial part of its property for the benefit of its creditors; or
(H)    Tenant shall judicially be declared bankrupt or insolvent according to law; or
(I)    a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment shall not be vacated within thirty (30) days; or
(J)    any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within ninety (90) days after the institution of the same; or
(K)    Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding.

15.2
TERMINATION; RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (for the purposes of this Section 15.2 hereinafter called “Notice of Termination”) terminating this Lease on a date specified in such Notice of Termination (which shall be not less than ten (10) days after the date of the mailing of such Notice of Termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of Tenant hereunder, shall wholly cease and expire on the date set forth in such Notice of Termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

15.3
CONTINUED LIABILITY; RE-LETTING. If this Lease is terminated, or in the event of the termination of this Lease by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like) in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.
Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the Premises in the event that this Lease is terminated based upon a default by Tenant hereunder. Marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control or the control of Landlord’s affiliates in the Development Area shall be deemed to satisfy Landlord’s obligations to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar space in the Building or in the Development Area.

15.4
LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming Landlord’s Tax Expenses Allocable to the Premises under Section 6.1 and the Operating Expenses Allocable to the Premises under Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5
WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the Term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law.

15.6	LANDLORD’S DEFAULT; TENANT’S SELF HELP.
(A)    If a Landlord Default, as hereinafter defined, shall occur, Tenant may, without the need of Landlord’s consent, if Landlord fails to cure such Landlord Default within the Landlord Cure Period, as hereinafter defined, perform the same for the account of Landlord. Landlord shall, within thirty (30) days of demand therefor, reimburse Tenant the reasonable costs incurred by Tenant in curing such Landlord Default (including, without limitation, any reasonable attorneys’ fees), together with interest thereon at the annual rate equal to the sum of (a) the rate from time to time announced by the Bank of America (or its successor) as its prime base rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditure by Tenant. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent or Additional Rent payable under this Lease for any reason relating to this Section 15.6, except as expressly provided in subsection (C) below.
(B)    For the purposes hereof, a “Landlord Default” shall be defined as any failure by Landlord to make any repairs or perform any act which, under the provisions of this Lease, Landlord has undertaken to make or perform unless:
(1)    Tenant has given notice to Landlord of Landlord’s failure as aforesaid (“Landlord’s Failure Notice”); and
(2)    Landlord has failed to rectify the situation within the “Landlord Cure Period” (as hereinafter defined).
For the purposes of this Section 15.6, the “Landlord Cure Period” shall be defined as follows:
(1)    In the event of an emergency threatening life or property or Tenant’s interest in this Lease, three (3) days after receipt by Landlord of Landlord’s Failure Notice (which such notice may be oral provided that written notification is subsequently provided) from Tenant.
(2)    In the event of any other failure by Landlord under subsection (B)(i) or (B)(ii) above, thirty (30) days after receipt by Landlord of Landlord’s Failure Notice from Tenant under subsection (B)(a) above; provided, however, that if the item is of a nature that cannot reasonably be completed within said thirty (30) day period, such additional time as may be reasonably necessary (not to exceed one hundred twenty (120) days).
(C)    If (i) Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s demand therefor (such demand to include reasonable evidence of the costs so incurred by Tenant), and (ii) either:
(1)    Landlord has not, within ten (10) business days of its receipt of Landlord’s Failure Notice, given written notice to Tenant objecting to such demand and submitted such dispute to arbitration in accordance with Section 16.32 below, or
(2)    If Landlord timely disputed Landlord’s Failure Notice and Tenant obtains an arbitration award against Landlord which award becomes final and beyond appeal, and Landlord thereafter fails to pay Tenant the amount of such award within thirty (30) days after Tenant obtains such award, then subject to the last sentence of this subsection (C), Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than ten percent (10%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.
(D)    (It is understood and agreed that both parties shall have the right to submit any disputes under this Section 15.6 (including, without limitation, whether or not a Landlord Default did in fact occur and whether or not the expenses incurred by Tenant in curing the same were reasonable) to arbitration in accordance with Section 16.32 below.
ARTICLE XVI
MISCELLANEOUS PROVISIONS

16.1
WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Landlord or Tenant, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.
No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2
CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by the other party.

16.3
QUIET ENJOYMENT. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises, the Common Areas of Parcel 2 of the Development Area and the parking rights provided under Article X during the term of this Lease (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming by, through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Building and the Lot, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4	SURRENDER.
(A)    No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.
(B)    Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all of Tenant’s Property and Tenant’s Communications Equipment and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5
BROKERAGE. Landlord and Tenant each warrant and represent to the other that it has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against either party relative to dealings by the other party with brokers other than the broker designated in Section 1.2 hereof, each party shall defend the claim against the other with counsel of the non-breaching party’s selection and save harmless and indemnify the non-breaching party on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof in connection with the Original Lease Term.

16.6
INVALIDITY OF PARTICULAR PROVISIONS. With the exception of (i) the provisions of Article IV above regarding Landlord’s obligations to complete Landlord's Work and provide Landlord’s Contribution, and (ii) the guaranty of BPLP under Section 4.11 above, if any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7
PROVISIONS BINDING, ETC.. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Landlord or Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to a Transfer by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular Transfer as required by the provisions of Article XII hereof.

16.8
RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees to execute and deliver, at the time of execution and delivery hereof, a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. At the time of execution of any amendment to this Lease which changes the definition of “Lot” pursuant to this Lease, each party agrees to execute and deliver an amendment to such Notice of Lease. Said Notice of Lease and/or amendment thereto may be recorded by Tenant, at Tenant’s sole cost and expense, following the execution and delivery thereof. In no event shall any such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.9
NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice, including to any mortgagee or ground lessor of whom Tenant has been given notice).
If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).
Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered, notice shall be effective upon the date such delivery was first attempted between the hours of 8 a.m. and 6 p.m. on a business day, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.
Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.
Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.
Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10    WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant.
16.11    PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.
16.12    RIGHTS OF MORTGAGEE. Landlord represents and warrants that there is no mortgage which encumbers the Property at the time of execution hereof. If the configuration of the Lot is changed at any time, Landlord shall obtain and record a partial release of any mortgage encumbering property added to the Lot. This Lease shall be subject and subordinate to any mortgage hereafter on the Lot or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees, by a written commercially reasonably instrument reasonably acceptable to Tenant in recordable form, to recognize this Lease and the right of Tenant to use and occupy the Premises and those portions of the Common Areas of Parcel 2 of the Development Area to which Tenant is granted rights under this Lease (Landlord further agreeing to use commercially reasonable best efforts to cause such holder to agree to be bound by the provisions of Article IV above regarding the construction of Landlord’s Work, provided that Landlord’s failure to do so shall in no way affect the validity of this Section 16.12 so long as Landlord has used such commercially reasonable best efforts as aforesaid), without interruption or disturbance from such mortgagee or persons claiming by, through or under such mortgagee, upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination, recognition and non-disturbance, Tenant shall execute and deliver to Tenant such recordable instruments of subordination that are commercially reasonable as such mortgagee may reasonably request and as are reasonably acceptable to Tenant, subject to Tenant’s receipt of such commercially reasonable instruments of recognition and non-disturbance from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord, provided that such mortgagee or successor gives written notice to Tenant in accordance with Section 16.9 and assumes all of Landlord’s obligations hereunder from and after the date of such succession (subject to the terms of the aforesaid instruments of subordination, recognition and non-disturbance). Upon Tenant’s receipt of such notice, Landlord and Tenant each acknowledge and agree that Tenant shall have no further liability to Landlord with respect to the time period from and after the date on which such mortgagee or successor in title shall succeed to Landlord’s interest hereunder or the date of such notice, if later. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Execution Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice of Lease hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.
Landlord hereby represents and warrants to Tenant that there is no mortgage encumbering the Building or the Lot as of the date of execution of this Lease.

16.13
RIGHTS OF GROUND LESSOR. If Landlord’s interest in the Property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a commercially reasonable recognition and non-disturbance agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize this Lease and the right of Tenant to use and occupy the Premises for the Permitted Uses, the Common Areas of Parcel 2 of the Development Area and the parking privileges provided to Tenant under Article X above, without interruption or disturbance from such ground lessor or persons claiming by, through or under such ground lessor, upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease and assumes all of Landlord’s obligations hereunder from and after the date of such succession.

16.14
NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed). The curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the Premises if the mortgagee or ground lessor elects to do so, provided that the overall cure period shall not exceed thirty (30) days after Landlord’s cure period has elapsed or if such default is not reasonably susceptible of cure within such additional 30-day period, such longer period of time as may be reasonably necessary to effectuate a cure provided that the mortgagee or ground lessor commences to cure within such additional 30-day period and thereafter diligently prosecutes such cure to completion, but in no event to exceed an additional one hundred twenty (120) days after Landlord’s cure period has elapsed) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). Nothing contained herein shall be deemed to limit Tenant’s rights under Section 15.6 above.

16.15
ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(A)    That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant in accordance with Section 16.9 above, specifically otherwise elect or except as otherwise provided in subsection (B) below; and
(B)    That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage, the taking of possession by such holder or the acceptance of a deed in lieu of foreclosure, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee provided that such purchaser-lessor agrees to recognize this Lease and the right of Tenant to use and occupy the Premises, the Common Areas of Parcel 2 of the Development Area and the parking privileges provided to Tenant under Article X above, without interruption or disturbance from such purchaser-lessor or persons claiming by, through or under such purchaser-lessor, upon the payment of Annual Fixed Rent, Additional Rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller- lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16
STATUS REPORT AND FINANCIAL STATEMENTS. Recognizing that each party may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, either party on the request of the other made from time to time, but no more than twice in any calendar year, will within twenty (20) days after such request furnish to the requesting party (or in the case of Landlord, upon Landlord’s written request, to any existing or potential holder of any mortgage encumbering the Premises, the Building and/or the Lot or any potential purchaser of the Premises, the Building and/or the Lot) (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its respective obligations under the terms of this Lease. In addition, if at any time Tenant is not a public company, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years, provided that (i) in no event shall Landlord request such statements more often than one (1) time per calendar year and (ii) such statements shall be requested by Landlord only in connection with a sale or financing of the Building and/or the Lot. Any non-public financial statements shall be treated as confidential and may be disclosed only (a) as required by administrative, judicial or governmental order or decree, (b) to prospective purchasers and lenders (and their respective accounting, financial and legal advisors) subject to the aforesaid requirements of confidentiality, (c) as may be required by Legal Requirements, or (d) in connection with any litigation between parties. Any such status statement or financial statement delivered by either party pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17
LANDLORD’S SELF-HELP. If Tenant shall at any time after the Commencement Date fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency, which for the purposes hereof shall include without limitation any failure by Tenant to comply with applicable Legal Requirements in such a manner as to immediately jeopardize Landlord’s interest in the Property) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after thirty (30) days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any reasonable costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the rate from time to time announced by Bank of America (or its successor) as its prime base rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to Landlord within thirty (30) days after demand therefor, and if not paid within said period shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent. Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason of Landlord’s exercise of the rights set forth in this Section 16.17 except to the extent directly caused by the negligent act or omission or willful misconduct of Landlord or any of its agents, servants, employers or contractors.

It is understood and agreed that both parties shall have the right to submit any disputes under this Section 16.17 (including, without limitation, whether or not a Tenant default has occurred and whether or not the expenses incurred by Landlord in curing the same were reasonable) to arbitration in accordance with Section 16.32 below.

16.18
HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term of this Lease, Tenant shall be treated as a tenant at sufferance and such tenancy shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the sum of (i) the Holdover Percentage, as hereinafter defined, of the Annual Fixed Rent and (ii) one hundred percent (100%) of the Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to such holding over or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. As used herein, the “Holdover Percentage” shall mean one hundred fifty percent (150%) for the first sixty (60) days of such holding over, and two hundred percent (200%) thereafter. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the Term of this Lease, provided, however, that in no event shall Tenant be liable for indirect or consequential damages suffered by Landlord on account of Tenant’s holding over in the Premises during the first ninety (90) day period immediately following the expiration of the Lease Term (it being understood and agreed that Tenant shall be liable for any indirect or consequential damages suffered by Landlord on account of any holding over by Tenant from and after the ninety-first (91st) day immediately following the expiration of the Lease Term). Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All of Tenant’s Property which remains in the Building or the Premises after the expiration or termination of this Lease or, if applicable, any holding over period, shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19
ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency, where no such notice shall be required), have the right to enter the Premises at all reasonable times (at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.4, 7.1 and 7.2 and Exhibit B), and to show the Premises to prospective tenants during the twenty-four (24) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees. If Landlord’s access to the Premises for any purposes permitted under this Lease requires Landlord to access or work in any controlled or restricted areas within the Premises, then, except in case of emergency, Landlord must be accompanied by a Tenant representative (Tenant hereby agreeing to make a representative available during mutually convenient times for such purposes). To the extent possible under the circumstances, Landlord shall schedule non-emergency access to and repairs and maintenance within the Premises outside of normal business hours. In connection with all repairs and maintenance performed by Landlord within the Premises pursuant to this Section 16.19, Landlord shall use commercially reasonable efforts to assure the safety of all persons affected thereby.

In the event Tenant sends a notice alleging an emergency with respect to the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 16.19 and Section 16.17 in such manner as Landlord deems necessary in its sole discretion to remedy such dangerous or unsafe condition.
Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s operations and use and occupancy of the Premises in connection with the exercise of any of the foregoing rights under this Section 16.19, consistent with the nature of the activities being undertaken by Landlord hereunder. Landlord shall comply with all Legal Requirements in connection with the exercise of any of the foregoing rights.

16.20
TENANT’S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

16.21
LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or estimated monthly payments on account of Operating Expenses and real estate taxes (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a charge equal to (x) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any, plus (y) if the Outstanding Amount is not paid within five (5) business days after the Due Date, a late charge equal to two percent (2%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment. Such late charge and interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord within thirty (30) days after demand. Landlord agrees to waive the interest and the late charge due hereunder for the first two late payments by Tenant under this Lease per calendar year, provided that Landlord receives such payments from Tenant within ten (10) business days of the Due Date (provided further that if such payment is not received within the aforesaid ten (10) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during that same calendar year shall be subject to the imposition of interest and the late charge immediately following the Due Date as set forth above.

16.22	COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23
ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24
LIMITATION OF LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property (including rent and Casualty or Taking proceeds), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. Neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Property, as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except as otherwise expressly provided in this Lease or except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like. Notwithstanding anything contained herein to the contrary, except for Landlord’s right to recover damages in accordance with Section 16.18, in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable to Landlord for any indirect or consequential damages or loss of profits or the like. In addition, in no event shall any officer, employee, trustee, director, partner, beneficiary, joint venturer, member, stockholder or other principal or representative and the like of Tenant, disclosed or undisclosed, ever be personally liable for any obligation of Tenant under this Lease. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

16.25	NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26	INTENTIONALLY OMITTED.

16.27
WAIVER OF TRIAL BY JURY. Landlord, BPLP and Tenant each hereby waive any right to trial by jury in any action, proceeding or counterclaim brought by any of the parties on any matters whatsoever arising out of or any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, the guaranty provided by BPLP under Section 4.11 above and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.28	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

16.29
TENANT’S SIGNAGE. In the event at the time Tenant exercises its right under this Section 16.29, (i) Tenant directly leases at least fifty-one percent (51%) of the Rentable Floor Area of the Office Portion of the Building (inclusive of any permitted subleases under Article XII above), (ii) no Event of Default then exists, and (iii) this Lease is still in full force and effect, Tenant shall have the exclusive right, at Tenant’s expense, to erect signage on the Building (except for those portions of the Building shown on Exhibit M attached hereto, where Landlord shall have the right to install signage for retail and/or any other active ground floor use (the “Retail Signage”)). Tenant's signage shall be reasonably approved by Landlord, Landlord hereby agreeing that Tenant may have signage in at least three (3) locations on the Building. One (1) such location shall be at the first (1st) floor of the Building in proximity to the entrance to the Premises. Two (2) locations shall be at or near the top of the Building. Additional locations, if any, shall be mutually agreed upon by Landlord and Tenant. In addition, the name of the entity to be placed upon such signage and the design, proportions and color of such signage shall be subject to the prior approval of Landlord (Landlord hereby approving the name of Akamai for the purposes of this Section 16.29), which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord acknowledges that, with respect to Landlord’s approval, such signage shall be no less prominent than Tenant's existing signage at 150 Broadway (including the recently-approved back-lit and front-lit sign). Landlord hereby agrees that the approach to the Retail Signage shall be consistent with the approach to retail signage in other buildings belonging to Landlord and/or Landlord’s affiliates in the Development Area. Should Landlord fail to respond within twenty-one (21) days after receipt of Tenant’s written request for Landlord’s approval of signage in connection with this Section, Tenant may re-send such request to Landlord via registered or certified mail, return receipt requested, or recognized overnight delivery service, with the following statement in bold at the beginning of such request, “WARNING: POSSIBLE DEEMED APPROVAL NOTICE. Failure to respond to this request within three (3) business days may lead to deemed approval of such request”. Should Landlord fail to respond to such second request within three (3) business days after receipt thereof, such failure shall be deemed to be approval of such signage design and specifications by Landlord. Tenant’s signage rights shall be further subject to the requirements of the Zoning Ordinance (if applicable) and any other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (including, without limitation, the approval of the CRA). Landlord shall cooperate and work with Tenant to obtain all necessary signage permits, provided that Landlord shall be put to no cost or expense whatsoever in connection therewith. In the event Tenant erects signage pursuant to this Section 16.29 and Tenant subsequently reduces the size of its Premises so that Tenant no longer leases from Landlord at least fifty-one percent (51%) of the Rentable Floor Area of the Office Portion of the Building (inclusive of any permitted subleases under Article XII above), Tenant agrees that it shall remove such signage at Tenant’s expense and Landlord shall have the right to provide signage to other tenants of the Building as Landlord deems appropriate in its sole discretion.

16.30
AUTHORITY OF PARTIES. Each of Landlord, Tenant and BPLP hereby represents and warrants to the other parties that is has the full right, power and authority to enter into this Lease and to perform all of its respective obligations hereunder, and that the person(s) signing this Lease on its behalf has the requisite lawful authority to do so.

16.31	COMPLIANCE WITH LAWS.
(A)    Landlord represents to Tenant that as of the Commencement Date, to the best of Landlord’s actual knowledge there will be no Hazardous Materials on the Lot, and as of the Commencement Date there will be no Hazardous Materials in the Building, in either case which are required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws. Subject to the limitations of Section 16.24 hereof, Landlord shall remove or abate all Hazardous Materials on the Lot or in the Building, to the extent required by and in accordance with all applicable Hazardous Materials Laws, to the extent that such Hazardous Materials (i) were present on the Lot as of the Execution Date of this Lease (or as of the date added to the Lot, with respect to land added to the Lot after the Execution Date), or were present in the Building as of the Commencement Date, or (ii) were brought to the Lot or the Building in violation of then-applicable Legal Requirements by Landlord, its contractors, agents or employees. Landlord shall promptly notify Tenant of any incident on or about the Lot or the Building from and after the Execution Date that would require the filing of a notice under the Hazardous Materials Laws.
(B)    Landlord shall perform all of its obligations to maintain and operate the Property under this Lease in compliance with all applicable Legal Requirements.
The foregoing representations and warranties shall survive the expiration of this Lease for a period of one (1) year.

16.32
ARBITRATION. Wherever in this Lease provisions are made for submitting disputes to arbitration (with the exception of disputes under Article IV above, which shall be subject to arbitration as set forth in Section 4.9 above or any dispute pursuant to Section 12.4 hereof, which shall be subject to arbitration as set forth in Section 12.8 above), the same shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. The matter shall be resolved by arbitration to be conducted in Boston or Cambridge, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, by a panel of three (3) arbitrators, with hearings conducted as expeditiously as practicable and with no undue delay, and in no event later than sixty (60) days after the date of demand. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. All of the arbitrators shall be arbitrators with at least fifteen (15) years of experience arbitrating or adjudicating the relevant type of dispute and claim. One arbitrator shall be selected and paid for by the first party to the dispute, one arbitrator shall be selected and paid for by the second party to the dispute, and the third arbitrator shall be selected by the first two arbitrators and be paid for equally by Landlord and Tenant. The determination of the arbitrators shall be made by majority vote, shall be final and binding on the parties to this Lease and may be enforced in any court of competent jurisdiction, and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Lease, no arbitrable dispute shall be deemed to have arisen under this Lease prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof. In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under this Lease during the pending of any such arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrators in their award or decision).

16.33    ELECTRONIC SIGNATURES. The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.
16.34    RETAIL SPACE USE RESTRICTIONS.
(A)    At all times during the Lease Term, Landlord shall not lease or allow the Retail Space to be used for any use prohibited by Exhibit J attached hereto, unless otherwise agreed to in writing by the parties.
(B)    Provided and only so long as (i) the Tenant originally named in this Lease (the “Original Tenant”) (or its Permitted Transferee engaged in the same or a similar line of business as the Original Tenant) directly leases the entire Office Portion of the Building, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty-five percent (25%) of the Premises then leased by Tenant (except for an assignment or sublease to a Permitted Transferee), and to the extent not prohibited or restricted by any applicable Legal Requirements (as defined in Section 2.3), Landlord shall not directly enter into a lease of all or any portion of the Retail Space with any of the companies listed on Exhibit J-1 attached hereto and made a part hereof (the “Named Companies”). Notwithstanding the foregoing, the provisions of this Section 16.34(B) shall not apply to any tenant, licensee or other occupant of the Building which is acquired, directly or indirectly, by any of the Named Companies after the date the applicable premises in the Building is leased, or licensed to or occupied by such tenant, licensee or occupant and this Section 16.34(B) shall not serve to limit or otherwise restrict such acquisitions. Tenant shall have the right to substitute one or more of the Named Companies with another entity provided and only so long as (1) Tenant provides Landlord with not less than ninety (90) days’ prior written notice, (2) Tenant can demonstrate to Landlord’s reasonable satisfaction that such proposed entities are direct and substantial competitors of Tenant, (3) in no event shall there be more than nine (9) Named Companies (unless Landlord otherwise agrees), (4) in no event shall Tenant have the right to request substitutions or additions (if applicable) more than six (6) times during the Lease Term with respect to each of the list of Named Companies on Exhibit J-1, and (5) the entity proposed by Tenant for substitution or addition (if applicable) as a Named Company is not then a tenant in the Building or an entity with whom Landlord is then negotiating to lease space in the Building. In addition, the foregoing leasing restriction shall be deemed null and void if at any time Tenant fails to satisfy the conditions set forth in clauses (i), (ii) and (iii) above and such nullification shall be effective for the remainder of the Lease Term (as the same may be extended) regardless of whether or not Tenant subsequently satisfies such conditions during the Lease Term.
16.35    LEWIN PARK. So long as this Lease remains in effect, there shall be a Lewin Park (as defined below). Provided that BPLP or an affiliate of BPLP controls the open space dedicated and known as the Daniel M. Lewin Park (“Lewin Park”) located on the parcel of land adjacent to, and southeast of, 150 Broadway as of the Execution Date of this Lease, then (i) Landlord, BPLP, and affiliates of Landlord and BPLP shall not take any action to rename Lewin Park and (ii) Lewin Park shall exist in approximately the same location as of the Execution Date of this Lease as shown on Exhibit F-2 attached hereto or elsewhere in Parcel 2 of the Development Area. For avoidance of doubt, if Lewin Park ceases to exist in approximately the same location as shown on Exhibit F-2, then a comparable Lewin Park shall be created or caused to be created by Landlord, BPLP or its affiliates at their respective sole expense elsewhere in Parcel 2 of the Development Area. So long as this Lease remains in effect, Landlord shall maintain Lewin Park, or shall cause Lewin Park to be maintained, in a manner commensurate with other parks and open space then maintained by landlords of first-class buildings in the Development Area.
[remainder of page intentionally left blank]

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESSES: ___/s/ [illegible]_________________ ___/s/ [illegible]_________________
LANDLORD:

ELEVEN CAMBRIDGE CENTER TRUST,
a Massachusetts nominee trust

By: __/s/ Michael A. Cantalupa________________
Michael A. Cantalupa, for himself and his fellow Trustees of Eleven Cambridge Center Trust, but not individually
HEREUNTO DULY AUTHORIZED

By: __/s/ Bryan J. Koop______________________
Bryan J. Koop, for himself and his fellow Trustees of Eleven Cambridge Center Trust, but not individually
HEREUNTO DULY AUTHORIZED

WITNESS: ___/s/ Erica J. Chapman__________	TENANT: AKAMAI TECHNOLOGIES, INC., a Delaware corporation By: ____/s/ F. Thomson Leighton________________ Name: F. Thomson Leighton Title: Chief Executive Officer HEREUNTO DULY AUTHORIZED
WITNESS: _____/s/ [illegible]_____________
For the purposes of Sections 4.11, 16.27, 16.30, and 16.35 of this Lease only:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc.,
   its general partner

      By: __/s/ Bryan J. Koop _________________
      Name: Bryan J. Koop
      Title: EVP, Regional Manager

ENUMERATION OF EXHIBITS:

Schedule 1	-- Annual Fixed Rent.

Schedule 2	-- Measurement Method.

Exhibit A-1	-- Description of the Lot.

Exhibit A-2	-- Plan of Lot.

Exhibit A-2-1	-- Layout Plan.

Exhibit A-3	-- Preliminary List of Permits and Approvals.

Exhibit B-1	-- Tenant Plan and Working Drawing Requirements.

Exhibit B-1-1	-- Landlord Plan and Working Drawing Requirements.

Exhibit B-2	-- Dates for Certain Benchmark Events for Base Building Work and Tenant Improvement Work.

Exhibit B-3	-- Approved Base Building Schematic Plans.

Exhibit B-4	-- Approved Base Building Specifications.

Exhibit B-5	-- Matrix of Base Building versus Tenant Improvement Work Items.

Exhibit C	-- TI Contract.

Exhibit D	-- Landlord’s Services.

Exhibit E	-- Turn Over Schedule.

Exhibit F	-- Development Area Map.

Exhibit F-1	-- Common Areas of Parcel 2 of the Development Area.

Exhibit F-2	-- Location of Lewin Park as of the Execution Date of the Lease.

Exhibit G	-- Form of Commencement Date Agreement.

Exhibit H	-- Initial Draft Operating Expense Budget.

Exhibit I	-- Broker Determination of Prevailing Market Rent.

Exhibit J	-- Retail Space Use Restrictions.

Exhibit J-1	-- Named Companies.

Exhibit K	-- Form of Certificate of Insurance.

Exhibit L	-- Rules and Regulations.

Exhibit M	-- Approved Retail Signage Locations.

i

SCHEDULE 1
ANNUAL FIXED RENT.

Lease Year	Annual Fixed Rent	Monthly Payment	Per Rentable Square Foot
Lease Year 1	$32,645,935.50	$2,720,494.63	$68.50
Lease Year 2	$33,122,518.50	$2,760,209.88	$69.50
Lease Year 3	$33,599,101.50	$2,799,925.13	$70.50
Lease Year 4	$34,075,684.50	$2,839,640.38	$71.50
Lease Year 5	$34,552,267.50	$2,879,355.63	$72.50
Lease Year 6	$35,028,850.50	$2,919,070.88	$73.50
Lease Year 7	$35,505,433.50	$2,958,786.13	$74.50
Lease Year 8	$35,982,016.50	$2,998,501.38	$75.50
Lease Year 9	$36,458,599.50	$3,038,216.63	$76.50
Lease Year 10	$36,935,182.50	$3,077,931.88	$77.50
Lease Year 11	$37,411,765.50	$3,117,647.13	$78.50
Lease Year 12	$37,888,348.50	$3,157,362.38	$79.50
Lease Year 13	$38,364,931.50	$3,197,077.63	$80.50
Lease Year 14	$38,841,514.50	$3,236,792.88	$81.50
Lease Year 15	$39,318,097.50	$3,276,508.13	$82.50

Schedule 1

SCHEDULE 2
MEASUREMENT METHOD.

1.
For the Office Portion of the Building, the Useable Floor Area of a floor equals the difference between: (A) Gross Measured Area (per ANSI/BOMA Z65.1-1996) and (B) the sum of all Major Vertical Penetrations (per ANSI/BOMA Z65.1-1996).

(A – B = Useable Floor Area). Notwithstanding anything to the contrary herein contained, if Tenant requests that Landlord remove any portions of the slab area of a floor, such as for an internal staircase or a double-height space, the Useable Floor Area of such removed slab area (“Removed USF”) shall still be included in calculating the Rentable Floor Area of the floor in question.

2.	For the Office Portion of the Building, the Rentable Floor Area of a floor equals the Useable Floor Area multiplied by a factor of 1.16.
(Useable Floor Area x 1.16 = Rentable Floor Area)

Schedule 2

EXHIBIT A-1

DESCRIPTION OF THE LOT.

A parcel of land situated in Cambridge, Middlesex County, Massachusetts, shown as Tract II on a plan entitled “Plan of Land in Cambridge, MA, Prepared for Boston Properties, Prepared by Allen & Demurjian, Inc., Engineers and Land Surveyors, Boston, MA”, Scale 1"-40', dated October 24, 1983 and signed April 9, 1984, recorded with the Middlesex South District Registry of Deeds as Plan No. 518 of 1984, and bounded and described as follows:
Beginning at a point, said point being N 60°-30'-18" W, a distance of three hundred sixty-one and thirty-two hundredths (361.32) feet from the intersection of the northerly sideline of Broadway and the westerly sideline of Sixth Street discontinued;
Thence running N 60°-30'-18" W, a distance of one hundred eighty-seven and twenty-four hundredths (187.24) feet by the northerly sideline of Broadway to a point;
Thence running northerly and curving to the right along the arc of a curve having a radius of fifty and no hundredths (50.00) feet, a distance of sixty-two and twenty hundredths (62.20) feet to a point;
Thence running N 10°-46'-14" E, a distance of one hundred twenty-five and seventy hundredths (125.70) feet to a point;
Thence running S 60°-30'-18" E, a distance of two hundred seventy-four and ninety-five hundredths (274.95) feet to a point;
Thence running S 29°-29'-42" W, a distance of one hundred fifty-three and no hundredths (153.00) feet to the point of the beginning.
The area herein described contains Thirty-Seven Thousand Eight Hundred Sixty-Two (37,862) square feet, more or less.
Included within Tract II is Lot 1 as shown on Land Court Plan No. 15374B. Said registered land is a portion of the land described in Certificate of Title No. 124235 which is registered in Registration Book 751, Page 85 of Middlesex South Registry District of the Land Court.

Exhibit A-1

EXHIBIT A-2

PLAN OF LOT.

Exhibit A-2, page 1

EXISTING SITE PLAN

BINNEY STREET
GALILEO GALILEI WAY
NORTH GARAGE
250 BINNEY STREET
145 BROADWAY
BROADWAY
105 BROADWAY
150 BROADWAY
LEWIN PARK
RESIDENCE INN

Exhibit A-2

Exhibit A-2, page 2

ILLUSTRATIVE

FUTURE SITE PLAN - FINAL FUTURE SITE PLAN MAY DIFFER

BINNEY STREET
GALILEO GALILEI WAY
NORTH GARAGE
250 BINNEY STREET
145 BROADWAY
BROADWAY
105 BROADWAY
150 BROADWAY
LEWIN PARK
RESIDENCE INN
TRACT 2
NORTH GARAGE ACCESS ROADS
N

Exhibit A-2

EXHIBIT A-2-1

LAYOUT PLAN.

Galileo Galilei Way
B.O.H. / Mech
FCC
Seating
Broadway
E
P
L

Commercial
Lobby
Active Use

Bike Parking
Mechanical
Parking

Parking Entrance
Loading

Entrance (per use type)

GROUND LEVEL

0' 20' 40'

MXD INFILL DEVELOPMENT CONCEPT PLAN

45

Exhibit A-2-1

EXHIBIT A-3

PRELIMINARY LIST OF PERMITS AND APPROVALS

1. Zoning Permits

▪	Special Permit for the Infill Development Concept Plan pursuant to Article 14 of the Zoning Ordinance

▪	Design Review for 145 Broadway as required by Article 14 of Zoning Ordinance and Amendment No. 10 to Kendall Square Urban Renewal Plan

▪	Additional GFA Grant from the Cambridge Redevelopment Authority

▪
Finalize mitigation requirements under Kendall Square Urban Renewal Plan (KSURP) Amendment No. 10 Single Environmental Impact Report EEA No. 1891 dated October 2015 and associated Notice of Project Change dated June 2016

▪	Approved Parking and Transportation Demand Management Plan

▪	Modification to open space covenant recorded with the Registry at Book 20443, Page 165 and filed with the Registry District as Document No. 818930, if required

2. Building Permit

▪	Building Permit issued by the City of Cambridge

3.Other Permits

▪	Notice of Construction and Determination of No Hazard from FAA

▪	NPDES Exclusion Permit

▪	DWPC Sewer Connection

▪	Determination of No Effect from MHC

▪	Notice of Construction to DEP

▪	Water Supply Act Permit for Cross-Connections

▪	Building Permit

▪	City of Cambridge Storm Water/Sewer Connection Permit

▪	City of Cambridge Water Service Connection Permit

▪	City of Cambridge Street Opening Permit

▪	Curb Cut Permit [local]
City of Cambridge Flammable Fuel Storage License

Exhibit A-3

EXHIBIT B-1
TENANT PLAN AND WORKING DRAWING REQUIREMENTS.

1.	Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.	Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.	Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.	Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and details of all fire protection services and all necessary drawings related thereto

10.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

11.	Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

12.	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

13.
Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

14.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

15.	Location of any special soundproofing requirements.

16.	All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

Exhibit B-1

17.	Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

18.	Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

19.	Upon completion of the work, Tenant shall provide Landlord with two hard copies and one CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

Exhibit B-1

EXHIBIT B-1-1
LANDLORD PLAN AND WORKING DRAWING REQUIREMENTS.

1.	Floor plan indicating location of base building partitions and doors (details required of partition and door types).

2.	Location of base building standard electrical convenience outlets and telephone outlets.

3.	Location and details of any base building special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of base building standard ceiling and lighting fixtures. Base building partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of any base building special ceiling conditions, lighting fixtures, speakers, etc.

6.	Complete HVAC mechanical drawings.

7.	Location and details of any base building special structural requirements, e.g., slab penetrations.

8.	Locations and details of all base building plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and details of all base building fire protection services and all necessary drawings related thereto.

10.	Location and specifications of base building floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

11.	Finish schedule plan indicating base building wall covering, paint or paneling with paint colors referenced to standard color system.

12.	Details and specifications of any base building special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

13.
Base building hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

14.	Verified dimensions of any base building built-in equipment (file cabinets, lockers, plan files, etc.).

Exhibit B-1-1

15.	Location of any base building special soundproofing requirements.

16.	All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

17.	Intentionally omitted.

18.	Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

19.	Upon completion of the work, Landlord shall provide Tenant with two hard copies and one CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

Exhibit B-1-1

EXHIBIT B-2
DATES FOR CERTAIN BENCHMARK EVENTS FOR BASE BUILDING WORK
AND TENANT IMPROVEMENT WORK.

Event	Date
Anticipated Construction Dates:	Building Permit Approved for Issuance: 7/1/17 Commencement of pouring concrete for foundation of the Building: 8/1/17 Estimated Substantial Completion Date: 12/2/19
Base Building Plans:
Landlord Base Building Plan Submission Dates:	Schematic – already submitted to Tenant Design Development –1/13/17 Final Construction – 6/2/17
Tenant Improvement Work Plans:
Tenant Plan Submission Dates	Schematic – 12/21/16 Design Development – 6/9/17 Final Construction – 11/1/17
Base Building Impact Deadline Date:	2/2/17
Long-Lead Early Release Date:	8/25/17
Authorization to Commence Tenant Improvement Work (the “Premises Release Date”):	2/16/18

Exhibit B-2

EXHIBIT B-3
APPROVED BASE BUILDING SCHEMATIC PLANS.

Schematic Design for 145 Broadway, Cambridge, MA, dated September 15, 2016, prepared by Pickard Chilton, consisting of the following sheets:

Exhibit B-3

Exhibit B-3

EXHIBIT B-4
APPROVED BASE BUILDING SPECIFICATIONS.
(Attached.)
Note: in case of conflict or ambiguity between the provisions of Exhibit B-4 and Exhibit B-5, the provisions of Exhibit B-4 shall govern.

Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

Project Description	A 19 story first class office building with below grade parking. Floor 1 will be retail/active use, loading and associated mechanical space while Floors 2-19 will be office use.

Foundations
The structure will be supported on a foundation of load bearing slurry walls, drilled shaft (caissons) or load bearing elements (LBE’s) socketed into rock, with potential high capacity drilled mini-piles in space constrained areas.

Structure	A. The structure will be designed in accordance with the following live loads:

1.	Wind and seismic load in accordance with State Building Code.

2.	Floor live load 100 lbs. (including dead load allowance for partitions).

3.	Mechanical equipment rooms -- actual weight of equipment.

4.	Roof -- 35 lbs. per square foot minimum and in accordance with governing building codes, plus allowances for specific drifting and equipment loads.

B.
The structure will consist of steel framing and columns with lightweight concrete slabs on a composite metal deck framed from a steel or cast-in-place central core. The flooring will be substantially column free floors from core to perimeter walls. Floor-to-floor heights are 18’6’’ on the 1st floor and 12’8’’ from floor 2 through 19 depending on the final configuration. Typical suspended ceiling height will be approximately 9'- 0’’ to 9’ -3’’- A.F.F.

C.
Structure will be fireproofed where required by the Building Code. Structural assemblies requiring fireproofing will be sprayed with an unpainted, cementitious fireproofing system as provided by W. R. Grace & Co. or equal.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

D.	Fire exit stairs will be standard steel pan stair assemblies with painted steel handrails and concrete fill, or cast in place concrete stairs.

E.	Miscellaneous iron items (canopy framing, elevator sill angles, ladders, railings, loose lintels, expansion plates, toilet partition support frames, etc.) will be provided as needed.

F.	Beam penetrations as required for HVAC system, based on a typical floor layout defined by Landlord.
Roofing

and Waterproofing
A.     The roofing system will be a combination of the following; a mechanically fastened, heat welded thermoplastic system such as manufactured by Sarnolfil Roofing Systems, Inc., and/or an EPDM member roof consistent with LEED target standards.. Tenant will be given an opportunity to review the spec.

B.	Roof insulation will be rigid fiberglass board, applied with staggered joints conforming to requirements of the Building Code and acceptable for use with the system specified.

C.	Compatible roof walkway pads shall be provided for equipment access and servicing.

Exterior Walls
A.     The primary exterior wall system for the office tower portion of the project may consist of a combination of unitized glass and aluminum curtain wall system with metal panel articulations, precast panels or unitized solid material panels to meet the applicable Massachusetts Building Code at the time of permit submission, including “stretch” amendments (the “Building Code”) or other applicable, local energy code requirements.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

B.	Exterior entrance doors will be similar in construction to building window systems.

Interior Finishes	All interior finishes shall be consistent with the quality of interior finishes in the other Class “A” office buildings owned by Boston Properties in Cambridge MA.
A.    Main Lobby

Floors:	Granite, marble or other natural stone with carpet inserts at elevator lobbies.

Walls:	Feature walls will be some combination of stone, back-painted glass, drywall, wood panels accented with stone and/or stainless steel and painted veneer plaster with reveals. Stone or metal base.

Ceilings:	Painted veneer plaster on gypsum board with acoustic panel accents.

Elevator
Frames and
Doors:     Stainless steel

Base building architect will collaborate with Tenant’s architect to ensure the lobby meets Tenant’s design objectives within reason and consistent with Class A office buildings in the Boston, MA and Cambridge, MA submarket.

B.	Toilet Rooms:

Floors:     Thin set ceramic tile. Carpet in vestibules, marble thresholds at door openings.

Walls:	Seven foot high ceramic tile on wet walls. Painted drywall or wallcovering elsewhere. At least one layer of drywall to go to underside of deck on all walls separating bathrooms from tenant space.

Ceilings:	Painted drywall or acoustical ceiling tile with drywall soffits. Access panels in drywall to be frameless.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

Lavatory

Counters:	Granite or other natural stone with china undermount lavatories.

Base building architect will collaborate with Tenant’s architect to ensure the toilet room finishes meets Tenant’s design objectives within reason and consistent with Class A office buildings in the Boston, MA and Cambridge, MA submarket.

D.	Interior side of exterior walls will be the curtain wall system or unpainted drywall prepared to receive paint by Tenant.

E.	Exit stair treads and landings will be sealed concrete. Stairwell walls will be painted drywall or painted concrete walls. Railings will be painted steel.

F.
Door frames will be 16 gauge welded hollow metal. Doors will be 18 gauge, flush, 1-3/4" thick hollow metal at all areas. Finish hardware will be Medico or equal with a brushed finish. All doors and hardware shall comply with regulations of the Architectural Access Board. Tenant to have the option to upgrade frames or hardware at Tenant’s expense to coordinate with their TI selections.

G.
Interior core drywall surfaces will be 5/8" drywall prepared to receive paint by Tenant. Concrete core walls, if constructed, shall be delivered unfinished. Interior hollow metal surfaces will receive one coat of primer and two coats of semi-gloss enamel paint. Architectural woodwork and wood doors will receive a sealer and clear polyurethane finish.

Specialties and

Equipment	All specialties and equipment shall be consistent with the quality of specialties and equipment in the other Class “A” office buildings owned by Boston Properties in Cambridge MA.

A.	A uniform building graphics system, consisting of a building identification sign and a building directory, will be provided.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

Base building architect will collaborate with Tenant’s architect to ensure the building graphics program meets Tenant’s design objectives within reason and consistent with Class A office buildings in the Boston, MA and Cambridge, MA submarket.

B.	Metal toilet enclosures will be stainless steel and ceiling mounted. Toilet enclosures will be similar or equal to the Sanymetal Century model.

C.	Toilet room accessories will be similar or equal to those manufactured by Bobrick Company, all in accordance with regulations of Architectural Access Board. Hand dryers will be Dyson Airblade.

D.
All exterior windows will be equipped with Mecho Shades, or equivalent, approved by Landlord and furnished and installed by tenant. Landlord to provide an allowance equal to 50% of the cost of the shades with Landlords allowance not to exceed $400,000.00

Vertical Transportation	A. Elevators:

Elevator Location    Type    Capacity    Speed     No.
Garage Passenger      *    2500 lb.     350 fpm     2
Tower Passenger     *    3500 lb.        700 fpm    7
Swing Freight     *    3500 lb.        350 fpm    1
Freight     *    4000 lb.        350 fpm    1
*Elevators may be Geared or MRL

Landlord will provide code compliant pressurization.

Landlord will install cables for phone and security equipment including card readers. All equipment including card readers to be furnished and installed by tenant.

The freight elevator cab will be approximately 5'-8" by 8'-0" and 10' high

Elevator Cab Finishes	Stone border and base with carpet inset, back painted glass or metal panel with stainless steel trim to match elevator doors and

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

control panel. Metal ceiling canopy with recessed accent lighting. All service elevators will consist of stainless steel interiors. Base building architect will collaborate with Tenant’s architect to ensure the elevator cab finishes meets Tenant’s design objectives within reason and consistent with Class A office buildings in the Boston, MA and Cambridge, MA submarket. Landlord will pursue a business deal with Captivate or similar supplier of digital elevator media displays.

Plumbing
A. Domestic water system will be supplied by metered service from a public water main, with operating pressure augmented by pressure boosting equipment, if required. Water piping will be Type L copper tubing; hot water piping will be insulated. Electric domestic water heaters serving 3 to 4 floors with a recirculation system will be provided for toilet room hot water.

Water heaters shall be UL approved and have ASME approved storage tank where required by Building Code.

B.
Sanitary system will drain to public sewer, and will serve all fixtures and equipment. Sanitary piping will be no hub cast iron. Stubouts for tenant plumbing requirements will be provided on two opposite sides of the core area.

C.
Storm water drainage system will serve all roofs, condensate drains, areaways and plazas, and will drain through concealed pipes into city storm water system. Storm water drainage piping will be service weight, no hub cast iron; horizontal runs will be insulated.

D.	Plumbing fixtures will be as manufactured by American Standard, Kohler, Toto, or equal. Water closets to be wall-carrier mounted.
E. Where required by the Building Code, the building will have one, bi level water cooler per floor, specified for lead-free fabrication, compliant with ADA accessibility guidelines.
F. Frost-free hose bibs will be provided as required for exterior maintenance.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

G. Overflow drainage as required by code.

Fire Protection System
A. Fire standpipes will be supplied from a public water main with operating pressure augmented by pressure boosting equipment, if required. Standpipes will be cross connected with Siamese connections and hose valve connections for Fire Department use only. Specific layout & design of standpipe systems to be reasonably detailed w/ vertical assemblies to have minimal impact – visually & physically – if installed in public spaces but at no additional cost to landlord. Piping larger than 2" dia will be Schedule 40 black steel pipe, piping 2" dia or less will be threaded schedule 40 (40) black steel; riser piping shall be schedule 40 (40) black steel pipe; all piping, valves and equipment will be Underwriters' Laboratories listed and factory approved and labeled. Tamper switches will be provided on all system control valves. All hose outlet threads and connections will conform to local Fire Department criteria and Building Code.

B.
Automatic sprinkler system will be supplied from a public water main with operating pressure augmented by pressure boosting equipment, if required. The system will be designed so that all occupied space in the building will be fully sprinklered at a head density in accordance with light hazard occupancy in office space. The Base Building provides mains on the tenant floors and sprinkler heads only for common areas such as mechanical rooms, toilets, etc. Each floor's loop will be individually valved off the riser and drained.

C.	Landlord will provide an allowance not to exceed $600,000.00 attributable to tenant’s installation of fire protection infrastructure.

C.	Alarm and detection system are described under section on Electrical Systems.

Heating, Ventilating &

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

Air Conditions
A.     HVAC systems will be designed in accordance with the following performance criteria and anticipated load (subject to the requirements of the Building Code and subject to target LEED certification level.

1.
The HVAC systems will be capable of maintaining indoor conditions no higher than 76°, 50% RH when outdoor conditions are no higher than 91ºF DB and 74ºF WB, and no lower than 72ºF DB when the outdoor conditions are no lower than 9ºF DB. No provision for humidification is provided.

2.	Outdoor air will be introduced to the building in accordance with ASHRAE standards.

3.
Internal heat gain will be calculated on the basis of sustained peak loading conditions of one person per 125 square feet of usable floor area and a combined lighting and power load of 5.0 watts per square foot of usable floor area (for HVAC system design).

4.	Heat loss will be calculated per Article 13 of the Building Code.

5.	Measured sound levels in the building when unoccupied and the system is operating at full load will not exceed the levels given below:

Lobbies and corridors: NC50
General offices: NC43

B.    The following describes the potential HVAC systems including either:
Active Chilled Beam

1.
The cooling system will be a chilled water system serving Tenant installed active chilled beams. Ventilation air will be provided by dedicated energy recovery units and air handling units located in the mechanical penthouse. Each office floor will be provided with capped and valved

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

chilled water and ventilation air connections at the core designed to be connected to Tenant installed active chilled beams.

2.
The heating system will be a hot water heating system consisting of high efficiency, gas fired condensing boilers. Building heating hot water is circulated throughout the building via variable speed pumps. Hot water supply temperature will be 160ºF. Each office floor will be provided with capped and valved hot water connections at the core to be connected to a Tenant installed perimeter hot water fin-tube system, where required, specified by Landlord.

3.	Toilet room and mechanical room exhaust systems and associated ductwork and fans.

4.	General exhaust duct riser with capped connections, at each level.

5.	Exhaust of each on floor electric closet using Main switchgear and Transformer Room exhaust.

6.
Automatic temperature control system consisting of direct digital controls (DDC) and appurtenances. Connections of HVAC units, fans, pumps and associated systems, and tie into the central control system.

7.	Hot water piping, valves, fittings and insulation. Provide isolation valves and balancing shutoff valves at each piece of equipment.

8.	Stair pressurization supply air systems, stair relief system and elevator hoistway pressurization.

9.	Air distribution system consisting of ductwork, volume dampers, fire dampers, registers, diffusers and linear diffusers for lobby areas only.

10. Hot water cabinet unit heaters as required.

11. Cabinet unit heaters at main entries.

12. Cabinet unit heaters to heat stairways.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

13. Testing and balancing.

14. Provide supplemental cooling capacity (10 tons/floor) for office and future retail. The operation of this system will be billed to tenant on a connected load basis.

Electrical
A. Electrical systems will be designed in accordance with the following anticipated loads:

1.	Lighting power requirements will be calculated on the basis of 1.5 watts per square foot of usable area, or less as required by the Building Code or to qualify for the target LEED certification level.

2.
Tenant convenience outlet and equipment power requirements will be calculated on the basis of 5.5 watts per square foot of usable area, or less as required by the Building Code or to qualify for the target LEED certification level.

3.	Power requirements for Base Building HVAC and other fixed building equipment will be determined by the actual equipment installed.

B.
The electrical power distribution system will receive power at 480/277 volts, 3 phase, 4 wire from the transformers provided by the utility company, and will incorporate one or more main switchboards and all subsidiary panelboards (power, lighting, equipment) as required. The distribution system will supply power as follows:

1. 480 volts, 3 phase to all motors ½ horsepower and larger.

2. 277 volts, single-phase to all LED or fluorescent lighting fixtures.

3. 120 volts, single-phase to all general convenience receptacle outlets.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

4. 120 volts single-phase; 208 volts, single-phase; 208 volts, 3-phase to specific use "solid connection" or receptacle outlets, as determined from the requirements of the appliances assigned to the outlets.

C.        Metering will be accomplished in one of two ways:

1.
Utility meters at main switchboards and Owner's check meters supplied by Landlord and installed by Tenant on the floors to verify tenant consumption for lighting and power. These check meters to be solid-state, 1% accuracy and networked to a central computer in the building manager's office or

2.	Utility meters at main switchboard for house loads and utility meters on floors for tenants, minimum one (1) meter per floor, for tenant lighting and power.

D.
Three-phase, dry type transformers (480 volt delta to 208/120 volt wye) will be used to provide power of voltages not available from direct connection to the main service. Transformers will be the self-cooled indoor type with Class H insulation and steel enclosures. Transformers will be designed to meet NEMA TP1 efficiency requirements.

E.     The emergency electrical power system will consist of:

1.
Emergency generator(s) sized to meet the power demands of all Base Building emergency equipment including fuel storage tank, exhaust pipe, ductwork, etc. Storage tank and transfer pump to be located based upon design.

2.
An emergency power distribution system supplying the fixtures illuminating Base Building egress passages and stairs, exit signs, elevators (low-rise and freight elevator on an emergency one-at-a-time basis), fire alarm system, fire pump, (if required) and stairwell pressurization fans.

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

3.	Automatic transfer switches, which will connect the emergency power distribution system to the standard building distribution system or the emergency generator, as required.

F.
The automatic fire detection and alarm system will be an electronically operated analog addressable high rise audio evacuation system, connected to the Cambridge Fire Department, and provided with a battery backup. All components of the fire alarm system (fire command station, manual alarm stations, alarm indicators, automatic smoke and heat detectors, fan control relays, etc.) will be Underwriters' laboratories rated, and the system will comply with all requirements of the NFPA, ADA, governing building code and local authorities. Activation of a manual alarm station or an automatic detection device (water flow switches, smoke detectors, etc.) will:

1.	Sound the evacuation signals and flash the alarm lamps throughout the building.

2.	Annunciate the device in alarm at the fire command center.

3.	Summon the municipal fire department.

4.
Activate life safety fan system and/or shut down the HVAC system to prevent spread of smoke as appropriate. Battery back-up failure or any disruption of the system wiring will sound an alarm at the system control panel.

5.	Landlord shall provide an allowance of $400,000.00 for electrical infrastructure limited to within the electrical closet and not including tenant distribution.

Delineation of Base
Building and

Tenant Work	To clarify the delineation from Base Building to Tenant work, the following criteria apply:

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

1.
The Base Building sprinkler system consists of sprinkler coverage in the core area of the building with a cross connected main loop to accommodate light hazard occupancy in tenant areas. All relocation and/or additional heads and associated piping in the tenant space shall be Tenant work.

2.
Base Building HVAC system includes all infrastructures within the core of the building. The Tenant is responsible for all infrastructure and distribution outside of the core of the building and within Tenant spaces. The perimeter hot water fin-tube system installed by Tenant shall be per Landlord’s specification.

3.
Base Building electrical system extends up to the bus duct in tenant electric room sized to accommodate tenant electrical design load of 7.0 watts/SF for lighting and power, or less as required by the Building Code or to qualify for the target LEED certification level. Tenant work includes 480/277V bus plug, CT cabinet (as required), metering, 480/277 panelboard(s), dry type transformer(s) and 208/120V panelboard(s).

4.	Tenant Work, which is not included in Base Building, shall cover the following:

a.	Ceiling high partitions and demising partitions

b.	Tenant entrance doors and interior doors

c.	Acoustical and/or drywall ceilings

d.	Carpet or other floor covering

e.	Interior wall finishes

f.	Any column not integral to the exterior wall shall be enclosed and finished by tenant at tenant’s expense.

g.	Light fixtures

h.	All local manual and automatic lighting controls

i.	Wall-mounted duplex outlets

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

j.	Wall-mounted telephone outlets

k.	Tenant area sprinkler piping and final sprinkler head layout, fixture upgrades, quantities above Base Building, and all piping associated with changes

l.	HVAC infrastructure and distribution outside of the core of the building

m.	All tenant provided HVAC temperature control systems shall be same manufacturer as core/shell, base building provided central systems

n.	All security systems in tenant areas

o.    All electrical work on Tenant's meter

p.	Fire alarm devices and exit signs required by code (but such items shall be included in Base Building to the extent located in core areas)

q.	Elevator lobby finishes on all tenant floors (elevator frames and doors are brushed stainless steel) except main lobby

LEED Compliance
The Landlord shall seek Core and Shell certification by the USGBC with target of not less than LEED Gold Version 3 certification but potentially higher. Pursuit of such certification, and the design specification contained in these Outline Specifications, are contingent upon Tenant’s use requirements and specifications complying with and supporting LEED compliance at the target certification level.

Specifically, the following LEED design criteria shall apply to Tenant Work:

1.	Water Use Reduction: Water fixtures shall meet the following minimum performance requirements:

a.	Water closet, 1.28 gallons per flush

b.	Urinal, 0.5-0.125 gallons per flush

c.	Public Lavatory faucet, 0.5 gallons per minute at 60 psi

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

d.	Shower, 2.0 gallons or less per minute at 80 psi

e.	Kitchen Sink, 1.5 gallons per minute at 60 psi

2.
Minimum Energy Performance: Tenant installed lighting power density shall be a minimum of 25% lower than the lighting power density listed in ASHRAE 90.1-2007 for the space type but consistent with and no more than the buildings LEED final design criteria.

3.
Enhanced Refrigerant Management: All water-cooled air conditioning equipment installed by Tenant shall use refrigerant HFC-410A. Refrigerant charge for each AC unit must be limited to 1.5 lbs/ton of air conditioning. All tenant-installed fire suppression systems shall use zero ozone depleting substances.

4.
Minimum Indoor Air Quality Performance and Increased Ventilation: The Base Building mechanical ventilation systems have been designed to supply outdoor airflow rates that exceed ASHRAE 62.1-2007 based on occupant density of 1 person / 150 SF. Tenant shall be responsible for increasing the capacity of the mechanical ventilation systems in areas with occupant densities that are more dense than 1 person / 150 SF as long as it complies with the target LEED criteria.

5.
Outdoor Air Delivery Monitoring: The Base Building dedicated outside air system is equipped with outdoor airflow monitoring and is designed to operate with CO2 monitoring sensors, provided under tenant fit out at a minimum of 4 sensors per floor. Any additional outside air systems installed by Tenant shall be equipped with outdoor airflow monitoring device.

6.
Indoor Chemical and Pollutant Source Control: Tenant shall install walk-off mats at entryways from the exterior of the Premises. Walk-off mats shall be at least 10 feet long in the primary direction of travel at all regular building entry points. Walk-off systems can be either (1) permanent (grilles, grates, or slotted systems) or (2) roll-out mat system that is maintained by a contracted service on a weekly basis. The Base Building

September 2016
Exhibit B-4

145 BROADWAY                                 BASE BUILDING
CAMBRIDGE, MASSACHUSETTS                     OUTLINE SPECIFICATIONS

air handling units have MERV 13 filtration media. Any additional air conditioning units installed by the Tenant shall have filtration media with MERV rating of 13 or higher. If there are any areas with hazardous gas and chemical use within the Premises the following measures shall be installed:

a.	A designated exhaust to create negative pressure, with an exhaust rate of 0.5 CFM/SF,

b.	Self-closing doors, and;

c.	Deck-to-deck partitions or hard-lid ceilings.

September 2016
Exhibit B-4

FINAL

EXHIBIT B-5
MATRIX OF BASE BUILDING VERSUS TENANT IMPROVEMENT WORK ITEMS.
Note: in case of conflict or ambiguity between the provisions of Exhibit B-4 and Exhibit B-5, the provisions of Exhibit B-4 shall govern.

Exhibit B-5

FINAL

Exhibit B-5

FINAL

EXHIBIT C
FORM OF TI CONTRACT
(Attached.)

Exhibit C

FINAL

EXHIBIT D

LANDLORD SERVICES.

I.    CLEANING

Cleaning and janitorial services shall be provided Monday through Friday, after the HVAC Hours (as defined below), exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.	OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.    Vacuuming, damp mopping of resilient floors and trash removal.

2.	Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.	High dusting and dusting of vertical blinds to be rendered as needed.

4.	Cleaning of interior windows as needed.

B.    LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.	Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

C.	MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

Exhibit D

FINAL

1.	Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.	High dusting to be rendered as needed.

D.	WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance.

II.    HVAC

A.
Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i)	Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.
Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays in all cases excepted) (the “HVAC Hours”).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day

Exhibit D

FINAL

preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the East Cambridge/Kendall Square market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.    ELECTRICAL SERVICES

A.	Landlord shall provide electric power for a combined load of 7.0 watts per square foot of usable area for lighting and for office machines through standard receptacles for the typical office space.

B.
In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.
Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.    ELEVATORS

Provide passenger and freight elevator service.

V.    WATER

Provide tempered water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.    CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

Exhibit D

FINAL

EXHIBIT E

TURN OVER SCHEDULE.
The Premises shall be turned over to Tenant for installation of Tenant's Furniture on a floor-by-floor basis within the following number of weeks prior to the Actual Substantial Completion Date:

2 floors	8 weeks
2 additional floors	7 weeks
3 additional floors	6 weeks
3 additional floors	5 weeks
3 additional floors	4 weeks
3 additional floors	3 weeks
Remaining floors	2 weeks

Landlord will use good faith efforts to turn the specified portions of the Premises over to Tenant up to thirty (30) days earlier than the foregoing, once the full scope of the Tenant Improvement Work is known (provided, however, that if Landlord is unable to do so, it will not constitute a Landlord Delay).

Exhibit E

FINAL

EXHIBIT F

DEVELOPMENT AREA MAP.

GALILEO GALILEI WAY
GALILEO GALILEI WAY
9 CAMBRIDGE CENTER
160 BROADWAY
415 MAIN STREET
WEST GARAGE
LEWIN PARK
75 AMES
100 BROADWAY RESIDENCE INN
BROADWAY
MAIN STREET
AMES STREET
145 BROADWAY
125 BROADWAY
300 BINNEY
NORTH GARAGE
105 BROADWAY
115 BROADWAY
250 BINNEY STREET
BINNEY STREET
Parcel 2 (P2)
355 MAIN STREET
90 BROADWAY
EAST GARAGE
325 MAIN STREET
50 BROADWAY MARRIOTT
BROADWAY
255 MAIN STREET
N

Exhibit F

FINAL

EXHIBIT F-1

COMMON AREAS OF PARCEL 2 OF THE DEVELOPMENT AREA.

COMMON AREAS OF PARCEL 2

BINNEY STREET
GALILEO GALILEI WAY
NORTH GARAGE
250 BINNEY STREET
145 BROADWAY
BROADWAY
105 BROADWAY
150 BROADWAY
LEWIN PARK
RESIDENCE INN
N
COMMON AREAS OF PARCEL 2

Exhibit F-1

FINAL

EXHIBIT F-2

LOCATION OF LEWIN PARK AS OF THE EXECUTION DATE OF THE LEASE.

LEWIN PARK

BINNEY STREET
GALILEO GALILEI WAY
NORTH GARAGE
250 BINNEY STREET
145 BROADWAY
BROADWAY
105 BROADWAY
150 BROADWAY
LEWIN PARK
RESIDENCE INN
N

LEWIN PARK

Exhibit F-2

FINAL

EXHIBIT G

FORM OF COMMENCEMENT DATE AGREEMENT.

THIS AGREEMENT (“Agreement”) made this      day of             , 201___, by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.    This Agreement is made pursuant to Section [3.1] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth for them in the Lease.

2.    It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

3.    It is hereby stipulated that the Total Rentable Floor Area of the Building is [________] square feet, the Rentable Floor Area of the Premises is [________] square feet, and the Total Rentable Retail Space Floor Area of the Building is [________] square feet.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:
Name:
Title:

Exhibit G

FINAL

TENANT:

ATTEST:	[TENANT]

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

Exhibit G

FINAL

EXHIBIT H

INITIAL DRAFT OPERATING EXPENSE BUDGET

Boston Properties

Operating Budget Summary by Property

475,000 Total Sq. Ft

CCA08 - 150 Broadway	2020 Budget	2020 PSF	
	145 Broadway		
CLEANING			
CLEANING - CONTRACT SERVICE			
6050 - Cleaning Service	769,500	1.62	
6055 - Cleaning Reimbursement	(731)	(0.00)	
6060 - Cleaning - Windows	33,250	0.07	
6065 - Cleaning - Unclassified	128,250	0.27	
6075 - Cleaning Repair Services	9,848	0.02	
CLEANING - CONTRACT SERVICE TOTAL:	**940,117**	**1.98**	
CLEANING - SUPPLIES & MATERIAL			
6085 - Cleaning Supplies	66,500	0.14	
CLEANING - SUPPLIES & MATERIAL TOTAL:	**66,500**	**0.14**	
CLEANING - TRASH REMOVAL			
6095 - Rubbish Removal	23,750	0.05	
CLEANING - TRASH REMOVAL TOTAL:	**23,750**	**0.05**	
CLEANING TOTAL:	**1,030,367**	**2.17**	
UTILITIES			
GAS			
6145 - HVAC - Fuel Heat	109,250	0.23	Assume gas for heat
GAS TOTAL:	**109,250**	**0.23**	
FUEL OIL			
6156 - Fuel Oil	1,000	0.00	
FUEL OIL TOTAL:	**1,000**	**0.00**	
WATER & SEWER			
6185 - Sewerage	101,540	0.214	
6190 - City Water	38,000	0.080	
WATER & SEWER TOTAL:	**139,540**	**0.29**	
UTILITIES TOTAL:	**249,790**	**0.53**	
REPAIRS & MAINTENANCE			
MAINTENANCE PAYROLL			
6215 - Maintenance Wages	717,250	1.51	
6215.03 - OT Wages	38,000	0.08	
6220 - Work Order Wage Reimbursement	0	(0.04)	
MAINTENANCE PAYROLL TOTAL:	**755,250**	**1.59**	
ELEVATOR MAINTENANCE			
6250 - Elevator Contract	64,210	0.14	
6252 - Elevator Permits	19,000	0.04	
6260 - Elevator Repair Materials	4,750	0.01	
6265 - Elevator Repair Services	9,500	0.02	
ELEVATOR MAINTENANCE TOTAL:	**97,460**	**0.21**	
HVAC MAINTENANCE			
6275 - HVAC Water Treatment	16,341	0.03

Exhibit H

FINAL

6285 - HVAC Supplies	4,092	0.01	
6290 - HVAC License & Fees	2,278	0.00	
6298 - HVAC Air Quality	12,101	0.03	
6300 - Energy Management	1,068	0.00	
6315 - HVAC Repair Materials	14,250	0.03	
6320 - HVAC Repair Services	14,250	0.03	
HVAC MAINTENANCE TOTAL:	**64,381**	**0.14**	
ELECTRICAL MAINTENANCE			
6335 - Bulbs & Ballast	9,500	0.02	
6340 - Electrical Supplies Reimbursem	0	(0.02)	
6355 - Electrical Repair Materials	579	0.00	
6356 - Electrical Repr Mat (Reimb)	0	0.00	
6360 - Electrical Repair Services	9,500	0.02	
ELECTRICAL MAINTENANCE TOTAL:	**19,579**	**0.04**	
STRUCTURAL / ROOF MAINTENANCE			
6375 - Roof Repair	3,274	0.01	
STRUCTURAL / ROOF MAINTENANCE TOTAL:	**3,274**	**0.01**	
PLUMBING MAINTENANCE			
6385 - Plumbing Repairs Materials & S	9,500	0.02	
6390 - Plumbing Repair Services	9,500	0.02	
PLUMBING MAINTENANCE TOTAL:	**19,000**	**0.04**	
FIRE / LIFE / SAFETY			
6410 - Fire & Crime Prevention	42,750	0.09	
FIRE / LIFE / SAFETY TOTAL:	**42,750**	**0.09**	
OTHER MAINTENANCE & SUPPLIES			
6425 - Staff Uniforms	3,076	0.01	
6430 - Common Area Exp Allocation	7,570	0.02	
6435 - Lobby Green - Plant Care	6,628	0.01	
6440 - General Supplies	12,930	0.03	
6445 - General Supplies Reimbursement	(274)	(0.00)	
6450 - Hand Tools & Equipment	6,284	0.01	
6455 - Tenant Directory & Signage	380	0.00	
6460 - Miscellaneous	0	0.00	
6465 - Pest Control	2,239	0.00	
6490 - Painting Materials- Common Are	9,500	0.02	
6495 - Painting Service- Common Areas	4,750	0.01	
6500 - General Building Repair Materl	858	0.00	
6505 - General Building Repair Servic	13,032	0.03	
OTHER MAINTENANCE & SUPPLIES TOTAL:	**66,973**	**0.14**	
REPAIRS & MAINTENANCE TOTAL:	**1,068,667**	**2.25**	
ROADS/GROUNDS/SECURITY			
LANDSCAPE/SNOW CONTRACT SERVIC			
6615 - Landscaping Service	47,500	0.10	
6620 - Snow Removal	41,429	0.09	
LANDSCAPE/SNOW CONTRACT SERVIC TOTAL:	**88,929**	**0.19**	
SECURITY			
6655 - Security	0	0.00	ASSUMES LL DOES NOT PROVIDE SECURITY

Exhibit H

FINAL

6655.30 - Security - Guard uniforms	0	0.00	
6655.35 - Security - Office expense	0	0.00	
6665 - Building Security	0	0.00	
6670 - Security System	0	0.00	
6671 - Security System (Reimb)	0	0.00	
SECURITY TOTAL:	**0**	**0.00**	
ROADS/GROUNDS/SECURITY TOTAL:	**88,929**	**0.19**	
ADMINISTRATIVE			
MANAGEMENT FEES			
6720 - Management Fees - BXP	1,236,598	2.60	
MANAGEMENT FEES TOTAL:	**1,236,598**	**2.60**	
PROFESSIONAL FEES			
6747 - Property Tax Consulting	1,000	0.01	
6748 - Other Consulting	2,500	0.01	
PROFESSIONAL FEES TOTAL:	**3,500**	**0.01**	
GENERAL OFFICE - OTHER			
6760 - Travel Expense - Escalatable	258	0.00	
6765 - Meals Expense - Escalatable	2,920	0.01	
6770 - Licenses & Fees	560	0.00	
6774 - 501(c)(6) Non Tax Deductable (	7,237	0.02	
6775 - Telephone	14,691	0.03	
6780 - Postage - Escalatable	521	0.00	
6785 - Gen Office Admin - Escalatable	13,265	0.03	
6786 - Tuition/Seminars - Escalatable	3,552	0.01	
6789 - Commuter Expense	21,874	0.05	
6790 - Advertising & P/R - Escalatabl	15	0.00	
6805 - Marketing Support*	10,634	0.02	* "Marketing Support" expenses relate to the City of Cambridge, Cambridge Redevelopment Authority or other governmental/community requirements.
6810 - Data & Information	56,597	0.12	
6815 - Promotional Events	14,086	0.03	
6820 - Motor Vehicle Expense	6,634	0.01	
6830 - Management Office Rent	33,293	0.07	
GENERAL OFFICE - OTHER TOTAL:	**186,136**	**0.39**	
ADMINISTRATIVE TOTAL:	**1,426,234**	**3.00**	
INSURANCE			
6910 - Insurance - Property	79,763	0.17	
INSURANCE TOTAL:	**79,763**	**0.17**	
2. SUBTOTAL EXPENSE	**3,943,750**	**8.30**	
REAL ESTATE TAXES			
6955 - Real Estate Tax Expense	5,021,121	10.57	
6958 - Real Estate Tax Fees	0	0.00	
6960 - Utility Tax	0	0.00	
REAL ESTATE TAXES TOTAL:	**5,021,121**	**10.57**

Exhibit H

FINAL

Exhibit H

FINAL

EXHIBIT I

BROKER DETERMINATION OF PREVAILING MARKET RENT.
Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.
Tenant’s Request. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant (“Tenant’s Broker”) to act for Tenant, which broker shall be affiliated with a major metropolitan Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Kendall Square market areas, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.
Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above (“Landlord’s Broker”).

3.
Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above (the “Third Broker”), but such Third Broker shall not have represented Tenant, Landlord or any affiliate of either during the then prior ten (10) years.

4.
Rental Value Determination. Within thirty (30) days after the selection of the Third Broker, each of Tenant’s Broker and Landlord’s Broker, shall independently make a determination of the annual fair market rental value of the Premises for the Extended Term and submit the same to the Third Broker. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account all relevant factors, and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. Within ten (10) days after receipt by the Third Broker of such determinations by Tenant’s Broker and Landlord’s Broker, the Third Broker shall select the annul fair market rental value of the Premises determined by either Tenant’s Broker or Landlord’s Broker and shall not have the right to make any other determination of the annual fair market rental value of the Premises. The Third Broker shall advise Landlord and Tenant in writing by the expiration of said ten (10) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent.”

Exhibit I

FINAL

5.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.
Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated Landlord’s Broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s Broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate Landlord’s Broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and the Third Broker so appointed shall, for all purposes, have the same standing and powers as though he or she had been reasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by Tenant, Landlord, the brokers first appointed or the Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

Exhibit I

FINAL

EXHIBIT J

RETAIL SPACE USE RESTRICTIONS

Unless otherwise agreed to in writing by the parties, in no event shall any portion of the Retail Space be used for any of the following:

(i)
any use causing loud noises (including any business using exterior loud speakers), perceptible vibration, or offensive odors; provided, however, that (a) the following sources of sound propagation shall be permitted (1) live entertainment events as may be required by, and in a manner consistent with, the Permits and Approvals, and (2) so long as the same is not audible in the Premises, restaurant exterior music amplification, and (b) normal restaurant odors not perceptible in the Premises shall be permitted;

(ii)	dry cleaner, except that facilities for self-service drop-off and pick-up of delivery items (including, without limitation, dry cleaning or retail goods) shall be permitted;

(iii)
automobile repair shop, any facility storing or selling gasoline or diesel or other fuels, any operations which perform oil changes, lubrications, tune-ups, air conditioning service, tire sales, vehicular service center, brake and/or muffler service, repair and/or sales;

(iv)
used clothing or thrift store or liquidation outlet (including, without limitation, consignment or resale operations) or off-price, discount retail chain store; provided, that the same shall not be deemed a prohibition of antique stores;

(v)
nail salon, hair salon, massage parlor or massage therapy or chiropractic, except that beauty services and health therapies such as, for example, massage therapy, facials, manicures, pedicures, waxing, and similar treatments at a health spa, or “day spa” to the extent such a facility is permitted under clause (xiii) below, or a first-class hotel, or a high quality limited service or extended stay hotel such as, for example, W by Starwood, Residence Inn by Marriott, Indigo by Intercontinental and Courtyard by Marriott shall be permitted;

(vi)
adult book shop or adult movie house or other establishment, selling, renting, displaying or exhibiting pornographic or obscene materials (including without limitation: magazines, books, movies, videos, photographs or so-called sexual toys) or providing adult-type entertainment or activities (including, without limitation, any displays or activities of a variety involving, exhibiting or depicting sexual themes, nudity or lewd acts), provided that nothing in this clause (vi) shall restrict the operation of a Borders, Barnes & Noble or similar national or regional bookstore operator;

Exhibit J

FINAL

(vii)	so-called “head shop” or marijuana dispensary;

(viii)	newsstand or magazine stand, except as part of a first-class mixed use development or the operation of a magazine/newspaper store in the nature and quality of a “Hudson News”;

(ix)	mortuary or funeral parlor;

(x)	laundry or washateria;

(xi)
sale of packaged alcoholic beverages, except the same shall not prohibit the operation of a first-class wine, beer and cheese shop or other specialty foods use coupled with the sale of fine wine and/or beer;

(xii)
cinema or theater; place of recreation (such as bowling alley, skating rink, carnival, game arcade, billiard parlor, bingo parlor), except as may be required by, and in a manner consistent with, the Permits and Approvals;

(xiii)
health spa utilizing workout facilities or a “day spa” concept, except a first-class health spa or facility such as, for example, an L.A. Sports Club, a Fitcorp, an Exhale Spa, a Boston Sports Club, or an Equinox (each, as currently operated), or as part of a first-class hotel or a high quality limited service or extended stay hotel such as, for example, W by Starwood, Residence Inn by Marriott, Indigo by Intercontinental and Courtyard by Marriott shall be permitted;

(xiv)	gaming or gambling operation;

(xv)	anything which shall constitute a public nuisance;

(xvi)	cafeteria;

(xvii)
fast food chain restaurant such as the type currently being operated under the name McDonalds or Burger King, but the foregoing shall not prohibit so called “fast casual” concepts such as, without limitation, SweetGreen or Clover;

(xviii)
flea market, pawn shop, swap meet, government surplus store, liquidators, fire sales, or auction; provided, however, a first class auction house such as but not limited to a Skinner’s shall not be prohibited;

(xix)	any check cashing or “payday” loan operation; provided, however, that the same shall not be deemed a prohibition on national, regional or local banks or credit unions;

(xx)	any medical clinic, or medical or dental office;

Exhibit J

FINAL

(xxi)
supermarket, except the operation of a high quality urban or boutique grocer such as, for example, a Trader Joe’s, Whole Foods Market, or an operation of similar quality to a Trader Joe’s or Whole Foods Market (as they now exist) shall not be prohibited;

(xxii)	pharmacy other than a CVS;

(xxiii)	large national chain convenience store such as 7-Eleven, Cumberland Farms, or Wawa;

(xxiv)	single family, multi-family, hotel, motel and all other residential uses; or

(xxv)
Any use that is not consistent with the operation of a high quality mixed use development consisting of first-class office, retail, first-class professional office, first-class residential (which shall be prohibited in the Retail Space) and first-class hotel (which shall be prohibited in the Retail Space) as may be found at similar high quality mixed use developments in New York City, Los Angeles, Chicago or Boston.

Notwithstanding anything herein or in the Lease to the contrary, Tenant acknowledges and agrees that co-working is an acceptable active ground floor use of the Building.

Exhibit J

FINAL

EXHIBIT J-1

NAMED COMPANIES

1.	Verizon

2.	Amazon

3.	Google

4.	Alphabet

5.	Comcast

6.	Microsoft

7.	AT&T

8.	Apple

9.	Facebook

Exhibit J-1

FINAL

EXHIBIT K

FORM OF CERTIFICATE OF INSURANCE

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY						EACH OCCURRENCE	$
	COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE / OCCUR						MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$
	POLICY / PRO-JECT / LOC							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS / NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB / CLAIMS-MADE						AGGREGATE	$
	DED / RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y / N						WC STATU-TORY LIMITS / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICE/MEMBER EXCLUDED? (Mandatory in NH)	N / A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

Exhibit K

FINAL

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	S REPLACES PRIOR EVIDENCE DATED:

Enter text: The named insured(s) as it/they will appear on the policy declarations page.

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED ☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Exhibit K

FINAL

EXHIBIT L

RULES AND REGULATIONS

(Attached.)
Landlord will provide Tenant with reasonable advance notice of any amendment to the Rules and Regulations in accordance with Section 16.9 of the Lease.
[Note: the Rules and Regulations attached hereto reference the existing 11CC Building for illustrative purposes, and will be amended, as appropriate, in due course to refer to the New Building (as defined in Section 1.3), and to fit with the provisions of the Permits and Approvals, but such revised Rules and Regulations shall otherwise be substantially similar to the Rules and Regulations attached hereto.]
[Note: Rules and Regulations are also found at www.kendallcenter.com under Customer Handbook]

Exhibit L

FINAL

EXHIBIT M

APPROVED RETAIL SIGNAGE LOCATIONS

LEGEND

Retail Signage Area

South Elevation

West Elevation

Boston Properties
145 Broadway / Cambridge, MA

1

PICKARD CHILTON
Retail Signage | 09 September 2016

Exhibit M

FINAL

LEGEND

Retail Signage Area

North Elevation

East Elevation

Boston Properties
145 Broadway / Cambridge, MA
2
PICKARD CHILTON
Retail Signage | 09 September 2016

Exhibit M

FINAL

LEGEND

Retail Signage Area

2
4
5
6
7
8
9
10
13
FOC

Enlarged South Elevation

Enlarged West Elevation

Boston Properties
145 Broadway / Cambridge, MA
3
PICKARD CHILTON
Retail Signage | 09 September 2016

Exhibit M

FINAL

LEGEND

Retail Signage Area

10
9
8
7
6
5
4
2

Enlarged North Elevation

F
E
D
C
B.4
B.2
B
A

Enlarged East Elevation

Boston Properties
145 Broadway / Cambridge, MA

4

PICKARD CHILTON
Retail Signage | 09 September 2016

Exhibit M